UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
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Axos Financial, Inc.

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September 8, 2021
Dear Stockholders:
On behalf of the Board of Directors and management of Axos Financial, Inc. (the “Company”), you are cordially invited to attend the 2021 Annual Meeting of Stockholders of the Company (“Annual Meeting”). The Annual Meeting will be held on Thursday, October 21, 2021 at 2:00 PM, Pacific Time, at our corporate headquarters located at 9205 West Russell Road, Suite 400, Las Vegas, NV 89148.
Although we intend to hold our Annual Meeting in person, we are actively monitoring the coronavirus (COVID-19) situation and are sensitive to the public health and travel concerns our Stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible nor advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor our Company website at www.axosfinancial.com and our Annual Meeting website at www.envisionreports.com/AX for updated information. If you are planning to attend our meeting, please check either website one week prior to the meeting date.
The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe in detail the matters to be acted on at the meeting.
Your participation in Company activities is important and we encourage you to attend the meeting. Whether or not you plan to attend the meeting, please be sure to complete, sign, date and return the proxy card in the accompanying postage-paid reply envelope provided to you, so that your shares may be voted in accordance with your wishes. Returning the enclosed proxy will not prevent you from voting in person if you choose to attend the Annual Meeting.
On behalf of the Board of Directors and all of the employees of the Company, we thank you for your continued support.

Sincerely,

Gregory Garrabrants President and Chief Executive Officer

Axos Financial, Inc.
9205 West Russell Road, Suite 400
Las Vegas, Nevada 89148

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held October 21, 2021
NOTICE TO THE STOCKHOLDERS OF AXOS FINANCIAL, INC.
Notice is hereby given that the 2021 Annual Meeting of Stockholders of Axos Financial, Inc. will be held on Thursday, October 21, 2021 at 2:00 PM, Pacific Time, at our corporate headquarters located at 9205 West Russell Road, Suite 400, Las Vegas, NV 89148, for the following purposes:
Item 1.    To elect three Class II directors, each to hold office for a three-year term and until a successor is elected and qualified;
Item 2.    To approve the Amended and Restated 2014 Stock Incentive Plan;
Item 3.    To approve in a non-binding and advisory vote, the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement;
Item 4.    To ratify the selection of BDO USA, LLP as the Company’s independent public accounting firm for fiscal year 2022; and
Item 5.    To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
The Board of Directors has fixed the close of business on August 27, 2021, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.
We will mail a notice of internet availability of proxy materials – Notice of Annual Meeting of Stockholders – to certain stockholders on or about September 8, 2021.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS

The Notice of Internet Availability of Proxy Materials, Notice of Meeting,
Proxy Statement and Annual Report will be available free of charge at
www.envisionreports.com/AX.

By order of the Board of Directors,

September 8, 2021	Gregory Garrabrants
President and Chief Executive Officer

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU SHOULD COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD PROVIDED TO YOU. RETURNING THE PROXY CARD WILL ENSURE THAT YOUR VOTE WILL BE COUNTED AND IT WILL NOT PREVENT YOU FROM VOTING IN PERSON IF YOU CHOOSE TO ATTEND THE ANNUAL MEETING.

Axos Financial, Inc.
9205 West Russell Road, Suite 400
Las Vegas, Nevada 89148
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 2:00 PM Pacific Time, October 21, 2021
INTRODUCTION
This Proxy Statement is furnished to you in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of Axos Financial, Inc., a Delaware corporation (the “Company” or “Axos”), for use at the 2021 Annual Meeting of Stockholders, which will be held on Thursday, October 21, 2021, at 2:00 PM, Pacific Time, at our corporate headquarters at 9205 West Russell Road, Suite 400, Las Vegas, NV 89148, and at any adjournment or postponement thereof (the “Annual Meeting”). The Company will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy card and any additional material that may be furnished to stockholders. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about September 8, 2021.
YOUR VOTE IS IMPORTANT. PLEASE VOTE AS SOON AS POSSIBLE ONLINE, BY PHONE OR BY COMPLETING, SIGNING AND DATING THE PROXY CARD ENCLOSED WITH THIS PROXY STATEMENT AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
Some stockholders may have their shares registered in different names or hold shares in different capacities. For example, a stockholder may have some shares registered in his or her name, individually, and others in his or her capacity as a custodian for minor children or as a trustee of a trust. In that event, you will receive multiple copies of this Proxy Statement and multiple proxy cards. If you want all of your votes to be counted, please be sure to sign, date and return all of those proxy cards.
Who is entitled to vote?
If you were a holder of Axos Financial, Inc. common stock at the close of business on the record date of August 27, 2021 (the “record date”), either as a stockholder of record or as the beneficial owner of shares held in street name, you may direct a vote at the 2021 Annual Meeting. As of the record date, we had 59,355,332 shares of our common stock outstanding and entitled to be voted. Each share of common stock entitles its holder to one vote.
What does it mean to be a stockholder of record or beneficial holder and who can vote in person at the meeting?
Stockholder of Record: Shares Registered in Your Name. If on the record date, your shares were registered directly in your name with the Company’s transfer agent, Computershare, then you are a stockholder of record and you may vote in person at the Annual Meeting, or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by completing your proxy card, by telephone, or through the internet, to ensure your vote is counted.
Beneficial Holder: Owner of Shares Held in Street Name. If on the record date, your shares were held in an account at a broker, bank, or other financial institution (collectively referred herein as “broker”), then you are the beneficial holder of shares held in “street name” and these proxy materials are being forwarded to you by that broker. The broker holding your account, or more commonly, the nominee of the Depository Trust Company, a registered clearing agency with which most major broker-dealers and banks deposit their securities, is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial holder, you have the right to direct your broker on how to vote the shares in your account. As a beneficial holder, you are invited to attend the Annual Meeting. However, since you are not a stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker (known as a “legal proxy”) giving you the legal right to vote the shares at the Annual Meeting, as well as satisfy the Annual Meeting admission criteria set out in the notice of internet availability.
What is the effect of Broker non-votes?
Under the rules that govern brokers, your broker or other nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon at the Annual Meeting. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. As a result, we encourage you to communicate your voting decisions to your broker before the date of the Annual Meeting to ensure that your vote will be counted. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

What constitutes a quorum?
Our Bylaws require that a quorum – that is, the holders of a majority of all of the shares of our common stock entitled to vote at the Annual Meeting – be present, in person or by proxy, before any business may be transacted at the Annual Meeting (other than adjourning the Annual Meeting to a later date to allow time to obtain additional proxies to satisfy the quorum requirement).
How do I vote by proxy before the meeting?
Before the meeting, you may vote your shares in one of the following three ways if your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A.
•By Internet at www.envisionreports.com/AX;
•By telephone from the U.S.A., U.S. territories and Canada any time on a touch tone telephone call toll free 800-652-8683; or
•By mail by completing, signing, dating and returning the enclosed proxy card in the postage paid envelope provided.
Please refer to the proxy card for further instructions on voting via the Internet and by telephone.
Please follow the directions on your proxy card carefully. If your shares are held in a brokerage account in the name of a broker or other nominee (this is called “street name”), then you are the beneficial owner of the shares and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. You have the right to direct your broker on how to vote the shares in your account, and your ability to vote by telephone or via the Internet depends on the voting procedures used by your broker. You may receive a separate voting instruction form with this Proxy Statement, or you may need to contact your broker or other nominee to determine whether you will be able to vote electronically using the Internet or telephone.
May I vote my shares in person at the meeting?
If you are a stockholder of record, you may vote your shares at the meeting if you attend in person, even if you previously submitted a proxy card or voted by Internet or telephone. Please note that if you are a beneficial holder and you wish to vote at the meeting, you will not be permitted to do so unless you first obtain a legal proxy issued in your name from the broker-dealer or bank that holds your account.
How do I vote my shares held in the Company’s 401(k) Plan?
If you hold shares in an account under the Axos Financial, Inc. 401(k) Plan (the “Plan”), you will receive notification of the Company’s proxy materials availability, including the voting instruction card. You may direct the Plan trustee on how to vote your Plan shares by following the instructions included on the proxy card. Please note that, in order to permit the Plan trustee to tally and vote all the eligible Plan shares, your direction must be completed timely pursuant to the instructions in the proxy card. If you do not provide timely voting direction, the Plan trustee shall vote your Plan shares in the same proportion as the shares for which the Plan trustee received timely voting direction. The proportional voting policy is detailed under the terms of the Plan documents.
How can I revoke my proxy?
If you are a stockholder of record and have sent in your proxy, you may change your vote by revoking your proxy by means of any one of the following actions which, to be effective, must be taken before your proxy is voted at the Annual Meeting:
•Sending a written notice to revoke your proxy to Axos Financial, Inc., 9205 West Russell Road, Suite 400, Las Vegas, NV 89148, Attention: Corporate Secretary. To be effective, the Company must receive the notice of revocation before the Annual Meeting commences.
•Transmitting a proxy by mail at a later date than your prior proxy. To be effective, the Company must receive the later dated proxy before the Annual Meeting commences. If you fail to date or to sign that later proxy, however, it will not be treated as a revocation of an earlier dated proxy.
•Attending the Annual Meeting and voting in person or by proxy in a manner different than the instructions contained in your earlier proxy.
If you are a beneficial holder you may submit new voting instructions by contacting your broker. You may also change your vote or revoke your voting instructions in person at the Annual Meeting if you obtain a signed proxy from the broker giving you the right to vote the shares.

How many votes do I have?
Each share is entitled to one vote. In order to vote, you must either designate a proxy to vote on your behalf, or attend the Annual Meeting and vote your shares in person. The Board of Directors requests that you submit your proxy so that your shares will count toward a quorum and be voted at the Annual Meeting.
How will the Board vote my proxy?
A properly executed proxy received by us prior to the Annual Meeting, and not revoked, will be voted as directed by the stockholder on that proxy. If a stockholder provides no specific direction, the shares will be voted as follows:
•FOR the election of the directors nominated by the Board – Item 1;
•FOR the approval of the Amended and Restated 2014 Stock Incentive Plan – Item 2;
•FOR the approval, in a non-binding and advisory vote, of the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement – Item 3;
•FOR the ratification of the selection of BDO USA, LLP as the Company’s independent public accounting firm for fiscal year 2022 – Item 4.
With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.
What vote is required to approve each item?
Proxies marked as abstentions or withheld votes will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum is present. If a broker indicates on its proxy that it does not have discretionary voting authority to vote shares on one or more proposals at the Annual Meeting (a “broker non-vote”), such shares will still be counted in determining whether a quorum is present. Brokers or other nominees who hold shares in “street name” for the beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from the beneficial owner. However, brokers are not allowed to exercise their voting discretion with respect to the election of directors or other “non-routine” proposals without specific instructions from the beneficial owner. Of the matters on the agenda for the Annual Meeting, only the ratification of the selection of our auditors is considered to be a “routine” proposal for the purposes of brokers exercising their voting discretion.
Election of Directors. Assuming a quorum of the stockholders is present in person or by proxy at the Annual Meeting, a plurality of the votes cast is required for the election of directors. As a result, the three nominees who receive the highest number of votes cast will be elected as Class II directors. Abstentions and broker non-votes will have no effect on the results of the election of directors.
Approval of the Amended and Restated Axos Financial, Inc. 2014 Stock Incentive Plan. The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on this item will be required to approve the Amended and Restated Axos Financial, Inc. 2014 Stock Incentive Plan. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the results of this proposal.
Non-Binding and Advisory Vote on Compensation of Named Executive Officers. The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on this item will be required for the non-binding and advisory approval of the compensation of the Company’s Named Executive Officers. Abstentions will have the same effect as a vote against these proposals. Broker non-votes will have no effect on the results of this proposal.
Vote for the Ratification of Selection of Independent Public Accounting Firm. The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on this item will be required for the ratification of the selection of BDO USA, LLP. Abstentions will have the same effect as a vote against this proposal.
Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the meeting will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted. Because abstentions represent shares entitled to vote, the effect of an abstention will be the same as a vote against a proposal. Broker non-votes will have no effect on the results of such a proposal.
Can I exercise rights of appraisal or other dissenters’ rights?
No. Under Delaware law, holders of our voting stock are not entitled to demand appraisal of their shares or exercise similar rights of dissenters as a result of the approval of any of the proposals to be presented at the Annual Meeting.

ITEM 1. ELECTION OF DIRECTORS
Board Nominees – 2021
The Company’s Board is divided into three classes designated as Class I, Class II and Class III (see Corporate Governance, Board of Directors Composition and Independence). There are currently three Class II directors whose terms expire at the 2021 Annual Meeting. The members of the Board of Directors of the Company also are the members of the Board of Directors of Axos Bank (the "Bank"), a consolidated subsidiary of the Company. The Board of Directors, upon recommendation of the Nominating/Corporate Governance Committee, has nominated the three Class II directors named below for election to the Board to hold office for a three-year term expiring at the 2024 Annual Meeting or until a successor is elected and qualified. Unless otherwise instructed, the proxy holders named in the enclosed proxy intend to vote the proxies received by them for the election of these nominees. If, prior to the Annual Meeting, any nominee of the Board of Directors becomes unable to serve as a director, the proxy holders will vote the proxies received by them for the election of a substitute nominee selected by the Board of Directors as permitted by the rules of the Securities and Exchange Commission.
Vote Required and Recommendation of the Board of Directors
If a quorum is present and voting, the three Class II nominees receiving the highest number of votes will be elected to the Board.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE THREE CLASS II NOMINEES NAMED BELOW.
Class II Directors Nominees with Terms Ending at the 2024 Annual Meeting of Stockholders
Gregory Garrabrants. Mr. Garrabrants, age 49, has served as President and Chief Executive Officer since October 2007 and as member of the Board of Directors of the Company and the Bank since March 2008.
Mr. Garrabrants brings to the Board more than 24 years of experience in financial services, including service as our Chief Executive Officer since 2007. Mr. Garrabrants also possesses particular strengths with respect to leadership and management skills. Prior to joining Axos Bank, Mr. Garrabrants was a senior vice president and the head of corporate business development at the nation’s seventh largest thrift focusing on entry into new business segments, mergers and acquisitions, joint ventures and strategic alliances. Before his senior executive roles at banking institutions, Mr. Garrabrants served the financial services industry as an investment banker, management consultant and attorney for over 15 years. He was an investment banker at Goldman Sachs specializing in advising management and directors on issues such as strategic planning, capital and liquidity management, balance sheet management, asset/liability management, and enhancement of stockholder value. Prior to Goldman Sachs, Mr. Garrabrants served as a management consultant at McKinsey & Company. At McKinsey, Mr. Garrabrants led teams that worked with senior management of money center banks, non-bank financial services companies, insurance companies and asset managers on strategy development, sales force effectiveness, risk management, organizational design and corporate restructuring. Prior to McKinsey, Mr. Garrabrants worked as a summer associate at Skadden, Arps, Slate, Meagher & Flom, Munger, Tolles & Olson, and Morrison & Foerster focusing on corporate and securities law and clerked for the Honorable Steven V. Wilson of the United States District Court for the Central District of California. Prior to graduate school, he began his career at Deloitte Consulting in the financial advisory services and litigation support practices. Mr. Garrabrants earned his Juris Doctorate, magna cum laude, from the Northwestern University School of Law and his Master of Business Administration ("MBA"), with the highest distinctions, from the Kellogg Graduate School of Management at Northwestern University. He has a Bachelor of Science degree in Industrial and Systems Engineering and a minor in Economics from the University of Southern California where he graduated with high honors. He is a Chartered Financial Analyst and member of the California Bar.
The Company believes Mr. Garrabrants’ qualifications to serve on the Board, in addition to those discussed above, include his extensive experience in banking, investment banking, strategic planning and team leadership. The Company believes that his 14 years of service to the Company reflect his skills to attract high quality new customers, build new banking products and services and to develop management teams responsive to current and future business changes.
Paul J. Grinberg. Mr. Grinberg, age 60, has served as member of the Board of Directors since April 2004 and as Chairman of the Board of Directors of the Company and the Bank since February 2017. Mr. Grinberg serves as Chair of the Audit Committee of the Board of Directors of the Company and the Bank, as Chair of the Nominating/Corporate Governance Committee of the Board of the Directors of the Company, and as member of the Compensation Committee of the Board of Directors of the Company.
Mr. Grinberg brings to the Board extensive executive management, operational, M&A, accounting and financial reporting expertise. Mr. Grinberg currently serves as the President of PG Mountain Capital, a company which provides consulting and advisory services to private equity and venture capital firms and their related businesses. Mr. Grinberg also serves as Chairman of Social Leverage Acquisition Corp I (NYSE: SLAC), a special purpose acquisition company formed to effect a business combination with one or more businesses. Mr. Grinberg previously served as an executive with Encore Capital

Group (Nasdaq: ECPG), an international specialty finance company with operations in fifteen countries, from September 2004 thru December 2018. His most recent position was President, International, overseeing Encore’s International operations. Before that, he served as Group Executive, International and Corporate Development and Executive Vice President and Chief Financial Officer. Prior to joining Encore, Mr. Grinberg served as President of Brio Consulting Group, a company he founded that provided financial strategy and consulting services to private equity and venture-backed companies. Before that, Mr. Grinberg served as Chief Financial Officer of Stellcom, Inc., a systems integration firm focused on providing mobile and wireless engineering solutions to Fortune 1000 companies, and as Executive Vice President and Chief Financial Officer of TeleSpectrum Worldwide, Inc., a publicly traded company that provided outsourced call center solutions to Fortune 500 companies. Mr. Grinberg began his career at Deloitte & Touche LLP, ultimately becoming a partner in the firm’s Merger and Acquisition Services Group. Mr. Grinberg earned a MBA (graduating Beta Gamma Sigma) from Columbia University and a bachelor’s degree in accounting (graduating magna cum laude) from Yeshiva University.
The Company believes Mr. Grinberg’s qualifications to serve on the Board, in addition to those discussed above, include his 17 years of experience in banking as a Director of the Company, his nearly 23 years of experience as a public company executive and CFO in the financial services industry, his public accounting experience including public and private company auditing, M&A advisory and his experience analyzing financial strategies for growing businesses.
Uzair Dada. Mr. Dada, age 53, has served as a member of the Board of Directors since January 2015 and serves as Chair of the Technology Committee of the Board of Directors of the Bank and as member of the Credit Committee of the Board of Directors of the Bank.
Mr. Dada has a strong business and financial background focused on technology and marketing. He is the Founder and CEO (since 2001) of Iron Horse (IH), an award-winning growth marketing technology and services company serving an array of Fortune 500 and high tech companies. Under Mr. Dada's leadership, IH has introduced a suite of proprietary demand generation solutions and technologies that are widely recognized for their innovation. Mr. Dada led the IH team to develop atEvent - a first-of-its-kind mobile event lead management solution with full integration to most widely used marketing automation and CRM platforms. Mr. Dada is a graduate of UC Berkeley and the Kellogg School of Business at Northwestern University.
The Company believes Mr. Dada’s qualifications to serve on the Board, in addition to those discussed above, include his valuable online marketing technology and systems integration experience, his IT compliance and auditing experience and his strong business and financial background.
Continuing Class I Director for Terms Ending at the 2023 Annual Meeting of Stockholders
J. Brandon Black. Mr. Black, age 53, has served as member of the Board of Directors since October 2017 and serves as the Chair of the Compliance and Independent Credit Review Committee of the Board of Directors of the Bank, as member of the Asset/Liability Committee of the Board of Directors of the Bank, and as member of the Compensation Committee of the Board of Directors of the Company.
Mr. Black is currently the CEO of ARS National, a private company that provides outsourced call center solutions for financial institutions. In 2013, Mr. Black retired as the Chief Executive Officer and Director of Encore Capital Group, Inc. (NASDAQ: ECPG), one of the largest global companies in the credit management services industry. During his nine years as CEO, Mr. Black was instrumental growing the business, expanding into new asset classes and geographies and making acquisitions that established Encore as the industry’s leading debt management and recovery solutions provider. Prior to Encore, Mr. Black worked for First Data Resources and Capital One Financial Corporation, where he led various operating units including credit, customer service, fraud and collections. Mr. Black earned a MBA from the University of Richmond and a bachelor’s of business administration degree from The College of William and Mary. Most recently, he co-authored and published a book titled, “Ego Free Leadership: Ending the Unconscious Habits that Hijack Your Business.”
The Company believes Mr. Black’s qualifications to serve on the Board, in addition to those discussed above, include his experience managing credit risk, fraud and collections for large financial institutions as well as his public company CEO leadership.
Tamara N. Bohlig. Ms. Bohlig, age 52, has served as member of the Board of Directors since August 2019 and serves as member of the Technology Committee of the Board of Directors of the Bank, as member of the Compliance and Independent Credit Review Committee of the Board of Directors of the Bank, and as member of the Nominating/Corporate Governance Committee of the Board of Directors of the Company.
Ms. Bohlig brings to her role as an Axos Financial board director more than twenty-five years of experience, including marketing 250+ investment products and 100+ platform services, as well as developing, launching, and managing 30 enterprise and consumer products and services. Collectively, her banking, finance, and technology leadership has helped drive billions in aggregate revenue and more than $75 billion in AUM. Most recently, she served as Chief Marketing Officer of AssetMark, an NYSE-traded $56B+ turnkey asset management platform serving 7,000+ financial advisors nationwide. Previously, Ms. Bohlig served as vice president across business development, client experience, and product management and marketing for Charles Schwab & Co., Inc.’s investor retail and investment management divisions. Leadership included designing a social selling program, optimizing client experience, overseeing product management and launch of a new line of ETFs, and positioning a proprietary product suite. Prior to Schwab, Ms. Bohlig held vice president positions across statement and partnership marketing for JPMorgan Chase, N.A. (formerly WaMu and Providian), with highlights including a multimillion-dollar lead partnership with PayPal and a dual issuer relationship with MBNA and eBay. Her early career includes product marketing and management engagements at Logictier, Inc., and Hewlett-Packard, as well as sales and marketing roles for P&G and General Mills. Ms. Bohlig is particularly passionate about shaping and inspiring teams around a realistic vision and strategy, clear leadership, and a shared commitment to practiced excellence. She holds two degrees from Northwestern University, including an MBA from The Kellogg School of Management, and a bachelor of arts in sociology. She also holds Series 7 and 24 licenses.
The Company believes Ms. Bohlig’s qualifications to serve on the Board, in addition to those discussed above, include her directly relevant experience in the asset management and brokerage industries, specifically as it relates to business development, client experience, product management and marketing.
Nicholas A. Mosich. Mr. Mosich, age 66, has served as member of the Board of Directors since May 2009 and as Vice Chairman of the Board of Directors since October 2010. Mr. Mosich serves as Chair of the Asset/Liability Committee of the Board of Directors of the Bank, as member of the Credit Committee of the Board of Directors of the Bank, and as member of the Audit Committee of the Board of Directors of the Company and the Bank.
Mr. Mosich has extensive knowledge of the real estate development and investment banking industries acquired through his career as a Managing Member of Ion Capital Partners, LLC/ Arroyo Vista Partners, LLC, both discretionary investment funds that acquire land for residential development projects in California. Mr. Mosich serves as General Partner of Southwest Aviation Complex, LP, a FBO operation at Van Nuys Airport. Mr. Mosich also brings 27 years of capital markets and business management experience, most recently as an Executive Vice President and Board Member of The Seidler Companies Incorporated, a NYSE member firm (“Seidler”). While at Seidler, Mr. Mosich was responsible for overseeing its Private Client Service operations and Investment Banking Operations. He was a Managing Director of Seidler’s Community Bank Group, active in mergers and acquisitions, raising public and private capital for emerging growth banks including an active role as a co-manager of the Axos initial public offering. In January of 2001, he merged his predecessor firm, Hagerty Stewart & Associates, Inc., into Seidler. Previously, Mr. Mosich was a partner at McGoodwin James & Company, a venture capital firm headquartered in Costa Mesa. At McGoodwin, he was active in funding later stage venture companies and making private investments in public companies. Mr. Mosich completed his undergraduate degree (cum laude) at the University of Michigan and received a MBA from Stanford University.
The Company believes Mr. Mosich’s qualifications to serve on the Board, in addition to those discussed above, include his experience developing residential real estate in California and providing capital market services to small banks and other businesses.
Continuing Class III Directors with Terms Ending at the 2022 Annual Meeting of Stockholders
James S. Argalas. Mr. Argalas age 50, has served as member of the Board of Directors since August 2011 and serves as member of the Audit Committee of the Board of Directors of the Company and the Bank and as member of the Asset/Liability Committee of the Board of Directors of the Bank.
Mr. Argalas brings to the Board extensive experience in the financial and investment sectors. In 2006, he founded Presidio Union, LLC, a company that specializes in providing financial analysis and corporate advisory services to early stage growth companies and their investors, taking an active role in developing ventures that have the potential to create significant stockholder value. Prior to founding Presidio Union, Mr. Argalas was a Principal at Watershed Asset Management and NM Rothschild, where he was responsible for investments in distressed credit, liquidations, real estate, special situations, and debt and equity investments in Asia-Pacific. Prior to joining Watershed, Mr. Argalas was an Associate Principal with McKinsey & Company and an Associate at Goldman Sachs. Mr. Argalas has a MBA from Kellogg Graduate School of Management (Northwestern University) with majors in Finance, Entrepreneurship and International Business; in addition, Mr. Argalas holds a Bachelor of Science degree in Engineering from the University of Michigan, and a Bachelor of Science degree in Foreign Service from Georgetown University.
The Company believes Mr. Argalas’ qualifications to serve on the Board, in addition to those discussed above, include his experience investing in complex debt securities, real estate and other special investment situations including investments in early stage financial technology ventures.
Stefani D. Carter. Ms. Carter, age 43, joined the Board of Directors of each of the Company and the Bank as a Class III director effective as of August 31, 2021. Ms. Carter has not yet been appointed to serve on any Board committees as the Board of Directors expects to make such an appointment as part of their regular committee assessment and appointment process.

Ms. Carter has been a practicing attorney since 2005, specializing in civil litigation and legal compliance, including as a commercial litigation and regulatory shareholder at Ferguson Braswell Fraser Kubasta PC (“FBFK”) since 2020. Prior to FBFK, she held a diverse range of legal and professional positions, including working for a large firm, Vinson & Elkins, litigation boutiques, and her own firm, Stefani Carter & Associates, LLC. She also served as an assistant district attorney and as a two-term member of the Texas House of Representatives. Ms. Carter currently serves as the Chairman of the Board of Directors, as a Member of the Nominating and Corporate Governance (“NCG”) Committee, and as a Member of the Executive Committee of Wheeler Real Estate Investment Trust, Inc. (NASDAQ: WHLR), a retail real estate investment trust (“REIT”). She also serves as the Lead Director of the Board of Directors, as Chairperson of the NCG Committee, and as a Member of the Related Party Transactions Committee of Braemar Hotels & Resorts, Inc. (NYSE: BHR), a luxury lodging REIT. Ms. Carter is a graduate of Harvard Law School and the John F. Kennedy School of Government at Harvard University.
The Company believes that Ms. Carter's qualifications include her extensive experience in advising and counseling clients in civil litigation and contractual disputes, her many experiences as an elected official, and her experience serving on other public company boards.
James J. Court. Mr. Court, age 59, has served as member of the Board of Directors since April 2011 and serves as Chairman of the Compensation Committee of the Board of Directors of the Company and as member of the Technology Committee and the Compliance and Independent Credit Review Committee of the Board of Directors of the Bank.
Mr. Court currently is Chief Executive Officer of Navogen, LLC (“Navogen”), a business and technology consulting firm. Mr. Court started Navogen in December of 2018. Previously, Mr. Court served as Chairman and President of First American’s Property & Casualty Insurance Group (‘‘First American’’). Mr. Court joined First American in 1999 and has previously served in senior management roles including Chief Operating Officer and Chief Information Officer; his responsibilities at First American include overseeing all three Property & Casualty operating units. Prior to joining First American, Mr. Court held information technology and operations positions at MGE UPS Systems and Printronix, Inc. Further, Mr. Court has led successful business and technology transformations in both the financial services and manufacturing sectors. Mr. Court holds a MBA from the Graziadio School of Business and Management at Pepperdine University, a Bachelor of Science degree in Information Systems from the University of Redlands, and an Associate degree in Electronic Engineering Technology.
The Company believes Mr. Court’s qualifications to serve on the Board, in addition to those discussed above, include his experience as CEO, COO and CIO for information technology firms as well his insurance industry knowledge, particularly real estate title insurance and property and casualty insurance.
Edward J. Ratinoff. Mr. Ratinoff, age 56, has served as a member of the Board of Directors since April 2010 and serves as Chairman of the Credit Committee of the Board of Directors of the Bank and as a member of the Nominating/Corporate Governance Committee of the Board of Directors of the Company.
Mr. Ratinoff currently holds the position of Founder and Managing Principal of James Investment Partners, a privately-held real estate investment platform based in Los Angeles. Mr. Ratinoff previously served as Managing Director and Head of Acquisitions for Phoenix Realty Group, an institutional real estate investment firm focused on opportunistic multifamily investments. Mr. Ratinoff also held the position of Managing Director and west coast head for the J.E. Robert Companies. In this role, Mr. Ratinoff was responsible for all equity and debt transactions throughout the western US for the real estate investment funds sponsored by the firm and was a member of the investment committees for both JER Partners and JER Investors Trust (NYSE: JRT). Mr. Ratinoff has also served as Principal with FowlerFlanagan Partners and held senior positions focusing on real estate investment banking with McDonald Investments, Chase Securities and BT Alex Brown, executing public and private capital markets transactions for west coast-based real estate companies. Mr. Ratinoff received a Bachelor of Arts in Architecture and City Planning from the University of California, Berkeley, and a MBA from the J.L. Kellogg Graduate School of Management at Northwestern University.
The Company believes Mr. Ratinoff’s qualifications to serve on the Board, in addition to those discussed above, include his experience investing and managing multifamily real estate projects and providing capital markets financing for real estate assets.

EXECUTIVE OFFICERS
The following information is furnished with respect to certain of our executive officers. Unless otherwise noted, the positions listed are those the officers hold with the Bank as of the date of this Proxy Statement.

Officer Name[2]	Principal Occupation[2]
Gregory Garrabrants[1] Age - 49	President and Chief Executive Officer since October 2007 Mr. Garrabrants’ background and experience prior to joining the Company are discussed under Item 1. Election of Directors.
Eshel Bar-Adon[1] Age - 66
Executive Vice President, Specialty Finance and Chief Legal Officer since January 2011

Mr. Bar-Adon's experience includes serving as Executive Vice President and Chief Legal Officer of a leading specialty finance firm, Seneca One Finance, Inc. During his tenure, he served as Acting President and was a member of the company’s Executive Committee.

Thomas Constantine Age - 59
Executive Vice President, Chief Credit Officer since August 2010

Mr. Constantine's experience includes serving as a senior examiner with the former Office of Thrift Supervision (OTS) and more than 35 years of experience in the banking and financial services industries previously working in various roles, including as a portfolio manager, commercial real estate loan officer, chief lending officer, and chief credit officer before joining the Company.

Raymond Matsumoto Age - 66
Executive Vice President, Chief Operating Officer since October 2017

Mr. Matsumoto was Executive Vice President and Chief Administrative Officer at CIT Group. He has also held executive positions at OneWest Bank and Indymac Bank. Mr. Matsumoto started his career having spent 18 years as a Senior Manager Certified Public Accountant with KPMG, and as the Chief Financial and Operations Officer for a consumer food products company.

Andrew J. Micheletti[1] Age - 64
Executive Vice President, Chief Financial Officer since April 2001

Mr. Micheletti's experience include serving as Vice President – Finance for TeleSpectrum Worldwide Inc., an international provider of outsourced telephone and Internet services and a Managing Director, Chief Financial Officer of LPL Financial, an independent contractor securities broker-dealer.

David Park Age - 38
Executive Vice President, Commercial Banking and Treasury Management since July 2018

Prior to joining the Company, Mr. Park was Executive Vice President and Head of Commercial Banking at Banc of California. From 2006 to 2016, Mr. Park held various roles during his 10 years at City National Bank, including Senior Vice President and Head of Business Banking and SBA Lending.

Brian Swanson Age - 41
Executive Vice President, Head of Consumer Bank (formerly EVP, Residential Lending) since June 2013

Prior to joining the Bank in February 2010, Mr. Swanson was a Vice President with Bank of America, piloting its dedicated purchase Call Center in Orange County, California. Mr. Swanson began his career as a Retail Loan Officer with e-Loan.

John Tolla[1] Age - 44
Executive Vice President, Chief Governance, Risk and Compliance Officer since June 2016, Senior Vice President Chief Governance Risk and Compliance Officer from June 2015 to June 2016, and Senior Vice President Audit and Compliance from December 2013 to June 2015.

Prior to joining the Company in 2013, Mr. Tolla held leadership roles at BearingPoint and Booz Allen where his primary focus was on regulatory compliance, strategy, process improvement, and risk management with special attention to clients operating in heavily regulated industries.

Derrick K. Walsh[1] Age - 39
Senior Vice President, Chief Accounting Officer since February 2015

Before joining the Company, Mr. Walsh led the SEC & Regulatory Reporting department at LPL Financial (“LPL”) from 2011 to 2013 where he gained his Series 7, 27 and 66 licenses and was responsible for SEC and regulatory reporting as well as various aspects of management reporting and investor relations. Mr. Walsh began his career in public accounting auditing financial institutions, where he earned his CPA license.

Jeff Sime[3] Age - 60
President of Axos Clearing LLC since January 2019

Mr. Sime previously served as President and Chief Operating Officer of Cor Clearing LLC prior to its acquisition by the Company. From 2007 to 2010, Mr. Sime provided consulting services to brokerage and technology firms in the brokerage space.

1 The officer holds the same position with the Company and the Bank or may hold the position with another subsidiary or affiliate as herein stated.
2 Officers are appointed for indefinite terms of office and may be removed or replaced by the Board or by the President/Chief Executive Officer.
3 Became an officer of the Company with the January 2019 acquisition of Axos Clearing LLC.
There are no family relationships among any of our directors and the officers.

CORPORATE GOVERNANCE
The Role of the Board of Directors
The Board and senior management have adopted governance practices which emphasize stockholder value in accordance with highest standards of integrity. For example, eight of our nine directors (89%) meet the standards for independence set forth in NYSE listing requirement, well above the requirement that a majority of the board of directors must be comprised of independent directors. The members of the Board of Directors of the Company also are the members of the Board of Directors of the Bank, which accounts for substantially all of the Company’s consolidated operating results. The members of the Board of Directors keep informed about our business through discussions with senior management and other officers and managers of the Company, the Bank, and its securities business subsidiaries, by reviewing analyses and reports submitted to them by management and outside consultants, and by participating in Board and Board committee meetings.
Board of Directors Composition and Independence
The Board of Directors of the Company is authorized to have up to nine members and nine members are currently serving. In accordance with the terms of our Amended Certificate of Incorporation and Bylaws, our Board of Directors is divided into three classes, Class I, Class II and Class III, with each class serving staggered three-year terms. The members of the classes are as follows:
•The Class I directors are Mr. Black, Ms. Bohlig, and Mr. Mosich and their terms will expire at the 2023 Annual Meeting of Stockholders;
•The Class II directors are Mr. Garrabrants, Mr. Grinberg, and Mr. Dada and their terms will expire at the 2021 Annual Meeting of Stockholders unless reelected for additional terms that will expire at the 2024 Annual Meeting of Stockholders; and
•The Class III directors are Mr. Argalas, Ms. Carter, Mr. Court and Mr. Ratinoff and their terms will expire at the 2022 Annual Meeting of Stockholders.
The authorized number of directors may be changed by resolution of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one third of the directors. This classification of our Board of Directors may have the effect of delaying or preventing changes in our control or management. Our directors will hold office until their successors have been elected and qualified or until their earlier death, resignation, disqualification or removal for cause by the affirmative vote of the holders of at least 75% of our outstanding stock entitled to vote on election of directors.
The Board has determined that nine members of the Board meet the definition of “independent director” as the term is defined by applicable NYSE rules. Mr. Garrabrants is not an independent director because he is our President and Chief Executive Officer. In reaching these conclusions, the Board considered all relevant facts and circumstances with respect to any direct or indirect relationships between the Company and each of the non-management directors. The Board determined that any relationships that now exist, or that have existed in the past, between the Company and any of the non-management directors have no material effect on their independence.
All of the members of the Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee of the Board of Directors of the Company are independent directors.
Board of Directors Leadership Structure
Currently, Mr. Garrabrants serves as the President and Chief Executive Officer of the Company, while Mr. Grinberg, who is an independent director, serves as the Chairman of the Board of Directors. The Board of Directors believes that this leadership structure best serves the Company at this time because it allows Mr. Garrabrants to focus on the Company’s operations and strategy, while Mr. Grinberg, among his other Board of Directors and committee responsibilities, can provide independent leadership for the Board of Directors, set the agenda for meetings, and enable other directors to raise issues and concerns for consideration by the Board of Directors without immediately involving the President and Chief Executive Officer or other management.

The Board of Directors Role in Risk Oversight
The Board of Directors, together with the Audit Committee, the Compensation Committee, and the Nominating/Corporate Governance Committee of the Board of Directors of the Company as well as four risk committees that include, the Credit, the Compliance and Independent Credit Review, the Technology and the Asset/Liability committees of the Board of Directors of the Bank, coordinate with each other to provide enterprise-wide oversight of our management and risk management efforts. These committees report regularly to the Board of Directors on risk-related matters and provide the Board of Directors with insight about our management of strategic, credit, interest rate, financial reporting, technology, liquidity, compliance, operational, reputational risks, cybersecurity, and data privacy. In addition, at meetings of the Board of Directors and its committees, directors receive regular updates and reports from management regarding risk management practices, including credit quality, financial reporting, internal controls, compliance, legal matters, asset liability and liquidity management, among others. Furthermore, current risk management issues are discussed regularly with the Board of Directors and its committees.
Our Board of Directors is actively involved in oversight and review of the Company’s risk management efforts either directly or through its standing committees. The Company’s management is responsible for assessing and managing risk and communicating risks to the Board. The Enterprise Risk Management (“ERM”) program, led by certain officers of the Company, including Mr. Garrabrants, our President and Chief Executive Officer, with oversight from the Board, identifies and evaluates key business risks within the financial, operational, regulatory and strategic arenas to develop risk monitoring processes and response strategies to transfer, avoid, reduce or accept individual risks as appropriate. The ERM program assists management in determining appropriate risk tolerance levels which balance risk mitigation with opportunities to create stockholder value. ERM program leaders make regular reports to the Board regarding the ERM program’s risk identification, management and mitigation strategy recommendations.
While general oversight responsibility of risks and our ERM program is with the Board of Directors, its standing committees support the Board of Directors by regularly addressing various risks in each committee respective areas of oversight. Specifically, the Audit Committee primarily oversees those risks that may directly or indirectly impact our financial statements, including the areas of financial reporting, internal controls and compliance with public reporting requirements, while the Compensation Committee assists the Board of Directors in fulfilling its risk management oversight responsibilities associated with risks arising from director and executive officer compensation policies and practices. Each standing committee provides reports to the Board of Directors at regular meetings concerning the activities of the committee and of the actions taken by the committee since the last Board of Directors regular meeting.
Corporate Governance Principles
Our Board of Directors is committed to having sound corporate governance principles to assist in fulfilling the Board’s oversight responsibilities. These principles are essential to maintaining the Company’s integrity in the marketplace. Our Board of Directors has adopted Corporate Governance Guidelines that include a number of the practices and policies under which our Board operates, together with concepts suggested by various authorities in corporate governance and the requirements under the NYSE’s listed company rules and applicable regulations of the Securities and Exchange Commission. Some of the principal subjects covered by our governance guidelines include:
•Director Qualifications, which addresses a Board candidate’s independence, experience, knowledge, skills, expertise, integrity, ability to make independent analytical inquiries; his or her understanding of our business and the business environment in which we operate; and the candidate’s ability and willingness to devote adequate time and effort to Board responsibilities, taking into account his or her employment and other board commitments.
•Responsibilities of Directors, including acting in the best interests of all stockholders; maintaining independence; developing and maintaining a sound understanding of our business and the industry in which we operate; preparing for and attending Board and Board committee meetings; providing active, objective and constructive participation at those meetings; and attending regularly scheduled executive sessions of the Board, without management.
•Director Access to Management and, as necessary and appropriate, Independent Advisors, including encouraging presentations to the Board from the officers responsible for functional areas of our business.
Board of Directors Meetings and Attendance
Our Board members are encouraged to prepare for and attend all Board of Directors and stockholder meetings and the meetings of the Board committees of which they are members. During the 2021 fiscal year, the Board of Directors of the Company held a total of fourteen (14) meetings. During the 2021 fiscal year, all of our directors attended at least 75 percent of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees on which he or she served (in each case during the period he or she served). In addition to the meetings of the Board of Directors of the Company, the board of directors of the Bank met a total of twelve (12) times. The Company encourages our directors, but does not require them, to attend our Annual Meeting of Stockholders.

Code of Conduct
We have adopted a Code of Business Conduct and Ethics that applies to all directors, officers, and employees of the Company and its subsidiaries, and a Code of Ethics for our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions (collectively, the “Codes”). These Codes are critical to achieving our shared vision of an enterprise committed to business excellence and superior individual performance in a character driven meritocracy. Our Code of Business Conducts and Ethics can be found at the Governance section of our website at www.axosfinancial.com. A copy of the Code of Ethics may also be obtained via written request sent to Axos Financial, Inc., 9205 West Russell Road, Suite 400, Las Vegas, NV 89148, Attention: Corporate Secretary. We intend to comply with any legally required disclosures of any amendments to the Codes and any waivers of the requirements of the Codes that may be granted to our Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer by disclosing such information on our website.
Other Governance Matters
You can access the Company’s Board committee charters, and other corporate governance materials, news releases and SEC filings, by visiting the Governance section of the Company’s website at www.axosfinancial.com.
Stockholders and other interested persons who wish to communicate with the Board of Directors, a specific director, the non-management members of the Board as a group, or any committee of the Board may send a letter to the Corporate Secretary at Axos Financial, Inc., 9205 West Russell Road, Suite 400, Las Vegas, NV 89148. The Corporate Secretary may review the communications to ensure receipt by the appropriate director. Communications that are commercial solicitations, customer complaints, incoherent or offensive will be excluded.
Hedging Policy
Our Insider Trading Policy includes provisions that prohibit Company personnel, including employees, officers and directors, from engaging in speculative securities transactions without prior written consent of the Chief Financial Officer, including, purchasing the Company’s securities on margin; short sales; buying or selling puts or calls; engaging in derivative transactions relating to the Company’s securities; and pledging Company securities.
COMMITTEES OF THE BOARD OF DIRECTORS
The Board of Directors of the Company has three standing committees: Audit, Compensation and Nominating/Corporate Governance Committee. The members of the Audit Committee of the Board of Directors of the Company also serve as members of the Audit Committee of the Board of Directors of the Bank and together are referred to herein as the “Audit Committee.” A description of the general functions, composition and number of meetings held by each Committee during 2021 fiscal year is set forth below.
Audit Committee. The current members of the Audit Committee are Paul J. Grinberg, Chairman; James S. Argalas, and Nicholas A. Mosich. All of the members of the Audit Committee are independent directors within the meaning of the NYSE listed company rules and meet the enhanced independence requirements for audit committee members contained in Rule 10A-3 under the Securities Exchange Act of 1934, as amended. Our Board of Directors has determined that Mr. Grinberg and Mr. Mosich meet the definitions of “audit committee financial expert” adopted by the SEC and included in NYSE’s rules for listed companies. The Audit Committee has a written charter that specifies its responsibilities, which include oversight of the financial reporting process and system of internal accounting controls of the Company, and appointment and oversight of the independent public accountants engaged to audit the Company’s financial statements. Our Board of Directors, upon the recommendation of the Audit Committee, approved that charter. A copy of our Audit Committee Charter, which complies with applicable NYSE rules, is accessible at the Governance section of our website at www.axosfinancial.com. During fiscal year 2021, the Audit Committee of the Board of Directors of the Company held eleven (11) meetings and the Audit Committee of the Board of Directors of the Bank held five (5) meetings. The Audit Committee also meets with our outside auditors and members of management, separately.
Compensation Committee. The Compensation Committee is comprised of the following directors, all of whom are independent (as defined in the applicable NYSE listed company rules): James J. Court, Chairman, Paul J. Grinberg and J. Brandon Black. The Compensation Committee assists the Board in discharging its responsibilities relating to compensation of the Company’s directors and executive officers. The Compensation Committee reviews and approves the salaries and establishes incentive compensation and other benefit plans and recommends compensation of our non-employee directors. Our Board of Directors has approved a charter setting forth the role and responsibilities of the Compensation Committee. A copy of that charter, which complies with applicable NYSE rules, is accessible at the Governance section of our website at www.axosfinancial.com. The Compensation Committee held four (4) meetings during fiscal year 2021.

Nominating/Corporate Governance Committee. The members of the Nominating/Corporate Governance Committee during fiscal year 2021 were Paul J. Grinberg, Chairman, Edward J. Ratinoff and Tamara N. Bohlig. The Nominating/Corporate Governance Committee assists the Board in selecting nominees for election to the Board, in assessing the performance of the Board and in monitoring the composition of the Board. Each member of the Nominating/Corporate Governance Committee meets the “independent director” requirements within the meaning of the NYSE listed company rules. The Board has adopted a charter setting forth the responsibilities of the Nominating/Corporate Governance Committee. A copy of that charter, which complies with applicable NYSE rules, is accessible at the Governance section of our website at www.axosfinancial.com. During fiscal year 2021, the Nominating/Corporate Governance Committee of the Board of Directors of the Company held four (4) meetings.
The Director Nominating Process. In identifying new Board candidates, the Nominating/Corporate Governance Committee seeks recommendations from existing board members and executive officers. The Nominating/Corporate Governance Committee also has the authority to engage an executive search firm and other advisors, as it deems appropriate, to assist it identifying qualified candidates for the Board.
In determining whether to nominate each of the director nominees, the Committee considers the following:
•Relevant Industry Experience, including banking, financial services, technology services, real estate, insurance and trust services. The Committee considers his or her understanding of our business and the business environment in which we operate; and the candidate’s ability and willingness to devote adequate time and effort to Board responsibilities, taking into account his or her employment and other board commitments.
•Public Company Experience, including experience serving on other public company boards, investor relations, familiarity with regulations.
•Expertise in Technology, including backgrounds in information systems, financial systems, IT controls and software integrations.
•Financial Acumen, including ability to make independent analytical inquiries about financial matters related to our business and the business environment in which we operate.
•Leadership Experience, including experience as a CEO, CFO, COO or other senior level position motivating employees, customers, and stockholders, etc.
•Legal and Compliance Experience, including experience with bank regulations, compliance, litigation and contract provisions.
The Nominating/Corporate Governance Committee conducts a comprehensive review of the activities and associations of each candidate to ensure that there are no legal impediments, conflict of interests or other considerations that might hinder or prevent service on the Board. In making its selection, the Nominating/Corporate Governance Committee bears in mind that the foremost responsibility of a director of a Company is to represent the interests of the stockholders as a whole. The Nominating/Corporate Governance Committee will consider candidates proposed by stockholders upon timely written notice to the Corporate Secretary. Any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at an annual meeting of stockholders only if written notice of such stockholder’s intent to make such nomination or nominations has been given in accordance with our Bylaws. See Stockholder Proposals for 2021 Annual Meeting.

PRINCIPAL HOLDERS OF COMMON STOCK
The following table discloses information regarding beneficial ownership of the Company’s common stock by the only entities known by us to have beneficial ownership of more than 5% of the outstanding shares of our common stock on the record date. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Shares Outstanding[1]
BlackRock, Inc.[2] 55 East 52nd Street New York, NY 10055	8,405,887	14.16%
Vanguard[3] 100 Vanguard Blvd. Malvern, PA 19355	5,125,164	8.63%
Don R. Hankey[4] c/o Hankey Group 4751 Wilshire Blvd, Suite 110 Los Angeles, CA 90010	3,607,392	6.08%

1	Percentage is calculated on the basis of 59,355,332 shares, the total number of shares of common stock outstanding on August 27, 2021.
2	Based on Schedule 13G/A filed with the SEC on January 26, 2021.
3	Based on Schedule 13G filed with the SEC on February 10, 2021.
4	Based on Schedule 13D filed with the SEC on November 14, 2012.

SECURITY OWNERSHIP OF DIRECTORS AND NAMED EXECUTIVE OFFICERS
Set forth below is certain information, as of the record date regarding the shares of the Company’s common stock that were owned, beneficially, by (i) each director, (ii) each of the current executive officers of the Company who are named in the Summary Compensation Table (the “Named Executive Officers”), and (iii) all of the current directors and executives as a group. Included in the common stock column below are restricted stock units, if any, that vest within 60 days after the record date. The percentage of outstanding shares of our common stock is based upon outstanding shares at the record date. Except as indicated in the footnotes to the table below, each person has sole voting and investment power with respect to the shares he or she beneficially owns. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. The address of each director and officer is c/o Axos Financial, Inc., 9205 West Russell Road, Suite 400, Las Vegas, NV 89148.

	Beneficial Ownership of Common Stock
Name	Number of Shares[1]	Percent of Outstanding Shares
Gregory Garrabrants[2]	1,626,198	2.74%
Andrew J. Micheletti[3]	577,086	*
Paul J. Grinberg[4]	100,312	*
Eshel Bar-Adon[5]	111,016	*
Nicholas A. Mosich[6]	76,264	*
James S. Argalas[7]	67,914	*
Edward J. Ratinoff [8]	42,889	*
James J. Court[9]	48,511	*
Brian Swanson[10]	39,113	*
Uzair Dada[11]	19,088	*
J. Brandon Black[12]	16,922	*
Raymond Matsumoto[13]	14,492	*
Tamara N. Bohlig[14]	4,593	*

All current directors and executive officers as a group (18 persons)[15]	2,809,214	4.73%

*	Less than one percent.
1	All fractional shares have been rounded to the closest whole share.
2
Mr. Garrabrants is the President, Chief Executive Officer and a director and 84,624 shares are pledged as security in a margin loan account. Such pledge was approved by the Chief Financial Officer under the Company’s Insider Trading Policy and his beneficial ownership includes 1,942 shares held in his 401(k).

3
Mr. Micheletti is the Chief Financial Officer. Mr. Micheletti’s beneficial ownership includes 2,002 shares held in his 401(k) and 33,000 restricted stock units that are scheduled to vest within 60 days of August 27, 2021.

4
Mr. Grinberg is a director. 33,843 of such shares are pledged as security in a margin loan account. Such pledge was approved by the Chief Financial Officer under the Company’s Insider Trading Policy and his beneficial ownership includes 15,467 restricted stock units that are scheduled to vest within 60 days of August 27, 2021.

5
Mr. Bar-Adon is a Named Executive Officer. Mr. Bar-Adon’s beneficial ownership includes 2,002 shares held in his 401(k) and 4,774 restricted stock units that are scheduled to vest within 60 days of August 27, 2021.

6	Mr. Mosich is a director and his beneficial ownership includes 6,800 restricted stock units that are scheduled to vest within 60 days of August 27, 2021.
7	Mr. Argalas is a director and his beneficial ownership includes 5,333 restricted stock units that are scheduled to vest within 60 days of August 27, 2021.
8	Mr. Ratinoff is a director and his beneficial ownership includes 5,333 restricted stock units that are scheduled to vest within 60 days of August 27, 2021.
9	Mr. Court is a director. Mr. Court’s beneficial ownership includes 1,200 shares held by his spouse and 5,867 restricted stock units that are scheduled to vest within 60 days of August 27, 2021.
10
Mr. Swanson is a Named Executive Officer. Mr. Swanson’s beneficial ownership includes 1,691 shares held in his 401(k) and 5,312 restricted stock units that are scheduled to vest within 60 days of August 27, 2021.

11	Mr. Dada is a director and his beneficial ownership includes 5,333 restricted stock units that are scheduled to vest within 60 days of August 27, 2021.
12	Mr. Black is a director and his beneficial ownership includes 5,333 restricted stock units that are scheduled to vest within 60 days of August 27, 2021.
13	Mr. Matsumoto is a Named Executive Officer and his beneficial ownership includes 4,251 restricted stock units that are scheduled to vest within 60 days of August 27, 2021.
14	Ms. Bohlig is a director and her beneficial ownership includes 3,953 restricted stock units that are scheduled to vest within 60 days of August 27, 2021.
15	Includes 11,271 restricted stock units in addition to those listed above that are scheduled to vest within 60 days of August 27, 2021.

COMPENSATION OF NON-EMPLOYEE DIRECTORS
The Board of Directors of the Company, acting upon a recommendation from our Compensation Committee, annually determines the compensation of the non-employee directors for their service in the Board and its committees.

Key Principles	Significant Time Commitment
The Board and the Compensation Committee are guided by the following principles:

•Compensation should consist of a combination of cash and equity compensation awards that are designed to fairly pay the non-employee directors for work required for a company of our size and scope;

•Compensation should align the non-employee directors’ interests with the long-term interests of our stockholders; and

•Compensation should assist with attracting and retaining qualified non-employee directors.

In addition to preparation for and attendance of Board and Committee meetings (83 total in fiscal 2021), our non-employee directors are engaged in a variety of other ways, including:

• Receiving updates on significant developments;

•Communicating and meeting with each other and senior management.

What We Do	What We Do Not Do
•Emphasis on Equity Compensation:

The majority of non-employee director compensation is in the form of equity-based awards (RSUs).

•Equity Ownership Requirements:

All non-employee directors are required to own at least five times his or her annual cash retainer in Common Stock of AX, with a five-year transition period.

•No fees for attending meetings - attendance is expected and compensation is not dependent on Board meeting schedule.

•No undue focus on short-term stock performance - pay aligns with compensation philosophy, not short-term fluctuations in stock price.

The Company does not pay director compensation to directors who are also our employees. All non-employee directors of the Company also serve on the Board of Axos Bank. The non-employee directors receive no additional compensation related to such service.
The Compensation Committee monitors non-employee director pay to ensure consistency with best practices so that our non-employee directors are appropriately compensated for the extensive services they provide to the Company. The Compensation Committee engaged its independent compensation consultant to compare our non-employee director compensation to those companies in the Peer Group identified on page 25 that remained in existence and to analyze our non-employee director compensation program in light of the Company’s compensation principles for non-employee directors. The Compensation Committee took into account the advice of the independent compensation consultant in recommending non-employee director compensation for the 2021 fiscal year.
Role of the Compensation Consultant
The Compensation Committee’s independent compensation consultant is Kevin J. Murphy, Kenneth L. Trefftzs Chair in Finance at the USC Marshall School of Business, a Professor of Law at the USC Gould School of Law and Professor of Economics at USC's College of Letters, Arts & Science. Mr. Murphy has been the independent compensation consultant to the Compensation Committee for several years. The approved scope of Mr. Murphy’s work includes advising on CEO compensation and non-employee director compensation. Based on its review of relevant factors, the Compensation Committee assessed Mr. Murphy’s independence and concluded that no conflict of interest existed that would have prevented M. Murphy from independently advising the Compensation Committee. The independent compensation consultant reports directly to the Compensation Committee and takes instructions solely from the Compensation Committee
The forms and amounts of non-employee director compensation outlined below were recommended by the Compensation Committee and approved by the Board.

Cash Compensation
Company non-employee directors receive the following annual cash payments:

Role	Non-employee director	Premium	Total
Chairman[1]	$40,000	$66,000	$106,000
Vice-chairman[2]	40,000	26,000	66,000
Chairman of the Audit Committee[3]	40,000	26,000	66,000
Chairman of the Compensation Committee[4]	40,000	13,000	53,000
Other non-employee directors	40,000	—	40,000

1	For the Chairman role, a premium is paid as compensation for additional responsibilities. Mr. Grinberg receives this premium.
2	For the Vice-chairman role, a premium is paid as compensation for additional responsibilities. Mr. Mosich receives this premium.
3	For the Chairman of the Audit Committee role, a premium is paid as compensation for additional responsibilities. Mr. Grinberg receives this premium.
4	For the Chairman of the Compensation Committee role, a premium is paid as compensation for additional responsibilities. Mr. Court receives this premium.
During fiscal 2021, the Company did not provide perquisites to any non-employee director in an amount that is reportable under applicable SEC rules and regulations. All non-employee directors are entitled to reimbursement for parking, travel and accommodation expenses incurred in connection with attendance at Board and Board committee meetings.
Equity Compensation
Each non-employee director is eligible for an annual grant of restricted stock units issued from our 2014 Stock Incentive Plan, as recommended by our Compensation Committee and approved by the Board. The amounts of the annual non-employee director awards are discretionary from year-to-year. The restricted stock units that the Company awards to non-employee directors vests as to one-third of the total number of shares on each anniversary of the date of grant. At vesting, each newly vested RSU is exchanged for a common share of Company common stock.
To directly align the interests of our non-employee directors with the interests of the stockholders, our Board has adopted stock ownership guidelines that require each non-employee director to maintain a minimum ownership interest in the Company. The current ownership guideline requires that a non-employee director acquire and maintain shares with a value of at least five times his or her annual cash retainer within five years of appointment to the Board or five years from February 27, 2019, whichever is later. All non-employee directors are either in compliance with this requirement or within the phase-in period.
For fiscal 2022, Company non-employee directors received the following grant of restricted stock units:

	Grants of Restricted Stock Units
Role	Non-employee director	Premium	Amount
Chairman[1]	6,000	10,500	16,500
Vice-chairman[2]	6,000	1,650	7,650
Chairman of the Audit Committee[3]	6,000	1,650	7,650
Chairman of the Compensation Committee[4]	6,000	600	6,600
Other non-employee directors	6,000	—	6,000

1	For the Chairman role, a premium is paid as compensation for additional responsibilities. Mr. Grinberg receives this premium.
2	For the Vice-chairman role, a premium is paid as compensation for additional responsibilities. Mr. Mosich receives this premium.
3	For the Chairman of the Audit Committee role, a premium is paid as compensation for additional responsibilities. Mr. Grinberg receives this premium.
4	For the Chairman of the Compensation Committee role, a premium is paid as compensation for additional responsibilities. Mr. Court receives this premium.
The number of shares of restricted stock granted were reduced for all roles from fiscal 2021. The Board believes that the cash and restricted stock unit premiums paid to non-employee directors holding each of the roles above is appropriate, and in reaching this conclusion, the Board considered many factors, including its key principles and significant time commitment of non-employee directors, the recommendation of the Compensation Committee and the analysis performed by the Compensation Committee’s independent compensation consultant.
On August 31, 2021, the Board authorized 68,400 restricted stock units to be granted under the 2014 Stock Incentive Plan to the non-employee directors. The grant of these fiscal year 2021 restricted stock units is equity compensation that has a value of $48.48 per unit consistent with the grant date’s closing price and vest over three years, one-third on each anniversary date of the grant.

In accordance with applicable SEC rules and regulations, the following table reports all compensation the Company paid to non-employee directors during fiscal 2021:
Non-employee Director Compensation in Fiscal 2021

Name	Fees Earned or Paid in Cash[1]	Stock Awards[2]	Option Awards	Non-Equity Incentive Plan Compensation	Changes in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
James S. Argalas	$40,000	$198,240	$—	$—	$—	$—	$238,240
J. Brandon Black	40,000	198,240	—	—	—	—	238,240
Tamara N. Bohlig	40,000	198,240	—	—	—	—	238,240
James J. Court	53,000	218,064	—	—	—	—	271,064
Uzair Dada	40,000	198,240	—	—	—	—	238,240
Paul J. Grinberg	132,000	550,116	—	—	—	—	682,116
Nicholas A. Mosich	66,000	252,756	—	—	—	—	318,756
Edward J. Ratinoff	40,000	198,240	—	—	—	—	238,240

1	The amounts in this column represent the annual cash fees paid to our non-employee directors for service during fiscal 2021.
2	The stock awards included for each non-employee director above consists of Restricted Stock Units. The value for each of these awards is its grant date fair value calculated by multiplying the number of units subject to the award by the NYSE closing price per share on the date such award was granted. The table below shows the award number of units, the grant date, the per-unit fair value, and the total grant date fair value for the stock awards shown.

Grants of Plan-Based Awards in 2021
The table below shows all plan-based awards that the Company made to non-employee directors during fiscal 2021:

Name	Fiscal Year	Grant Date	Non-equity Incentive Plan	Restricted Stock Units (“RSUs”)	Option Awards: Number of Shares Underlying Option	Base Price of RSUs (per Unit)	Grant Date Fair Value of RSUs
James S. Argalas	2021	08/31/2020	—	8,000	—	$24.78	$198,240
J. Brandon Black	2021	08/31/2020	—	8,000	—	24.78	198,240
Tamara N. Bohlig	2021	08/31/2019	—	8,000	—	24.78	198,240
James J. Court	2021	08/31/2020	—	8,800	—	24.78	218,064
Uzair Dada	2021	08/31/2020	—	8,000	—	24.78	198,240
Paul J. Grinberg	2021	08/31/2020	—	22,200	—	24.78	550,116
Nicholas A. Mosich	2021	08/31/2020	—	10,200	—	24.78	252,756
Edward J. Ratinoff	2021	08/31/2020	—	8,000	—	24.78	198,240

Outstanding Equity Awards at the end of Fiscal 2021
This table shows the equity awards that have been previously awarded to each of the non-employee directors and which remained outstanding as of June 30, 2021, all of which consist of restricted stock units:

Name	Restricted Stock Unit Awards
	Number of Restricted Stock Units That Have Not Vested	Date of Grant[1]	Market Value of Restricted Stock Units That Have Not Vested[2]
James S. Argalas	2,667	09/05/2018	$123,722
	5,334	08/01/2019	247,444
	8,000	08/31/2020	371,120
J. Brandon Black	2,667	09/05/2018	123,722
	5,334	08/01/2019	247,444
	8,000	08/31/2020	371,120
Tamara N. Bohlig	2,574	08/31/2019	119,408
	8,000	08/31/2020	371,120
James J. Court	2,934	09/05/2018	136,108
	5,867	08/01/2019	272,170
	8,800	08/31/2020	408,232
Uzair Dada	2,667	09/05/2018	123,722
	5,334	08/01/2019	247,444
	8,000	08/31/2020	371,120
Paul J. Grinberg	8,067	09/05/2018	374,228
	16,134	08/01/2019	748,456
	22,200	08/31/2020	1,029,858
Nicholas A. Mosich	3,400	09/05/2018	157,726
	6,800	08/01/2019	315,452
	10,200	08/31/2020	473,178
Edward J. Ratinoff	2,667	09/05/2018	123,722
	5,334	08/01/2019	247,444
	8,000	08/31/2020	371,120

1	Grants vest in one-third increments on the first three anniversaries of the date of grant.
2	The values contained in this column were calculated by multiplying the number of RSUs by $46.39, which was the closing price of the Company’s common stock reported on the NYSE on June 30, 2021.

EXECUTIVE COMPENSATION

Executive Officers
Biographical information for Axos’ fiscal 2021 named executive officers (“NEOs”) is set forth in the following table below as of September 8, 2021.

Name	Age	Position
Gregory Garrabrants	49	President and Chief Executive Officer
Andrew J. Micheletti	64	Executive Vice President, Chief Financial Officer
Eshel Bar-Adon	66	Executive Vice President, Specialty Finance and Chief Legal Officer
Brian Swanson	41	Executive Vice President, Head of Consumer Bank
Raymond D. Matsumoto	66	Executive Vice President, Chief Operating Officer
Mr. Garrabrants has served as the President and Chief Executive Officer (“CEO”) of Axos Financial, Inc. and Axos Bank since October 2007. Mr. Garrabrants’ background and experience prior to joining the Company are discussed above under Item 1. Election of Directors.
Mr. Micheletti has served as the Executive Vice President and Chief Financial Officer of Axos Financial, Inc. and Axos Bank since April 2001. Prior to joining the Bank, Mr. Micheletti was Vice President – Finance for TeleSpectrum Worldwide Inc., an international provider of outsourced telephone and Internet services and a Managing Director, Chief Financial Officer of LPL Financial, an independent contractor securities broker-dealer.
Mr. Bar-Adon has served as the Executive Vice President, Specialty Finance and Chief Legal Officer of Axos Financial, Inc. and Axos Bank since January 2011. Prior to joining the Bank, Mr. Bar-Adon served as Executive Vice President and Chief Legal Officer of a leading specialty finance firm, Seneca One Finance, Inc. During his tenure, he served as Acting President and was a member of the company’s Executive Committee.
Mr. Swanson has served as the Executive Vice President, Head of Consumer Bank since August 2019 and as Chief Lending Officer of Axos Bank since August 2013. Prior to joining the Bank in February 2010, Mr. Swanson was a Vice President with Bank of America, piloting its dedicated purchase Call Center in Orange County, California. Mr. Swanson began his career as a Retail Loan Officer with e-Loan.
Mr. Matsumoto has served as the Executive Vice President, Chief Operating Officer of Axos Bank since October 2017. Prior to joining Axos Bank, Mr. Matsumoto was Executive Vice President and Chief Administrative Officer at CIT Group. He has also held executive positions at OneWest Bank and Indymac Bank. Mr. Matsumoto started his career having spent 18 years as a Senior Manager Certified Public Accountant with KPMG, and as the Chief Financial and Operations Officer for a consumer food products company.
Compensation Discussion & Analysis
The following Compensation Discussion and Analysis (“CD&A”) of compensation arrangements of our NEOs for fiscal year 2021, should be read together with the compensation tables and related disclosures set forth below. The discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. This Compensation Discussion & Analysis also explains how the compensation of our NEOs aligns with the interests of our stockholders, and is intended to provide perspective on the compensation information contained in the tables that follow this discussion. The Compensation Committee of the Board of Directors of the Company is responsible for assisting the Board of Directors in determining and maintaining the Company’s compensation programs consistent with the objectives set forth below. The Compensation Committee approves all the forms of compensation, including the base salary, bonus, and both the value of the equity award and the mix of equity vehicles for the Company’s NEOs.

Record Setting Company Performance
Fiscal Year 2021 Financial Results and Operating Highlights
The Company achieved another year of record earnings with year-over-year growth in diluted earnings per share of 19.5%, net income growth of 17.6%, year-over-year asset growth of 3.0% and return on equity of greater than 16%. The Company grew lending with total loans increasing by 7.4%.
The Company improved its net interest margin to 3.92% in fiscal 2021 compared to 3.83% in fiscal 2020 when excluding the impact of our discontinued tax lending products. The Company had net annualized charge-offs to average loans and leases excluding the discontinued tax products of seven basis points. In addition to improving its net interest margin, the Company achieved a number of quantitative and qualitative milestones in 2021 including:
•Achieving record earnings and EPS despite the COVID-19 pandemic;
•Return on average assets remained strong at 1.52% for the fiscal year ended June 30, 2021;
•Loan originations for investment for the fiscal year ended June 30, 2021 were $7,304.4 million, up
7.4% compared to the fiscal year ended June 30, 2020;
•Achieved record mortgage banking income of $42.2 million;
•Increased non-interest bearing deposits to $2.5 billion;
•Awarded a “Silver” Medal by J.P. Morgan’s U.S. Mid- and Small-Cap Banks 2021 Bank Olympics; and
•Maintained strong Tier 1 Leverage capital ratios of 8.82% and 9.45% for Axos Financial and Axos Bank, respectively.
Over the last decade, the Company has achieved a compound annual earnings per common share growth rate of 22.4% resulting in average annual share total return to stockholders of 29.1%.
The following graph compares the total return of our common stock (“TRS”) over the last fourteen fiscal years, starting June 30, 2007, the first year under the leadership of our current CEO, through June 30, 2021, with that of (i) the companies included in the total return for the U.S. NASDAQ Index, and (ii) the banks included in the total return for the ABA NASDAQ Community Bank Index (“ABAQ”).
The graph assumes $100 was invested in Axos common stock, in U.S. NASDAQ Composite Total Return Index (ticker: XCMP) and in ABAQ Total Return Index (ticker: XABQ) on July 1, 2007. The indexes assume reinvestment of dividends.
The executive compensation plans were designed when the Company’s stock was traded on the NASDAQ Global Select Market. Since October 1, 2018, the Company’s stock has traded on the New York Stock Exchange (“NYSE”). See “Company Stock Performance” on page 44 of our 10-K for a chart comparing the Company’s stock to an NYSE Index.

The Company continues to show increases in net income, revenue, diluted earnings per common share (“EPS”) and tangible book value per common share (non-GAAP) as reflected in the graphs below for fiscal years ended June 30;

This performance continues the Company’s historical trend of ongoing improved performance, with ten consecutive years of year-over-year increases in net income and diluted earnings per common share, dating to 2011. In addition, the Company has achieved strong five-year compound annual growth rates (“CAGR”) in several key areas, including:

·      5-Year CAGR of Net Income:  12.6%

·      5-Year CAGR of Revenue:  14.5%

·      5-Year CAGR of Earnings Per Diluted Common Share:  13.7%

·      5-Year CAGR of Tangible Book Value Per Common Share (non-GAAP):  14.9%

·      5-Year CAGR of Deposits:  12.3%

·      5-Year CAGR of Loans:  12.4%

Guiding Principles and Compensation Practices
Our executive compensation program is designed to attract, motivate and retain a talented, entrepreneurial and creative team of executives who will provide leadership for Axos’ success in dynamic and competitive markets. We design our executive compensation program to be driven by performance, rewarding our executives for creating value for stockholders. We have a pay-for-performance philosophy for executive compensation based on the following principles:
•Performance Expectations. We have clear performance expectations of our executive team, and the design of our executive compensation program reflects these expectations. Our Compensation Committee sets forth the performance expectations for our CEO and our CEO sets forth the performance expectations for the rest of our executive team. Each executive officer’s performance is evaluated on a regular basis against pre-defined and documented performance objectives. Each executive officer must demonstrate exceptional personal performance in order to remain part of the executive team. We believe that individuals who underperform should either be removed from the executive team with their compensation adjusted accordingly, or be dismissed from the Company. A substantial portion of each executive’s pay is performance-based compensation that is variable based on the Company or business unit’s annual and long-term operating performance and long-term stockholder returns.
•Emphasis on Long-Term Equity Incentives. Our executive compensation program emphasizes long-term stockholder value creation by compensating executives with restricted stock units (“RSUs”) that are earned based upon performance criteria in a particular year and then vested on a time-based vesting basis over three-years for NEOs other than the CEO and four years for the CEO. The Compensation Committee believes that performance-based requirements for grants of RSUs, which then vest on a time-based vesting schedule are the most effective way to attract and retain a talented executive team and align executives’ interests with those of stockholders. As a result, our executive compensation program is weighted considerably toward long-term equity awards rather than cash compensation and our executives generally hold significant unvested RSUs at any particular time. This practice is intended to create a substantial retention incentive, encourage our executives to focus on the Company’s long-term success, and align executive interests with the long-term interests of our stockholders.
•Competitive With Industry Peers. We believe that total compensation packages for our executive officers should be sufficiently competitive with industry peer companies to enable the Company to attract and retain top executive talent, while also being consistent with the Company’s objective of maintaining a competitive and efficient cost structure while focusing on aligning executive compensation to company performance and delivering stockholder value. Compensation should be commensurate with the role, scope and complexity of each executive’s position relative to other executives and employees. The Company’s compensation programs reflect its position as a leading technology oriented banking company in the highly competitive, dynamic and consolidating financial services industry recognizing that the Company competes for executive talent with commercial banks, investment banks, financial technology start-ups, and technology companies.
Fiscal 2021 Compensation Program and Pay Decisions
Fiscal 2021 was another outstanding financial performance year for the Company, as we exceeded our financial objectives and ranked among the top percentile of our industry peers in terms of return on equity and return on assets. Our 2021 executive compensation awards reflected both financial and operational results that our Board of Directors determined critical to our long-term strategic objectives. The connection between our performance results and named executive officer compensation awards continues to be at the forefront of the Compensation Committee’s decision-making. In addition to financial performance, the Compensation Committee also takes into account risk management practices within the organization, including the results of federal and state regulatory examinations and internal control matters that may arise from internal and independent audits throughout the year.
In making pay decisions, the Compensation Committee reviews Company, peer and individual performance as well as the results of market data prepared by the Compensation Committee’s independent compensation consultant. The Compensation Committee’s executive compensation decisions for the CEO and the CFO are determined by binding written agreements as described below. For NEOs, other than the CEO or the CFO, the Compensation Committee receives input from the Chief Executive Officer and reviews peer data and utilizes its business judgment to determine compensation.
Below is a summary of our 2021 compensation programs with respect to the compensation of our NEOs:

Compensation Programs
The key components of our fiscal 2021 executive compensation program for named executive officers consists of a base salary, a short-term performance-based cash incentive, a long-term performance-based restricted stock unit incentive, and a 401(k) plan. The Compensation Committee reviews and determines executive compensation for the CEO and CFO at the end of the fiscal year and awards cash and share-based bonuses for other executives semi-annually.
The following table summarizes the primary elements of the Company’s direct compensation arrangements and how such elements support the Company’s other compensation objectives in the short and long term:
Elements of Direct Compensation

Element	Character	How Compensation Objectives Are Met
Base Salary	Short Term	Helps ensure that compensation is commensurate with the role, scope and complexity of each executive’s position relative to other executives and employees.
Annual Non-Equity Incentive Plan Compensation (Cash Bonus)	Short Term	Varies based on the Company attaining annual performance measures that are aligned with the business strategy and stockholders’ interests.
Long-Term Incentive Compensation (Restricted Stock Units)	Long Term	Varies based on long-term total stockholder return (“TSR”) and promotes stockholders’ interests.
Benefits and Perquisites	Short Term	Establishes limited perquisites in line with market practice that include health and welfare insurance coverage and 401(k) plan benefits on the same basis as our general employee population.
Long-Term Equity Incentive Compensation
The Company designed its Amended and Restated 2014 Stock Incentive Plan (the “2014 Plan”) with a focus on aligning NEO incentives with long-term stockholder value. Restricted stock unit awards are used by the Company to create a long-term incentive program.
The restricted stock unit awards granted under the 2014 Plan are awarded to NEOs based on achievement of performance objectives and then generally vest over three years, one-third on each one-year anniversary of the award. Mr. Garrabrants’ awards currently vest over four years, one-fourth at the end of each fiscal year. The expense related to Mr. Garrabrants’ awards is being amortized over a period of nine years based upon the Monte Carlo based values amortized over graded vesting. The expense for the awards of all other NEOs is amortized over the three-year vesting period following the grant.

Compensation Practices
We follow sound compensation practices to support our guiding principles.

What We Do	What We Don’t Do
Pay For Performance – A significant percentage of direct compensation is based upon measurable performance goals.
Risk Management – We prohibit short sales, transactions in derivatives of the Company’s securities, including various hedging type transactions.
Performance-Based, Long-Term Equity – We emphasize long-term equity awards in our pay mix.

At-Will Employment – We employ our executive officers at will.

Responsible Use of Equity – We manage our equity award program responsibly, legally awarding only approximately 1.02% of weighted average diluted shares in 2021.

No Tax Gross Ups – We do not offer gross-ups of related excise taxes.
Special Perquisites – We do not provide executive perquisites that are not available to other employees generally.
Re-Pricing or Repurchase of Underwater Equity Awards – Unless our stockholders approve, we do not permit the repricing or repurchase of underwater stock options or stock appreciation rights.
Pension or Other Special Benefits – We do not provide pensions or supplemental executive retirement, deferred compensation, health, or insurance benefits.
No “Single Trigger” Severance Payments or equity vesting on Change In Control - Our employment agreements do not have “single-trigger” cash severance payments resulting solely from the occurrence of a change of control.

Equity Compensation Practices
To directly align the interests of our executives with the interests of the stockholders, our Board adopted Axos common stock (“shares”) ownership guidelines in fiscal 2019, that require each senior vice president and above to maintain a minimum ownership interest in the Company. The current ownership guideline requires executives to acquire and maintain shares having a market value equal to at least; eight times annual salary for the CEO, five times annual salary for the CFO, three times annual salary for executive vice presidents, and one and a half times annual salary for senior vice presidents, within five years of appointment to the position or five years from February 27, 2019, whichever is later.

Stockholder and Proxy Feedback
Our annual say-on-pay vote is one of our opportunities to receive feedback from stockholders regarding our executive compensation program. We were pleased to receive over 75% of voted shares in support for our advisory say-on-pay proposal at our 2020 Annual Meeting of Stockholders, and we are striving for even greater support this year. We continue to actively seek feedback from stockholders to better understand what motivated their votes and what actions we could take to address their concerns about our executive compensation program. Our Compensation Committee considered the vote results and the feedback we received as it evaluated the compensation opportunities provided to our executive officers.
We have discussions with our stockholders on an ongoing basis regarding various corporate governance topics, including executive compensation. Our Chairman, Chief Executive Officer, Chief Financial Officer, and Head of Investor Relations meet or held discussions with stockholders. We have met with substantially all of the top fifty institutional stockholders generally representing upward of 65% of total stock ownership.
We pursue multiple avenues for stockholder engagement, including in-person and teleconference meetings with our stockholders, participating at various conferences, conducting shareholder perception studies through a third-party service provider, and issuing periodic reports on our activities. We participated in a total of four in-person or virtual investor conferences in calendar year 2020 and 15 in-person or virtual non-deal roadshows in calendar year 2020, resulting in a combined 30 days virtually or on the road meeting investors. According to the IR Magazine Global Roadshow Report 2020, the average small capitalization company spends 12 days virtually or on the road meeting investors a year and the average mid-cap company spends 14 days virtually or on the road meeting investors a year. Our stockholder engagement efforts are in line with, or better than, these benchmarks.
At these meetings or in these discussions, our stockholders were provided the opportunity to discuss executive compensation and other governance issues with the Company. With respect to executive compensation, the primary responses received were:

•say-on-pay vote decisions generally follow stockholder advisory recommendations without significant independent review by the investment arms of our investors, but, despite this, those stockholder advisory recommendations should be carefully reviewed and considered;

•compensation plans that are grandfathered under Internal Revenue Code Section 162(m) should remain in place given their tax efficiency and not be “materially modified” in order to maximize the tax deductibility of executive compensation for as long a timeframe as possible;
•stockholders significantly valued the level of insider ownership, particularly that of our Chief Executive Officer, who holds over forty-eight times his base salary in shares of the Company’s stock; and
•tying compensation specifically to share price performance versus banking industry performance under the CEO agreement was a desirable component of a performance-based plan.
The Company is committed to continuing its engagement with our stockholders on executive compensation matters to understand their views concerning our executive compensation philosophy, policies and practices. Although the Company is bound by existing formulaic contractual arrangements with the CEO and the CFO, the Compensation Committee will continue to consider stockholder feedback and the results of say-on-pay votes when making future decisions with regard to new contractual relationships and the compensation of executives whose compensation is not governed by long-term agreements.

Peer Group
The Compensation Committee reviews compensation practices and program design at peer companies to inform its decision-making process so it can set total compensation levels that it believes are commensurate with Axos’ peers and its performance. The Compensation Committee reviews compensation components at peer companies, including salaries and target bonus levels comparing them to specific market percentiles. The Compensation Committee believes that, in general, performance targets should be set above peer company performance targets (e.g., higher return on equity targets, higher growth targets), and that executives should bear greater multi-year downside from poor performance and greater multi-year upside benefit from strong performance.
In 2017, the peer group selected by the Compensation Committee with the advice of an independent compensation consultant (the “Peer Group”) consisted of thirteen publicly traded banks within the same industry and having the same eight digit GICS classification as the Company, with median assets of $9.8 billion, as of December 31, 2016, and an asset size range from $4.9 billion to $18.9 billion. The thirteen banks comprising the Peer Group consist of the following:

Banc of California (BANC) Bank of Hawaii Corporation (BOH) Bank OZK (OZK) CVB Financial Corp (CVBF) Eagle Bancorp (EGBN) FCB Financial Holdings (FCB)** First Financial Bankshares (FFIN)	Home Bancshares (HOMB) Opus Bank (OPB) * Trustco Bank Corp / NY (TRST) United Community Banks (UCBI) Washington Federal (WAFD) Western Alliance Bancorporation (WAL)
* In 2020, Opus Bank was acquired by Pacific Premier Bank.
** In 2019, FCB Financial Holdings was acquired by Synovus Financial Corp.
The Peer Group has been developed and used to benchmark the compensation of our executives as discussed in more detail below.
Chief Executive Officer
The Chief Executive Officer’s compensation plan is based upon peer analysis and rigorous forward-looking performance metrics. Although the Compensation Committee recognizes the value of the Chief Executive Officer’s capabilities, diversity of skill sets, quality of education and work experience, and history of success, the Compensation Committee relies on forward looking performance criteria and peer analysis to determine compensation. The Chief Executive Officer’s compensation plan has a lower level of fixed compensation than comparable peers and highly variable cash and restricted stock compensation components that are payable only upon strong overall financial performance of the Company in the fiscal year.
Mr. Garrabrants became the CEO of the Company on October 23, 2007. Since October 23, 2007, Axos’ market capitalization has increased from approximately $60 million to $2.75 billion as of June 30, 2021 representing an annual compounded return of 33%. During the same time period the compound annual growth rate in earnings per common share was approximately 32%. The total return to stockholders achieved by the Company during Mr. Garrabrants’ tenure as CEO has significantly exceeded the Russell 2000® Index, the S&P 500®, the NASDAQ Composite and the XABQ (NASDAQ Community Bank Total Return Index)1. The table below provides total stockholder returns through the end of fiscal year 2021.

Total Stockholder Returns Over the History of Our CEO’s Employment Through Fiscal 2021:

Measurement Period	Axos	Russell 2000® Index	S&P 500®	NASDAQ Composite	XABQ[1]
Since Appointment On 10/23/2007	2,521%	182%	183%	500%	102%
7/1/2011 - 6/30/2021 (10-year)	1,189%	179%	225%	485%	198%
7/1/2016 - 6/30/2021 (5-year)	162%	101%	105%	215%	67%
Fiscal Year 2021	111%	60%	39%	45%	59%
1. XABQ includes banks and thrifts or their holding companies listed on The NASDAQ Stock Market as selected by the American Bankers Association.

CEO Base Salary
The Chief Executive Officer’s base salary was set at $700,000, the 8th percentile of the Peer Group (meaning that 92% of the Peer Group CEO’s had a higher base salary at time of entry into the agreement), for fiscal year 2018 and all future contract years in the CEO’s employment agreement entered into on July 1, 2017 (the “Agreement”). Over the thirteen years that Mr. Garrabrants has been the CEO, his salary has been set at the time of the execution of his multi-year employment agreements and he has not received a base salary increase during the term of these employment agreements.
CEO Short-Term Cash Incentive Compensation
In the Agreement, the Chief Executive Officer’s base salary plus Annual Target Cash Bonus was set at the 56th percentile of the Peer Group. The CEO’s Annual Target Cash Bonus is equal to 150% of base salary for the term of the Agreement ($700,000 × 150% = $1,050,000). The short-term cash incentive is set in accordance with the following formula:
Annual Cash Bonus ($) = Annual Target Cash Bonus × (Individual Factor) + 2% (After-Tax Net Income - Target Net Income)
Target Net Income = Monthly Average Common Equity Over the Fiscal Year × 15%
Fiscal Year 2021 Calculation
•After-Tax Net Income was $215,706,000
•2021 Fiscal Year Return on Average Equity = 16.51%
•Average Common Equity was $1,296,458,628
•Target Net Income = $1,296,458,628 × 15% = $194,468,794
2021 Fiscal Year Annual Cash Bonus ($) = $1,050,000 × (1.00) + 2% ($215,707,000 - $194,468,794) = $1,474,758
If the Company fails to achieve a 15% return on average common equity, the cash bonus will be reduced in accordance with the Annual Cash Bonus Formula. In the event that the return on equity is sufficiently below the 15% target in any fiscal year, the annual target cash bonus will be reduced to zero, and any negative amount calculated by the formula is carried forward and reduces any potential future cash bonus payment that may become payable in a subsequent fiscal year. For example, solely for hypothetical illustrative purposes, if the Company had fiscal year 2021 net income of $0, monthly average common equity over fiscal 2021 of $1 billion, and assuming the individual factor is 1.0, then the incentive compensation would be calculated as follows:
Cash Incentive Compensation = ($1,050,000) × (1.0) + 2% (0 - 15% × $1,000,000,000) = $1,050,000 - $3,000,000 =
-$1,950,000
Under the above hypothetical illustrative example, no annual cash bonus would be payable to the CEO for fiscal year 2021. If the Annual Cash Bonus Formula results in a negative dollar amount, as it is in the hypothetical illustrative example above, no incentive compensation payments would be made and future incentive compensation amounts would be reduced until any future positive incentive compensation amounts accumulate to exceed the aggregate cumulative negative incentive compensation amount resulting from the Annual Cash Bonus Formula in past years. The cumulative negative incentive compensation is capped at $2.1 million and, for the avoidance of doubt, such negative incentive compensation amount is not subject to recoupment in the event the CEO is no longer employed by the Company at the time the next annual bonus would otherwise be payable.
The plan was designed in this manner to make it inherently based on long-run Company performance and provide no incentives to shift earnings unproductively across fiscal years or fiscal quarters, due to the cumulative negative incentive compensation impact. The target return on average common equity is fixed at 15%, and is not adjusted based on prior-year performance or negotiated operating budgets. The fixed return on common equity target mitigates incentives to take strategic actions to influence subsequent targets. In addition, the amount of net income required to reach the 15% return on common equity target grows with the book value of the Company’s equity, providing assurances to stockholders that above-target incentive compensation amounts are only realized after achieving superior returns on the equity invested in the Company.
The $1,474,758 bonus was paid to the CEO in September 2021 upon the issuance of the fiscal 2021 audited financial statements with an unqualified audit opinion.
Rationale For 15% Return on Equity Goal
According to the performance criteria set by the Compensation Committee, in order for the CEO to earn the full annual target cash bonus, the Company must achieve an annual return on average common equity equal to at least 15%. In order to set the 15% goal, the Compensation Committee evaluated return on equity rates for 812 exchange-traded banks tracked by SNL Financial Global Market Intelligence. Of the 812 exchange-traded banks tracked by SNL Financial Global Market Intelligence, the average three-year return on equity was 7.84% (equally weighted average) and 8.73% (market weighted average). Of these 812 banks, only 26 (3.2%) achieved three-year (2014-2016) average returns on equity of 15%.  Of these 26 banks that had three-year average return on equity of 15%, only three had a market capitalization over $1 billion as of December 31, 2016 and only two had a market capitalization over $2 billion. The Board believes that industry performance data demonstrates that this 15% return on equity target is a highly rigorous performance metric achieved by few public banks in any one year and even fewer consistently at the Company’s size. The Compensation Committee set the annual target bonus slightly above the peer group average (at 56% rather than 50%) because the Agreement’s baseline return on equity target to reach the annual target bonus is set at approximate the 97th percentile of all exchange-traded banks so that the target cash bonus would be paid only for exceptional performance.
The Peer Group average return on common equity in calendar year 2015 was 11.39% and for calendar year 2016 was 10.93%. Only two of the 13 companies in the Peer Group reached 15% return on average common equity in the 2016 calendar year and one peer reached 15% return on average common equity in both calendar year 2015 and 2016.
To illustrate numerically the goal rigor of the 15% return on equity target, the following calculation uses the 812 Exchange Listed Banks performance in 2018, the first year of the contract. If the Company’s performance was equal to the average market weighted exchange traded bank’s three-year average return on equity of 8.73%, the cash bonus would be eliminated for the fiscal year. Additionally, a negative balance would be carried forward into future years of $68,565 that would then be deducted from any future cash bonus award under the contract.
 Cash Bonus Incentive Calculation At 8.73% Market Average Return on Equity of 812 Exchange Listed Banks

Cash Incentive Compensation = ($1,050,000) × (1.0) + 2% ((8.73% - 15%) × $891,991,000) = $1,050,000 - $1,118,565 = -$68,565
The return on equity that would result in zero bonus under the plan and no negative carry-forward in future years is approximately 9.1%, which exceeds the return on equity of more than 70% of the 812 exchange listed banks reviewed.
The Individual Factor
The individual factor allows the Compensation Committee to determine specific non-financial management objectives (“MBOs”) that are not reflected in realized net income. The individual factor is determined based upon predetermined goals set by the Compensation Committee and discussed with the CEO prior to the fiscal year with 1.0 representing satisfactory achievement of all objectives, but may range from .8 (failure to achieve objectives) to a maximum of 1.2 (exceeds satisfactory achievement of all objectives). With respect to performance against the MBOs, the members of our Compensation Committee evaluated the CEO’s performance against the MBOs. The evaluation included an analysis of Mr. Garrabrants’ performance against all of his individual MBOs, which included, but were not limited to: achievement of satisfactory results from audits, regulatory examinations, and other risk-reviews, capturing meaningful new business relationships, successfully completing acquisitions of other companies, launch and improvement of software platforms, enhancing the executive team, and creating new business units. After conducting a thorough review of Mr. Garrabrants’ performance against the MBOs, the Compensation Committee determined that Mr. Garrabrants’ MBO performance had been achieved at target and set the individual factor for performance equal to 1.00 for fiscal year 2021. Mr. Garrabrants’ fiscal year 2021 accomplishments include, but are not limited to:
•acquire a registered investment advisor custody business;
•achieving record earnings and EPS despite the COVID-19 pandemic;
•achieving record mortgage banking income; and
•refining and executing on the Company’s revised business strategy.

CEO Restricted Stock Unit Award Calculation Description
The annual restricted stock unit award is a long-term incentive also designed to provide a risk-balanced approach to executive compensation. Once earned based on achievement of pre-determined performance targets, the restricted stock units granted to the Chief Executive Officer vest over four years, one-fourth at the end of each fiscal year, encouraging actions which improve the long-term growth in the Company’s common stock price and discouraging excessive risk taking. Restricted stock unit awards to the CEO pursuant to the Agreement are based on the Company’s total return to stockholders (“TRS”) above or below the XABQ banking index (“bank index performance”). As a result, the CEO is not rewarded for external market factors that increase stock returns across the banking sector, and is also not (overly) penalized for market factors decreasing sector-wide returns. The XABQ Index is a total return index that includes reinvestment of all cash distributions of the ABAQ index members on the ex-date. The ABAQ index is the index most closely populated with companies that resemble the bank’s competition and trade on the NASDAQ.
The Chief Executive Officer’s target equity award was set such that total target compensation – including the sum of the base salary, target cash bonus, and the target equity grant – would approximate the 65th percentile of total compensation for CEOs in the Peer Group. The Compensation Consultant recommended setting target total compensation above the peer-group median because of the higher return on equity hurdle requirement to reach target cash awards, the significant greater formulaic multi-year downside risk present in the Agreement vs. Peer Group compensation plans, and the long-term nature of the Agreement. Historically, the Compensation Committee has not made any adjustments to the CEO’s compensation over the contract term despite upward adjustments of Peer Group compensation over the terms of the CEO’s contract.
The CEO’s target equity award was determined based on the beginning market capitalization of the Company prior to the beginning of each fiscal year of the Agreement in accordance with the following table:

Beginning Market Capitalization	Target Equity Award
<$2.0 Billion Market Cap	$2,500,000
$2.0 Billion - $2.5 Billion Market Cap	$3,000,000
$2.5 Billion - $3.5 Billion Market Cap	$3,500,000
$3.5 Billion or More Market Cap	$4,000,000

This target equity grant is increased or decreased by relative over-performance or underperformance of the Company’s stock vs the bank index performance in accordance with the following formula (the “Equity Award Formula”):
Equity Award (Shares) = (Equity Award ($)) ÷ (Beginning Stock Price)
Equity Award ($) = (Target Award ($)) × (Individual factor) + 2% (Company’s TRS - XABQ Index Return) × (Beginning Market Cap)
In the event that the Company’s TRS in any fiscal year is lower than the percentage return of the bank index, the Equity Award Formula reduces the value of the baseline equity grant by an amount that could eliminate the CEO’s equity award entirely or result in the equity award value being a negative number. If the CEO’s equity award value determined under the Equity Award Formula is a negative number in any fiscal year, it will reduce the value of the baseline equity award, if any, in subsequent fiscal years. In the event that the calculated value of an equity award is negative, the baseline equity award for the fiscal year is reduced to zero and the negative value is carried forward to be utilize as a baseline for the subsequent fiscal year’s determination of the CEO’s restricted stock unit award. However, any such negative equity award value amount is not subject to clawback or recoupment from prior years’ awards in the event the CEO is no longer employed by the Company at the time the next annual incentive award would otherwise be payable. By reducing the baseline equity award value in subsequent fiscal years, no equity award will be made for the calculation year unless the Company’s TRS in the subsequent year or years is sufficiently in excess of the bank index performance to compensate fully for any prior year’s deficit.
The Agreement measures the relative TRS for the fiscal year based on the change in Axos’ share price during that period, taking into account any dividends paid either by Axos or the index, which is assumed to be reinvested in the applicable company.
The Beginning Stock Price is the average daily stock price in the final month of the prior fiscal year, which mitigates incentives to manipulate prior year-end stock prices and mitigates the impact of one-day or short-term stock price fluctuations. Beginning Market Cap is calculated by multiplying the number of shares outstanding at the end of the prior fiscal year by the Beginning Stock Price. The Target Equity Award is determined by the table described above and will adjust up or down in accordance with the beginning market capitalization of the Company. The Individual Factor is the same as the individual factor used in the cash incentive compensation plan described above. The Company’s Annual Stockholder Return includes reinvested dividends and the XABQ Index Return is the annual return of the ABAQ Index including reinvested dividends.

If the Company’s annual stockholder return is lower than the XABQ Index, the Chief Executive Officer’s Target Award is reduced by this calculation. If the Equity Award is negative in any year, future equity awards are reduced or eliminated until the cumulative negative value is compensated by outperformance of the Company’s share price vs. the XABQ Index. For example, and solely for hypothetical illustrative purposes, if the Company had a target equity award of $3,500,000 in fiscal year 2021, an individual factor of 1.0, a 10% annual return compared to the XABQ Index of 20%, a beginning share price of $30 and a beginning market cap of $2.5 billion, the CEO’s equity award for fiscal 2021 would be calculated as follows:
Equity Award ($) = ($3,500,000 × 1.0) + 2% (10% - 20%) × ($2,500,000,000) = $3,500,000 - $5,000,000 = ($1,500,000)
Equity Award (Shares) = ($1,500,000) ÷ $30 = (50,000) shares
In the example above, no equity award would be granted, and the negative value associated with 50,000 shares (negative $1,500,000) would reduce any future positive equity awards. The Compensation Committee believes that the symmetric upside rewards and downside penalties associated with the Restricted Stock Unit Award Formula – coupled with the reliance on relative performance vs. the Peer Group – provides much stronger incentives to create stockholder value than more typical plans that provide awards during unprofitable years and fail to carry forward negative performance over a multiyear period.
The Compensation Committee adopted the methodology in the Agreement in order to link long-term compensation more closely to TSR, reward performance relative to the Peer Group, discourage risk taking due to the long-term formulaic negative carry forward, adjust current share awards in the event of the Company’s share price underperformance, and encourage long-term investments that will result in the market recognizing long-term value creation rather than simply annual increases in earnings. RSU grants in any fiscal year are limited to 480,000 shares. If the Equity Award calculated under the Equity Award Formula exceeds the maximum grant of 480,000 shares, the CEO will receive a cash payment in Performance Units equal to the value on the date of the award between the number of shares calculated pursuant to the Equity Award Formula and the value of 480,000 shares (based on the Beginning Stock Price). The Performance Units “if any” will vest and be paid over a minimum of four years (subject to a maximum annual payment of $3,000,000).
Fiscal Year 2021 Performance and CEO RSU Award Calculation

Measurement Period	Axos	Russell 2000® Index	S&P 500®	NASDAQ Composite	XABQ
Fiscal Year 2021	111%	60%	39%	45%	59%
At the conclusion of fiscal year 2021, the Company’s TSR of 111% was greater than the 59% total return of the XABQ index. Under the Agreement the CEO was granted an RSU award of $16,058,215 less the prior year carry forward of the 2020 accumulated deficit of $5,485,099, for a net RSU award of $10,573,116.
2021 Fiscal Year Annual Equity Award ($) = ($2,500,000 × 1.0) + 2% (111% - 59%) × ($1,317,628,905) = $16,058,215 - $5,485,099 = $10,573,116
Equity Award (Shares) = $10,573,116 ÷ $22.1031817273 = 478,353 shares
Chief Financial Officer
Base Salary and Cash Bonus – The Chief Executive Officer recommended and the Compensation Committee approved the establishment of the Chief Financial Officer’s base salary at $245,000 and a target cash bonus of 100% of base salary for fiscal year 2021. There were no predetermined or mathematical weightings for the Chief Financial Officer’s base salary or cash bonus; rather, the Compensation Committee and Chief Executive Officer considered the overall performance of the Chief Financial Officer. Based on their evaluation, the Compensation Committee and Chief Executive Officer used their judgment in making compensation determinations for the Chief Financial Officer and determined the cash bonus to be $250,000 based on overall performance of the Company and the Chief Financial Officer in fiscal year 2021.
Annual Restricted Stock Unit Award – The annual restricted stock unit award is a long-term incentive designed to provide a risk-balanced approach to compensation. The restricted stock units granted to the Chief Financial Officer for fiscal year 2021 vest over three years encouraging actions which improve the long-term growth in the Company’s common stock price and discouraging excessive short-term risk. The fiscal year 2021 restricted stock unit award has a maximum of 60,000 shares and a minimum of zero shares depending upon the Company’s annual return on common stockholders’ equity. The stock compensation level was selected based upon comparison to stock compensation paid to other chief financial officers in the Peer Group and is determined by a binding written agreement between the CFO and the Company. The Chief Financial Officer’s contractual award is based upon a range of annual return on common equity between 7% and 25%. For fiscal year 2021, the Chief Financial Officer was awarded 33,000 restricted stock units in August 2021 based upon an annual return on common stockholders’ equity in fiscal year 2021 of 16.51%.

Other Named Executive Officers
With regard to the compensation paid to each Named Executive Officer other than the Chief Executive Officer and Chief Financial Officer, the Chief Executive Officer is authorized to evaluate and review the performance of each Named Executive Officer (other than himself and the Chief Financial Officer) and recommends their compensation packages to the Compensation Committee for approval, with consideration for regional and industry standards. In determining compensation awarded to the other Named Executive Officers for fiscal year 2021, the Compensation Committee and Chief Executive Officer performed a global review of both overall and relative individual Named Executive Officer performance, peer bank NEO compensation levels, business unit performance and corporate performance. There were no predetermined or mathematical weightings; rather, the Compensation Committee and Chief Executive Officer considered the overall performance of each executive, including consideration of unplanned events and issues emerging during the fiscal year. Based on their evaluation, the Compensation Committee and Chief Executive Officer used their judgment in making compensation determinations for each of the other Named Executive Officers. As a general rule, bonuses for the other Named Executive Officers are targeted between 100% and 200% of base salary in cash and stock compensation. In undertaking the compensation determinations, the Chief Executive Officer and Compensation Committee conduct the following steps on an annual basis:
•evaluate employee performance against specified business objectives;
•review business performance targets and objectives; and
•sets base salary levels, and amounts and targets for incentive cash bonus plan.
CEO Pay Ratio
Rules of the Securities and Exchange Commission require most publicly traded companies to provide information regarding the relationship of the median annual total compensation of our employees, other than our Chief Executive Officer, to the annual total compensation of Mr. Garrabrants, our Chief Executive Officer.
We identified the median employee by calculating the total compensation of all persons excluding the CEO who were employed by us as of June 30, 2021, including full time and part time employees. We considered regular pay for salaried and hourly employees, overtime, equity compensation and taxable cash benefits, including cash incentive payments, and referral fee income, for the fiscal year ended June 30, 2021 as reflected by our internal payroll records. We made annualizing adjustments to the compensation of full time employees who joined us mid-year.
We then ranked the fiscal 2021 compensation received by all of the employees in our employee population other than our CEO to determine our median employee. Once we identified our median employee, we calculated such employee’s annual total compensation in the same manner as our named executive officers’ compensation is determined for purposes of the Summary Compensation Table.
Based on this methodology, we determined that:
•The annual total compensation of our median employee was $79,989.
•The annual total compensation of Mr. Garrabrants, our Chief Executive Officer, was $5,184,508.
•The ratio of Mr. Garrabrants’ total compensation for 2020 to that of the median employee was 65 to 1.
Potential Payments Upon Termination or Change in Control
A change in control may be in the best interest of our common stockholders. We believe it is appropriate to align the compensation of the Chief Executive Officer and the Chief Financial Officer with the benefits of our stockholders. Since their long-term stock compensation is designed to be significant and such compensation vests in future years, we provide them with accelerated vesting of restricted stock units and cash compensation in certain situations where we believe a change in control of the Company and (or) terminating them is in the best interest of the common stockholders. Generally, such compensation is not significant to the Chief Executive Officer or the Chief Financial Officer if such termination is the result of material failures in the performance of their duties as generally described in their employment contracts.

Summary Compensation Table
The following table shows all compensation earned and equity incentives awarded during fiscal year 2021 and the last two fiscal years for our Chief Executive Officer, Chief Financial Officer, and the other three most highly compensated executive officers. All individuals listed in the following table are referred to in this Proxy Statement as the “Named Executive Officers.”

Name	Year[1]	Salary[2]	Non-Equity Incentive Plan Compensation[3]	Bonus[4]	Stock Awards[5]	All Other Compensation[6]	Total
Gregory Garrabrants	2021	$700,000	$4,474,758	$—	$—	$9,750	$5,184,508
	2020	700,000	4,232,235	—	—	9,750	4,941,985
	2019	700,000	4,089,076	—	—	9,250	4,798,326
Andrew J. Micheletti	2021	245,000	250,000	—	817,740	11,400	1,324,140
	2020	245,000	250,000	—	841,500	11,200	1,347,700
	2019	245,000	250,000	—	1,195,920	11,000	1,701,920
Eshel Bar-Adon	2021	310,000	—	350,000	350,017	11,400	1,021,417
	2020	310,000	—	355,000	355,021	11,200	1,031,221
	2019	290,000	—	360,000	420,014	11,000	1,081,014
Brian Swanson	2021	285,000	—	498,000	514,112	9,750	1,306,862
	2020	275,000	—	395,300	322,609	9,500	1,002,409
	2019	270,000	—	325,850	507,628	9,250	1,112,728
Raymond Matsumoto[7]	2021	320,000	—	400,000	360,024	11,400	1,091,424
	2020	300,000	—	355,000	315,037	11,200	981,237

1	Fiscal year in which salary and non-equity incentives and bonuses were earned. For stock awards, the fiscal year of the accounting grant date.
2	Salary earned during the fiscal year.
3	Payments for Non-Equity Incentive Plans were earned in accordance with the employment contracts of the CEO and CFO. Mr. Garrabrants includes cash bonus plus $3.0 million of vested Performance Units during the year.
4	Bonus earned during the fiscal years listed.
5	Aggregate value of restricted stock unit awards based upon the performance year and calculated in accordance with ASC 710 and 718. The actual value at the end of the vesting period may be significantly higher or lower than the value presented depending upon the market value of the common stock at that time. The stock awards and the expense for accounting purposes for the CEO were previously presented in the 2018 year for the five years of the contract term.
6	All other amounts are 401(k) matching contributions.
7	Mr. Matsumoto became a NEO in fiscal year 2020.

Grants of Plan-Based Awards in Fiscal Year 2021
The table below shows all plan-based awards that the Company made during fiscal year 2021 to the Named Executive Officers:

Name	Grant Date	Estimated Possible Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units[1]	Closing Price of Stock on Date of Grant	Grant Date Fair Value of Stock and Option Awards
		Threshold	Target	Maximum	Threshold (#)	Target (#)	Maximum (#)
Gregory Garrabrants[2]	N/A	$—	$—	$—	—	—	—	—	$—	$—
Andrew J. Micheletti	08/31/20	—	—	—	—	—	—	33,000	24.78	817,740
Eshel Bar-Adon	08/31/20	—	—	—	—	—	—	7,264	24.78	180,002
	03/19/21	—	—	—	—	—	—	3,262	52.12	170,015
Brian Swanson	08/31/20	—	—	—	—	—	—	9,528	24.78	236,104
	03/19/21	—	—	—	—	—	—	5,334	52.12	278,008
Raymond Matsumoto	08/31/20	—	—	—	—	—	—	7,264	24.78	180,002
	03/19/21	—	—	—	—	—	—	3,454	52.12	180,022

1	Restricted stock units for Mr. Garrabrants vest in one-fourth increments on each of the first four fiscal year-ends following the date of grant, for all others, vesting is in one-third increments on each of the first three anniversaries of the date of grant.
2	In the proxy statement from three years ago, the July 1, 2017 award to Mr. Garrabrants was presented as five years of estimated RSU awards totaling 596,259 RSUs at an average price of $34.38 determined through a Monte Carlo simulation in accordance with ASC 718. The grant-date estimate of RSUs to be issued and their estimated total fair value of $20.5 million (shown in the FY2018’s proxy statement) is the sum of the estimated award for each fiscal 2018 through 2022. No award was issued during fiscal 2021, the award earned in fiscal 2021 and granted in fiscal 2022 (as discussed on page 29) does not result in any additional ASC 718 expense to the Company.

Outstanding Equity Awards at Fiscal Year-End 2021
This table shows the equity awards that have been previously awarded to each of the Named Executive Officers and which remained outstanding as of June 30, 2021 all of which consist of restricted stock units:

	Restricted Stock Unit Awards
Name	Number of Shares or Units of Stock That Have Not Vested	Date of Grant[1]	Market Value of Shares or Units of Stock That Have Not Vested[2]
Gregory Garrabrants	120,000	07/01/17	$5,566,800
Andrew J. Micheletti	11,000	09/05/18	510,290
	22,000	09/06/19	1,020,580
	33,000	08/31/20	1,530,870
Eshel Bar-Adon	1,550	08/07/18	71,905
	2,864	03/25/19	132,861
	4,706	09/06/19	218,311
	6,856	03/12/20	318,050
	7,264	08/31/20	336,977
	3,262	03/19/21	151,324
Brian Swanson	1,851	08/07/18	85,868
	3,491	03/25/19	161,947
	4,272	09/06/19	198,178
	6,236	03/12/20	289,288
	9,528	08/31/20	442,004
	5,334	03/19/21	247,444
Raymond Matsumoto	1,077	08/07/18	49,962
	2,227	03/25/19	103,311
	3,661	09/06/19	169,834
	6,856	03/12/20	318,050
	7,264	08/31/20	336,977
	3,454	03/19/21	160,231

1	Restricted stock units for Mr. Garrabrants vest in one-fourth increments on each of the first four fiscal year-ends following the date of grant, for all others, vesting is in one-third increments on each of the first three anniversaries of the date of grant.
2	The values contained in this column were calculated by multiplying the number of shares by $46.39, which was the closing price of the Company’s common stock reported on the NYSE on June 30, 2021.

Option Exercises and Stock Vested in Fiscal Year 2021
This table shows the restricted stock units that vested for each Named Executive Officer during fiscal year 2021:

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
Gregory Garrabrants[1]	160,000	$7,422,400
Andrew J. Micheletti[2]	37,000	925,420
Brian Swanson[3]	15,977	569,971
Eshel Bar-Adon[4]	14,736	532,535
Raymond Matsumoto[5]	8,560	352,949

1	Mr. Garrabrants chose to net settle his shares upon vesting, selling back to the Company 84,240 shares of the 160,000 vested shares to cover his income tax withholding.
2	Mr. Micheletti chose to net settle his shares upon vesting, selling back to the Company 19,465 shares of the 37,000 vested shares to cover his income tax withholding.
3	Mr. Swanson chose to net settle his shares upon vesting, selling back to the Company 5,523 shares of the 15,977 vested shares to cover his income tax withholding.
4	Mr. Bar-Adon chose to net settle his shares upon vesting, selling back to the Company 6,667 shares of the 14,736 vested shares to cover his income tax withholding.
5	Mr. Matsumoto chose to net settle his shares upon vesting, selling back to the Company 1,955 shares of the 8,560 vested shares to cover his income tax withholding.
The value realized upon vesting is based on the product of the number of shares vesting multiplied by the market price of a Company share on the applicable vesting date.

Potential Payments Upon Termination or Change in Control
This section discusses the incremental compensation that would be payable by the Company in the event of a change-in-control of the Company or a termination of employment of certain Named Executive Officers with the Company for various described reasons, sometimes referred to in this section as a “triggering event.” In accordance with applicable SEC rules the following discussion assumes that the triggering event in question – death, disability, change in control or termination – occurred on June 30, 2021. With respect to calculations based on the Company’s stock price, we used $46.39, which was the reported closing price of one share of the Company’s common stock on NYSE on June 30, 2021.
Pursuant to applicable SEC rules, the analysis contained in this section does not consider or include payments made to a Named Executive Officer with respect to contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms, or operation in favor of executive officers of the Company, such as employee group term life insurance. In addition, in connection with any actual termination of employment, the Company may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include, for example, the timing during the year of any event and the Company’s stock price.
The Company believes that severance protections can play a valuable role in attracting and retaining key executive officers. The Compensation Committee evaluates the level of severance benefits consistent with competitive practices.
The following is a general discussion of the primary categories of triggering events which apply to certain of the Company’s Named Executive Officers.
Death or Disability
In the event of the death of the Chief Executive Officer, his beneficiary or estate shall be entitled to receive (i) the immediate vesting, to the extent not otherwise vested, of all equity incentive awards including restricted stock unit awards granted to him, (ii) his cash incentive award for the period in which death occurs, prorated to the date of death, and (iii) accrued salary. For the avoidance of doubt, the Chief Executive Officer’s beneficiary or estate shall not be entitled to any restricted stock units set forth in the Agreement which had not been granted prior to the date of death.
Upon the Chief Executive Officer’s receipt of a notice of termination for disability, he shall receive, (i) the immediate vesting, to the extent not otherwise vested, of all equity incentive awards including restricted stock unit awards granted to him, (ii) his cash incentive award for the period in which termination occurs, prorated to the date of termination, (iii) if approved by Company, his annual restricted stock unit award required to be issued pursuant to the Agreement for the period in which the termination date occurs, prorated to the termination date, and (vi) accrued salary.

In the event of the death of the Chief Financial Officer, his beneficiary or estate shall receive a payment of a death benefit of three times the executive’s then-current annual salary. In the event of the death or disability of the Chief Financial Officer, his beneficiaries, his estate or he shall receive his cash bonus for the year prorated to the date of death or disability. All unvested stock options, restricted stock or RSU grants at the date of death or disability shall fully vest and options may be exercised by his beneficiaries, his estate or him for a period of up to twelve (12) months after the date of death or disability.
Termination of Employment by the Company
For the Chief Executive Officer, in the event his employment is terminated by Company without cause, or he resigns his employment for good reason, within a period of 90 days after the occurrence of the event giving rise to good reason, he shall be entitled to (i) the immediate vesting, to the extent not otherwise vested, of all equity incentive awards including RSU awards granted to him, pursuant to the Agreement prior to the date his employment is terminated, (ii) his Target Annual Cash Incentive Award for the period in which such termination occurs, prorated to the Termination Date , and (iii) payment of an amount equal to two times his then-current base salary.
In addition, upon the Chief Executive Officer’s receipt from the Company of a notice of termination without cause or Company’s receipt from him of a notice of termination for good reason, he shall receive, at the option of the Company, either his annual restricted stock unit award computed pursuant to his Agreement or an equivalent amount of cash payable in a lump-sum.
For the Chief Financial Officer, in the event his employment is terminated by the Company without cause, he shall be entitled to (i) a severance payment equal to his then-current base monthly salary multiplied by twelve (12) and paid either as a lump-sum or in monthly installments, at the discretion of the Board of Directors; (ii) accelerated vesting of all unvested portions of equity awards including RSUs; and (iii) continuation of group medical insurance benefits to the earlier of the end of the 12-month severance period or the executive’s commencement of work for a new employer that provides group medical insurance.
For the Chief Legal Officer, in the event his employment is terminated by the Company without cause, he shall be entitled to (i) a severance payment equal to his then-current bi-weekly salary paid for 12 months from the date of termination; and (ii) accelerated vesting of all unvested portions of stock option and restricted stock awards, subject to his execution of a release in customary form.
Termination by Company with “Cause” or by the Executive for any Reason
“Cause” is generally defined in the executive’s employment agreement to include (i) failure of the executive to perform duties in a satisfactory manner, after notice thereof; (ii) conviction of illegal activity which materially adversely affects the Company’s or the Bank’s reputation or which evidences the executive’s lack of ability to perform duties; (iii) certain crimes or dishonesty, fraud, etc. which causes termination of insurance coverage under blanket bond; or (iv) acts or omissions of the executive resulting in actions by government bank regulators to close or take the Bank or to issue a cease and desist order to remove the executive from office.
In the event the Chief Executive Officer is terminated with “cause” or in the event that he terminates his employment for any reason, his payments will generally be (i) all accrued but unpaid base salary as of the termination date and (ii) any other benefits already vested as of the termination date under any of his applicable equity compensation, pension, cash incentive compensation, or similar plans in which he participated immediately prior to termination. In the event the Chief Executive Officer resigns without good reason, he shall be entitled to payment of his Target Annual Cash Incentive Award earned for the period prior to resignation but unpaid at the time of resignation.
In the event the Chief Financial Officer is terminated with “cause” or in the event that he terminates his employment for any reason, his payments will generally be limited to (i) all accrued but unpaid base salary as of the termination date and (ii) any other benefits already vested as of the termination date under any of his applicable equity compensation, pension, cash incentive compensation and other compensation earned subject to prorate calculations as of the termination date.

Upon a Change-in-Control of the Company
A change in control (“CIC”) generally defined in the executive’s employment agreement to mean a change in the ownership or control of 50% of the voting stock of the Company, whether by sale, merger or reorganization, or the ownership or control of all or substantially all of the assets are sold or transferred to a person who did not own or control the assets of the Company prior to such transaction. The exact definition varies depending upon the terms of agreement with each Named Executive Officer.
If the employment of the Chief Executive Officer is terminated during the term of the Agreement, and within one year before or within one year after a CIC, the Company or the Company’s successor terminates the Chief Executive Officer other than for cause, death or disability or the Chief Executive Officer terminates his employment for good reason, in either case, a “Change in Control Termination,” then:
(i) The Company shall pay him in a single severance payment as soon as practicable after the termination, but in no event later than thirty (30) days thereafter, an amount in cash equal to three times the sum of (a) his then-current base salary and (b) his Target Annual Cash Award as in effect on the termination date and minus any Accumulated Amount, plus
(ii) any unvested equity incentive award including restricted stock unit awards previously granted pursuant to the Agreement, shall become immediately and fully vested
(iii) any Target Annual Cash Award earned from the prior year, but not paid at termination, shall be paid to him; and
(iv) a prorated grant of the Annual Restricted Stock Award or the equivalent in cash shall be issued or paid to him.
If a CIC occurs and the Chief Executive Officer is terminated one year prior to the CIC other than for “cause”, and if such termination of employment or event was at the request, suggestion or initiative of a third party who has taken steps reasonably calculated to effect a CIC, then his termination shall be deemed to be a Change in Control Termination and upon occurrence of the CIC, the Chief Executive Officer shall be entitled to receive the payments as described above.
If the Head of Consumer Bank is terminated by the Company or its successor other than for cause, within two (2) years of a CIC, the Company shall (i) make a lump-sum payment of an amount equal to two times his then-current annual salary within 30 days of termination; (ii) immediately vest as of the termination date all unvested equity incentive awards; and (iii) continuation of group medical insurance benefits to the earlier of the end of the 12-month severance period or the executive’s commencement of work for a new employer that provides group medical insurance.
For all Named Executive Officers, the 2014 Plan provides that as of the consummation of a “corporate transaction,” all outstanding unvested stock options and unvested shares of restricted stock would generally receive accelerated vesting, but only to the extent that such awards are not assumed by the Company or substituted by the acquiring company with all existing terms and conditions, including vesting terms, remaining in effect. For this purpose, “corporate transaction” is generally defined in the Plan as an acquisition of the Company by merger, consolidation, asset acquisition or stock purchase, which is generally the same as a CIC.

The following tables summarize the approximate value of termination payments and benefits that certain Named Executive Officers would have received if their employment had been terminated on June 30, 2021 under the circumstances specified or if there were a Change in Control on June 30, 2021:
Gregory Garrabrants – Chief Executive Officer

					Termination After Change-in-Control[5,6]
	A	A	B	C	D	E
Type of Benefit[1]	Death	Disability	Termination before a Change- in-Control by Company without Cause	Upon a Change-in- Control[5]	Termination by Company for Any Reason or by Executive with Good Reason	Termination by Executive without Good Reason
Cash Severance[2]	$7,326,780	$7,326,780	$8,748,559	$5,852,022	$3,596,537	$—
Restricted Stock Unit Vesting[3]	4,771,111	4,771,111	4,771,111	4,771,111	—	—
280G Tax Gross Up4	—	—	—	—	—	—
Total Value Upon Event	$12,097,891	$12,097,891	$13,519,670	$10,623,133	$3,596,537	$—
Total Value Upon CIC and Termination Events in Column D (Column C+D)					$14,219,670
Total Value Upon CIC and Termination Event in Column E (Column C+E)						$10,623,133

1	This change in control table is based on Mr. Garrabrants Second Amended and Restated Employment Agreement dated June 30, 2017.
2
Mr. Garrabrants’ employment agreement provides for a lump sum cash payment in the amount of two times his annual salary plus one times his target bonus, in the event the Company terminates his employment, without cause, prior to a change-in-control; or three times his annual salary plus three times his target bonus if within one year following a change-in-control, our successor terminates his employment for any reason or by Mr. Garrabrants for good reason. He is also entitled his annual cash incentive award. Column D includes an additional amount equal to three times the amount of the annual target cash incentive award. Included in columns A, B, and C is $5.9 million of unvested PUs.

3	The value of restricted stock unit vesting was calculated by multiplying the number of unvested shares by the stock price at grant under the previous employment contract, consisting of the remaining unallocated expense of $4.8 million under the Agreement.
4	Mr. Garrabrants’ employment agreement provides that if any Company payments made upon termination after a change-in-control of the Company constitutes a “parachute payment” under Section 280G of the Internal Revenue Code, the Company would not make a gross-up payment to Mr. Garrabrants. The Company is required to adjust the parachute payment downward, if such a decrease will increase the net after-tax payment to Mr. Garrabrants. No such adjustment downward has been made in the numbers above.
5	These columns assume the vesting of all unvested stock options and restricted stock units accelerated on the consummation of the change-in-control as provided in the Company’s Plans and there was no assumption or substitution of unvested stock options and restricted stock by the acquirer.
6	For a change-in-control and subsequent termination of Mr. Garrabrants’ employment, he would have received the “Total Value Upon Event” specified in the table in column C plus the “Total Value Upon Event” in either column D or column E, depending upon the circumstances of his termination.

Andrew J. Micheletti – Chief Financial Officer

				Termination After Change-in-Control[3,4]
	A	B	C	D	E
Type of Benefit	Death or Disability	Termination before a Change- in-Control by Company without Cause	Upon a Change-in- Control[3]	Termination by Company for Any Reason or by Executive with Good Reason	Termination by Executive without Good Reason
Cash Severance[1]	$980,000	$490,000	$—	$490,000	$—
Restricted Stock Unit Vesting[2]	2,528,769	2,528,769	2,528,769	—	—
Total Value Upon Event	$3,508,769	$3,018,769	$2,528,769	$490,000	$—
Total Value Upon CIC and Termination Events in Column D (Column C+D)				$3,018,769
Total Value Upon CIC and Termination Event in Column E (Column C+E)					$2,528,769

1	Mr. Micheletti’s employment agreement provides for a lump sum cash payment in the amount of three times his annual salary, in the event of death and one times his annual salary if the Company terminates his employment. He is also entitled to a prorated annual cash incentive award.
2
The value of restricted stock unit vesting was calculated by multiplying the number of unvested shares of 11,000 by $36.24, less $325,168 already expensed, unvested shares of 22,000 by $25.5, less $228,034 already expensed, unvested shares of 33,000 by $24.78, less $226,279 already expensed and unvested shares of 33,000 by $46.39, the Company’s stock price at June 30, 2021.

3	These columns assume that the vesting of stock options and restricted stock units accelerated on the consummation of the change-in-control. This assumes that the acquiring company does not assume such awards.
4	For a change-in-control and subsequent termination of Mr. Micheletti’s employment, he would have received the “Total Value Upon Event” specified in the table in column C plus the “Total Value Upon Event” in either column D or column E, depending upon the circumstances of his termination.
Eshel Bar-Adon – Chief Legal Officer

				Termination After Change-in-Control[3,4]
	A	B	C	D	E
Type of Benefit	Death or Disability	Termination before a Change- in-Control by Company without Cause	Upon a Change-in- Control[3]	Termination by Company for Any Reason or by Executive with Good Reason	Termination by Executive without Good Reason
Cash Severance[1]	$—	$310,000	$—	$310,000	$—
Restricted Stock Unit Vesting[2]	517,932	517,932	517,932	—	—
Total Value Upon Event	$517,932	$827,932	$517,932	$310,000	$—
Total Value Upon CIC and Termination Events in Column D (Column C+D)				$827,932
Total Value Upon CIC and Termination Event in Column E (Column C+E)					$517,932

1	Mr. Bar-Adon’s employment agreement provides for a lump sum cash payment in the amount of one times his annual salary if the Company terminates his employment, without cause, prior to or after a change-in-control, by our successor after a change-in-control.
2	The value of restricted stock unit vesting was calculated by multiplying the number of unvested shares of 1,550 by $38.72, less $55,426 already expensed, unvested shares of 2,864 by $27.94, less $21,241 already expensed, unvested shares of 4,706 by $25.50, less $48,779 already expensed, and unvested shares of 6,856 by $17.02, less $17,582 already expensed, unvested shares of 7,264 by $24.78, less $49,809 already expensed, unvested shares of 3,262 by $52.12, less $15,977 already expensed.
3	These columns assume that the vesting of stock options and restricted stock units accelerated on the consummation of the change-in-control. This assumes that the acquirer does not assume such awards.
4	For a change-in-control and subsequent termination of Mr. Bar-Adon’s employment, he would have received the “Total Value Upon Event” specified in the table in column C plus the “Total Value Upon Event” in either column D or column E, depending upon the circumstances of his termination.

Brian Swanson – Head of Consumer Bank

				Termination After Change-in-Control[3,4]
	A	B	C	D	E
Type of Benefit	Death or Disability	Termination before a Change- in-Control by Company without Cause	Upon a Change-in- Control[3]	Termination by Company for Any Reason or by Executive with Good Reason	Termination by Executive without Good Reason
Cash Severance[1]	$—	$—	$—	$570,000	$—
Restricted Stock Unit Vesting[2]	654,560	—	654,560	—	—
Total Value Upon Event	$654,560	$—	$654,560	$570,000	$—
Total Value Upon CIC and Termination Events in Column D (Column C+D)				$1,224,560
Total Value Upon CIC and Termination Event in Column E (Column C+E)					$654,560

1	Mr. Swanson’s employment agreement provides for a lump sum cash payment in the amount of two times his annual salary if the Company terminates his employment, without cause, after a change-in-control, by our successor after a change-in-control.
2
The value of restricted stock unit vesting was calculated by multiplying the number of unvested shares of 1,851 by $38.72, less $66,203 already expensed, unvested shares of 3,491 by $27.94, less $25,898 already expensed, unvested shares of 4,272 by $25.50, less $44,280 already expensed, and unvested shares of 6,236 by $17.02, less $15,993 already expensed, unvested shares of 9,528 by $24.78, less $65,333 already expensed, unvested shares of 5,334 by $52.12, less $26,127 already expensed.

3	These columns assume that the vesting of stock options and restricted stock units accelerated on the consummation of the change-in-control. This assumes that the acquirer does not assume such awards.
4	For a change-in-control and subsequent termination of Mr. Swanson’s employment, he would have received the “Total Value Upon Event” specified in the table in column C plus the “Total Value Upon Event” in either column D or column E, depending upon the circumstances of his termination.
Raymond Matsumoto – Chief Operating Officer

				Termination After Change-in-Control[2,3]
	A	B	C	D	E
Type of Benefit	Death or Disability	Termination before a Change- in-Control by Company without Cause	Upon a Change-in- Control[3]	Termination by Company for Any Reason or by Executive with Good Reason	Termination by Executive without Good Reason
Cash Severance	$—	$—	$—	$—	$—
Restricted Stock Unit Vesting[1]	496,724	496,724	496,724	—	—
Total Value Upon Event	$496,724	$496,724	$496,724	$—	$—
Total Value Upon CIC and Termination Events in Column D (Column C+D)				$496,724
Total Value Upon CIC and Termination Event in Column E (Column C+E)					$496,724

1
The value of restricted stock unit vesting was calculated by multiplying the number of unvested shares of 1,077 by $38.72, less $38,496 already expensed, unvested shares of 2,227 by $27.94, less $16,521 already expensed, unvested shares of 3,661 by $25.50, less $37,944 already expensed, and unvested shares of 6,856 by $17.02, less $17,582 already expensed, unvested shares of 7,264 by $24.78, less $49,809 already expensed, unvested shares of 3,454 by $52.12, less $16,917 already expensed.

2	These columns assume that the vesting of stock options and restricted stock units accelerated on the consummation of the change-in-control. This assumes that the acquirer does not assume such awards.
3	For a change-in-control and subsequent termination of Mr. Matsumoto’s employment, he would have received the “Total Value Upon Event” specified in the table in column C plus the “Total Value Upon Event” in either column D or column E, depending upon the circumstances of his termination.

Compensation Committee Interlocks and Insider Participation
Members of the Compensation Committee. The members of the Compensation Committee for fiscal year 2021 were James J. Court, its Chairman, J. Brandon Black and Paul J. Grinberg. Each of the Compensation Committee members was determined by the Board of Directors to be independent within the meaning of that term in the NYSE listed company rules.
No Interlocks. No executive officer of the Company served on the board of directors or compensation committee of any entity that has one or more executive officers serving as members of the Company’s Board of Directors or Compensation Committee.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with Company management. Based upon such review and discussions, the Compensation Committee unanimously recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted,
The Compensation Committee of the Board of Directors
James J. Court, Chairman
J. Brandon Black
Paul J. Grinberg

RELATED TRANSACTIONS AND OTHER MATTERS
Related Party Transaction Policy and Procedures
The Company has a written Master Policy on Ethics and Professional Integrity (the “Master Policy”) and in accordance with the provisions covering Transactions with Related Persons and Certain Control Persons (the “Policy”). The Policy applies to certain transactions over $120,000 involving any related parties, which includes our officers, directors and director nominees, and members of their immediate families. The Policy also applies to certain transactions with Company stockholders who own more than 5% of the Company’s stock. In determining whether to approve or ratify a related party transaction, the Company’s Designated Officer under its Master Policy or the Board of Directors, as appropriate, will take into account our Master Policy and other applicable written Company policies, which consider applicable rules and the material facts of the transaction, including whether it is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, whether a conflict of interest exists, and the extent of the related party’s interest in the transaction. Under the Master Policy, certain transactions, including the Bank’s providing ordinary banking products and services on standard terms available to any person meeting the eligibility requirements, are considered pre-approved. The Bank also offers an employee loan program available to all directors, officers and employees on a non-discriminatory basis under which each eligible borrower may obtain home loans for terms of 9 years to 30 years at interest rates that are below market rates on loans made to persons unaffiliated with the Bank and the Company.
Transactions with Our Directors
In the ordinary course of its business and subject to applicable banking regulations, the Bank makes loans to and engages in other banking transactions with its directors, officers and employees and their associates. Other than loans pursuant to our widely available employee loan program, such loans and other banking transactions are generally made on the same terms as those prevailing at the time for comparable transactions with persons of comparable creditworthiness that have no affiliation with the Company or the Bank. Loans are made only to persons affiliated with the Company and the Bank if they do not involve more than the normal risk of collectability of loans made to non-affiliated persons and if they do not present any other unfavorable features. As discussed above, the Bank offers an employee loan program available to all directors, officers and employees on a non-discriminatory basis under which each eligible borrower may obtain home loans for terms of 9 years to 30 years at interest rates that are below market rates on loans made to persons unaffiliated with the Bank and the Company. Loans to all directors, executive officers and employees who elected to participate in this program totaled approximately $85.3 million at June 30, 2021. All loans to directors, executive officers and employees were performing in accordance with their terms at June 30, 2021. Loans to directors, principal officers, and their affiliates totaled $23.8 million at June 30, 2021. Total principal payments on related party loans to directors, principal officers, and their affiliates were $7.0 million.
DELINQUENT SECTION 16(a) REPORTS
Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and the related rules and regulations, our directors, executive officers, and persons who beneficially own more than ten percent of any registered class of equity securities of the Company (“ten-percent stockholders”) are required to file reports of their ownership, and any changes in that ownership, with the SEC. Based solely on our review of the copies of such forms and certifications furnished to us, we believe that all of our directors, executive officers and ten-percent stockholders filed timely all reports required under Section 16(a) during the 2021 fiscal year, except as follows: Thomas M. Constantine filed a late Form 4 reporting a sales transaction.
ITEM 2. APPROVAL OF THE AMENDED AND RESTATED 2014 STOCK INCENTIVE PLAN

Background
The 2014 Stock Incentive Plan of the Company (the “Plan”) was originally adopted by our Board of Directors and approved by our stockholders in 2014 and was amended and restated in 2019. The Plan is a comprehensive equity incentive compensation plan under which we can grant equity-based and other incentive awards to officers, employees and directors of, and consultants and advisers to, the Company and its subsidiaries. The purpose of the Plan is to help us attract, motivate and retain such persons and thereby enhance stockholder value. The Plan allows for management and our Board of Directors to award stock incentives to substantially all employees as a retention incentive and to ensure that employees' compensation incentives are aligned with stock price appreciation. We do not grant equity awards to any non-employees other than our nine non-employee directors.
Since the original adoption of the Plan in 2014, the Company’s employee headcount has increased from approximately 366 to 1,285 individuals. This increase was due to organic growth, as well as acquisitions, including our most recent acquisition of E*TRADE Advisor Services in August 2021, which added 145 employees.

Why the Amended Plan is Important for Our Future Success
The following points summarize why our Board strongly believes that the Amended Plan is essential for our future success:
•Achieving superior long-term results for our stockholders has always been one of our primary objectives and, therefore, it is essential that employees think and act like owners of the Company. Stock ownership helps enhance the alignment of the long-term economic interests of our employees with those of our stockholders. Accordingly, we have historically granted equity compensation awards to encourage alignment of the interests of substantially all of our employees with the long-term economic interests of our stockholders. Our direct competitors and our peer companies rely on equity compensation to attract and retain top talent in our industry and remain competitive. We believe that any failure by us to offer competitive levels of equity compensation in attracting and retaining employees would have an adverse effect on our business.
•A balanced approach to executive compensation, using a mix of salaries, discretionary bonuses and long-term equity incentives, helps prevent management from making decisions that favor short-term results over longer-term stability and profitability. Without an incentive compensation plan with a sufficient share pool from which to grant long-term equity awards, our ability to promote long-term results over short-term results would be hampered.
•The 1,000,000 additional shares of common stock that would become available for grant under the Amended Plan would only represent approximately 1.7% of the number of shares of common stock that are outstanding as of September 1, 2021. The 1,000,000 share authorization request is designed to manage our equity compensation needs until approximately sometime in 2024.
On August 31, 2021, our Board approved an amendment and restatement to the Plan in the form of the 2014 Amended and Restated Stock Incentive Plan (the “Amended Plan”). A copy of the Amended Plan is attached to this Proxy Statement as Appendix A, and the discussion in this proposal is qualified in its entirety by the full text of the Amended Plan. The Amended Plan was effective on the date of the Board’s approval, so long as it is approved by our stockholders within 12 months after that date. If we do not obtain stockholder approval of the Amended Plan, the Plan (without giving effect to the proposed amendment and restatement) will remain in effect.
Highlights of Material Differences between the Plan and the Amended Plan
The following table highlights certain of the material differences between the Plan and the Amended Plan:

	Plan	Amended Plan

Plan Expiration	September 5, 2024	September 1, 2026

Minimum Vesting for Awards	None	1 year for at least 95% of Awards granted under Amended Plan

Ability to Accelerate Vesting by Committee	Committee Discretion at any time	Committee discretion but only in cases of Participant termination due to death or disability or in Change in Control in which awards are being canceled
Plan Share and ISO Grant Limits	4,680,000 shares	5,680,000 shares
As originally designed, the Plan was set to expire on September 5, 2024. The Amended Plan extends the expiration date to September 1, 2026. The extension provides a longer period of time over which stock awards under the Amended Plan may be granted. We believe the extension requires management to consider the stock award usage rate by only granting those stock awards necessary to have sufficient coverage over the remaining life of the Amended Plan.
Prior to the Amended Plan, the Plan had no minimum vesting period for stock awards. The Amended Plan implements a 1-year minimum vesting period for at least 95% of stock awards granted under the Amended Plan. We believe this removes the broad discretion to accelerate vesting under the Plan and better aligns with both historical Company practice and Stockholder interests.

Prior to the Amended Plan, the Compensation Committee of the Board had full discretion and ability to accelerate vesting of stock awards. The Amended Plan removes the Compensation Committee’s full discretion and provides only a limited discretion ability in cases of Participant termination due to death or disability or in Change in Control events where stock awards are canceled.
The Plan allowed for 4,680,000 shares prior to amendment. Management recommended and the Compensation Committee of the Board recommended and the Board each approved a share pool reserve increase of 1,000,000 common shares for future issuance under the Amended Plan for a total of 5,680,000 shares. In determining the number of shares to be reserved under the Amended Plan, management and the Compensation Committee of the Board reviewed our stock award history and our stock award activity relative to peers.
The Company’s historic three-year average of gross and net shares awarded is 811,884 shares and 499,255 shares, respectively. The net shares awarded are net of cancellations and forfeitures. A company’s new award shares as a percentage of outstanding shares, or gross burn rate, is the gross number of equity award shares granted in a given year divided by the weighted average common shares outstanding for the same year. Gross burn rate excludes the add-back of canceled or forfeited equity awards in the calculation. Net burn rate is a similar calculation to gross burn rate, but includes canceled and forfeited awards. The Company’s three-year average outstanding shares was 60,640,832. The Company’s gross burn rate is 1.34% and net burn rate is 0.82%.
The Company’s outstanding awards as of September 1, 2021 were 1,576,734 and 1,017,439 common shares remained available for issuance under the Plan (assuming that all outstanding awards are ultimately settled for their full number of shares and are not forfeited or modified). By adding 1,000,000 shares to the Amended Plan, a total of 2,017,439 shares would be available for issuance and, assuming the gross burn rate was maintained at the three-year average of 811,884 shares, the total of 2,017,439 shares would support two and a half additional years of awards. The addition of 1,000,000 shares is reasonable relative to Company history because it allows the Company to cover approximately half of the five-year remaining life of the Amended Plan, now expiring in 2026.
To understand our stock award activity relative to peers, the Company reviewed peer data and specifically compared its stock award activity to two Institutional Shareholder Services Inc. (“ISS”) benchmarks for gross burn rate: banks (2.00%) and diversified financial services industries (7.05%). Using ISS methodology which weights restricted stock units double, our gross burn rate, or three-year average new award shares as a percentage of outstanding shares is an average of 2.67%. Management further considered two important factors when analyzing the data and determining the share increase request: the Bank’s compensation mix (more equity awards and less cash) in comparison to peers and the expansion of the Securities business segment through the acquisition of the investment advisory business makes comparison to diversified financial services more relevant.
As noted in the Executive Compensation section and throughout Item 2 of this Proxy, the Company seeks to align the long-term economic interests of our employees with those of our stockholders and uses restricted stock units as a key component of all, including Bank, employees’ compensation. Our employees’ bonus awards are typically granted in a portion of cash and a portion of restricted stock unit grants. As discussed on page 25 of this Proxy, our peer banks have higher levels of cash compensation and lower levels of equity compensation relative to the senior officers, and we believe the same holds true for all employees. Generally, we believe our Bank peers only use equity as a component for a portion of their employees’ compensation and instead provide higher cash bonuses to a larger portion of their workforce than we do. Over 85% of our workforce has indirect or direct equity ownership in AX common stock, which we believe is a much greater ownership level than our peers and better aligns our workforce with stockholder interests.
Furthermore, the benefit of our compensation methodology to shareholders is evidenced in the Company’s outperformance of its peers in terms of total compensation expense incurred. The FDIC provides Bank statistics for salaries and benefits expense as a percentage of average assets each quarter and this data includes equity compensation expense. In reviewing FDIC data for the most recent period available ended March 31, 2021, the Bank’s salaries and benefits, including equity compensation, were 0.94% of average assets compared to a peer ratio of 1.11% for banks with greater than $10 billion in assets. This means, assuming an equal assets size, our Bank with $12.7 billion in assets at June 30, 2021, is spending $21.6 million less than our peers on compensation expense. Our compensation methodology is demonstrably better for shareholders and ultimately for employees as they each become shareholders with tenure and may experience personal income growth through stock price appreciation.
The Company has grown, both organically and through acquisitions, and expanded products and services in its Securities business segment, which consists of correspondent clearing for broker-dealers, wealth management and the recently acquired investment advisory business. Management expects to have an increase in revenue for the Securities business segment compared to its historical revenue, in both gross dollars and revenue percentage share of the Company’s total revenue, given the recent acquisition of the investment advisory business and organic growth of this segment. With these changes to the nature of the Company’s revenues, management and the Compensation Committee considered the ISS diversified financial services industry sector benchmark.
After considering the foregoing, management recommended, and the Compensation Committee recommended and the Board approved, an increase of 1,000,000 shares to the share reserve pool in order to satisfy the Company’s equity compensation needs for approximately the next three years.
Accordingly, the Amended Plan authorizes a maximum total of 5,680,000 common shares for grants to participants reflecting a 1,000,000 share increase from the Plan’s current limit of 4,680,000 shares. The approximate impact of the requested share reserve increase for the Amended Plan on stockholder dilution is shown in the below table (the below figures represent a percentage of our outstanding basic number of shares as of September 1, 2021):

Dilutive effect of requested new reserve shares under the Amended Plan	2.59%
Dilutive effect of requested new reserve shares plus unissued shares available for grant	4.27%
Total potential dilution (including currently outstanding awards under Plan)	6.85%
It is important to note that the potential dilution is a forecast over multiple years and contains assumptions that no cancellation or forfeiture of shares would occur. The Company has a long history of making equity awards, while at the same time increasing book value per share, thereby evidencing the alignment of the Company’s compensation methodology with shareholder interests.
As noted above, the outstanding awards as of September 1, 2021 were 1,576,734 restricted stock units at weighted average grant-date fair value of $28.70. Restricted stock units for the Chief Executive Officer vest in one-fourth increments on each of the first four fiscal year-end dates following the date of grant, for all others, vesting is in one-third increments on each of the first three anniversaries of the date of grant.
As of September 1, 2021, there were 59,461,326 common shares outstanding and 1,017,439 common shares remained available for issuance under the Plan before the addition of 1,000,000 shares under the Amended Plan. Additional information on our equity compensation plans is available elsewhere in this proxy statement, including in the table under the heading “Equity Compensation Plan Information.” As of September 1, 2021, the fair market value of a share of our common stock (based on the closing share price as reported by NYSE on that date) was $48.21 per share.
If our stockholders approve the Amended Plan, we intend to register the additional shares issuable pursuant to the 2014 Stock Incentive Plan, as amended by the Amended Plan, under the Securities Act of 1933, as amended, as soon as practicable following such approval. Because certain of our directors and executive officers may be eligible to receive awards under the Plan, such directors and executive officers may be considered to have an interest in this proposal.
Summary of the Amended Plan
The following is a summary of the material terms and conditions of the Amended Plan. This summary, however, does not purport to be a complete description of all provisions of the Plan and is qualified in its entirety by reference to the full text of the Amended Plan, a copy of which is attached to this Proxy Statement as Appendix A.
Administration. The Plan is administered by the Compensation Committee of the Board of Directors (the “Plan Committee”), consisting of persons who are each (i) “Outside Directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, (“the Code”), as in effect when the Plan was first adopted (the “Effective Date”), (ii) “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), or Non-Employee Directors, and (iii) “independent” for purposes of any applicable listing requirements, such as those of the New York Stock Exchange; provided, however, that the Board of Directors or the Plan Committee may delegate to a committee of one or more members of the Board of Directors who are not Non-Employee Directors, the authority to grant awards to eligible persons who are not then subject to the requirements of Section 16 of the Exchange Act. If a member of the Plan Committee is eligible to receive an award under the Plan, such Plan Committee member shall have no authority hereunder with respect to his or her own award. Among other things, the Plan Committee has complete discretion, subject to the terms of the Plan, to determine the employees, non-employee directors and non-employee consultants to be granted awards under the Plan, the type of awards to be granted, the number of shares subject to each award, the exercise price under each option and the base price for each stock appreciation right (“SAR”), the term of each award, the vesting schedule for an award (provided that 95% of all awards granted under the Amended Plan must have a minimum vesting of at least one year), whether to accelerate vesting in limited circumstances including a participant’s death or disability or in a change in control in which outstanding awards are being canceled, the value of the shares underlying the award, and the required withholdings, if any. The Plan Committee is also authorized to construe the award agreements, and may prescribe rules relating to the Plan.
Grant of Awards; Shares Available for Awards. The Plan provides for the grant of awards which are incentive stock options (“ISOs”), non-qualified stock options (“NQSOs”), unrestricted shares, restricted shares, restricted stock units, performance stock, performance units, SARs, tandem stock appreciation rights, distribution equivalent rights, or any combination of the foregoing, to key management employees, non-employee directors, and non-employee consultants of the Company (each a “participant”) (however, solely Company employees are eligible for ISOs).
To the extent that an award (or portion of an award) lapses, expires, is canceled, is terminated unexercised or ceases to be exercisable for any reason, or the rights of its holder terminate, any shares subject to such award shall be deemed not to have been issued for purposes of determining the maximum aggregate shares which may be issued under the Plan and shall again be available for the grant of a new award. However, shares that have actually been issued under the Plan shall not be available for future issuance under the Plan, unless unvested shares are forfeited or repurchased by the Company at the lower of their original purchase price or their fair market value at the time of repurchase. To the extent not prohibited by the listing requirements of the New York Stock Exchange (or other established stock exchange or national market system on which our stock is traded) and applicable law, any shares covered by an award which are surrendered (i) in payment of the award exercise or purchase price or (ii) in satisfaction of tax withholding obligations incident to the exercise of an award shall be deemed not to have been issued for purposes of determining the maximum number of shares which may be issued pursuant to all awards under the Plan, unless otherwise determined by the Plan Committee.
The number of shares for which awards which are options or SARs may be granted to a participant under the Plan during any calendar year is limited to 480,000 shares.
Eligibility. Employees, consultants and Board members of the Company and certain of our affiliated companies are eligible to receive awards under the Amended Plan. The Plan Committee determines, in its discretion, the eligible persons who will be granted awards under the Amended Plan. As of September 1, 2021, approximately 1,285 employees (including 10 executive officers) and nine non-employee directors would be eligible to participate in the Amended Plan.
Options. The term of each stock option shall be as specified in the option agreement; provided, however, that except for stock options which are ISOs, granted to an employee who owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Internal Revenue Code of 1983, as amended (the “Code”)) more than 10% of the total combined voting power of all classes of shares of the Company or of any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code), within the meaning of Section 422(b)(6) of the Code (a “ten percent stockholder”), no option shall be exercisable after the expiration of ten (10) years from the date of its grant (five (5) years for an employee who is a ten percent stockholder).
The price at which an share may be purchased upon exercise of a stock option shall be determined by the Plan Committee; provided, however, that such option price (i) shall not be less than the fair market value of an share on the date such stock option is granted, and (ii) shall be subject to adjustment as provided in the Plan. The Plan Committee or the Board of Directors determine the time or times at which, or the circumstances under which, a stock option may be exercised in whole or in part, the time or times at which options shall cease to be or become exercisable following termination of the stock option holder’s employment or upon other conditions, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, and the methods by or forms in which shares will be delivered or deemed to be delivered to participants who exercise stock options.
Options which are ISOs shall comply in all respects with Section 422 of the Code. In the case of an ISO granted to a ten percent stockholder, the per share exercise price under such ISO (to the extent required by the Code at the time of grant) shall be no less than 110% of the fair market value of a share on the date such ISO is granted. ISOs may only be granted to employees of the Company. In addition, the aggregate fair market value of the shares subject to an ISO (determined at the time of grant) which are exercisable for the first time by an employee during any calendar year under all plans of the Company (both as defined in Section 424 of the Code) which provide for the grant of ISOs may not exceed $100,000. Any Option which specifies that it is not intended to qualify as an ISO or any Option that fails to meet the ISO requirements at any point in time will automatically be treated as a NQSO under the terms of the Plan.
Unrestricted Stock Awards. Pursuant to the terms of the applicable unrestricted stock award agreement, an unrestricted stock award is the award or sale of shares to employees, non-employee directors or non-employee consultants, which are not subject to transfer restrictions in consideration for past services rendered to the Company or for other valid consideration.
Restricted Stock Awards. A restricted stock award is a grant or sale of shares to the holder, subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Plan Committee or the Board of Directors may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Plan Committee or the Board of Directors may determine at the date of grant or purchase or thereafter. If provided for under the restricted stock award agreement, a participant who is granted or has purchased restricted stock shall have all of the rights of a stockholder, including the right to vote the restricted stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Plan Committee or the Board of Directors or in the award agreement). During the restricted period applicable to the restricted stock, subject to certain exceptions, the restricted stock may not be sold, transferred, pledged, exchanged, hypothecated, or otherwise disposed of by the participant.
Restricted Stock Unit Awards. A restricted stock unit award provides for a grant of shares or a cash payment to be made to the holder upon the satisfaction of predetermined individual service-related vesting requirements, based on the number of units awarded to the holder. The Plan Committee shall set forth in the applicable restricted stock unit award agreement the individual service-based vesting requirements which the holder would be required to satisfy before the holder would become entitled to payment and the number of units awarded to the holder. At the time of such award, the Plan Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions. The holder of a restricted stock unit shall be entitled to receive a cash payment equal to the fair market value of a share, or one (1) share, as determined in the sole discretion of the Plan Committee and as set forth in the restricted stock unit award agreement, for each restricted stock unit subject to such restricted stock unit award, if and to the extent the holder satisfies the applicable vesting requirements. Such payment or distribution shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the calendar year in which the restricted stock unit first becomes vested, unless otherwise structured to comply with Code Section 409A.
Performance Stock Awards. A performance stock award provides for the distribution of shares (or cash equal to the fair market value of shares) to the holder upon the satisfaction of predetermined individual and/or Company goals or objectives. The Plan Committee shall set forth in the applicable performance stock award agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) which the holder and/or Company would be required to satisfy before the holder would become entitled to the receipt of shares (or cash equal to the fair market value of shares) pursuant to such holder’s performance stock award and the number of shares of shares subject to such performance stock award. The vesting restrictions under any performance stock award shall constitute a “substantial risk of forfeiture” under Section 409A of the Code and, if such goals and objectives are achieved, the distribution of such shares shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of our fiscal year to which such goals and objectives relate, unless otherwise structured to comply with Code Section 409A. At the time of such award, the Plan Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions. The holder of a performance stock award shall have no rights as a stockholder until such time, if any, as the holder actually receives shares pursuant to the performance stock award.
Performance Unit Awards. A performance unit award provides for a cash payment to be made to the holder upon the satisfaction of predetermined individual and/or Company (or affiliate) performance goals or objectives based on selected performance criteria, based on the number of units awarded to the holder. The Plan Committee shall set forth in the applicable performance unit award agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) which the holder and/or Company would be required to satisfy before the holder would become entitled to payment, the number of units awarded to the holder and the dollar value assigned to each such unit. At the time of such award, the Plan Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions. The holder of a performance unit shall be entitled to receive a cash payment equal to the dollar value assigned to such unit under the applicable performance unit award agreement if the holder and/or the Company satisfies (or partially satisfies, if applicable under the applicable performance unit award agreement) the performance goals and objectives set forth in such performance unit award agreement. If achieved, such payment shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year to which such performance goals and objectives relate, unless otherwise structured to comply with Code Section 409A.
Stock Appreciation Rights. A SAR provides the participant to whom it is granted the right to receive, upon its exercise, cash or shares equal to the excess of (A) the fair market value of the number of shares subject to the SAR on the date of exercise, over (B) the product of the number of shares subject to the SAR multiplied by the base value for the SAR, as determined by the Plan Committee or the Board of Directors. The Plan Committee shall set forth in the applicable SAR award agreement the terms and conditions of the SAR, including the base value for the SAR (which shall not be less than the fair market value of an share on the date of grant), the number of shares subject to the SAR and the period during which the SAR may be exercised and any other special rules and/or requirements which the Plan Committee imposes on the SAR. No SAR shall be exercisable after the expiration of ten (10) years from the date of grant. A tandem SAR is a SAR granted in connection with a related option, the exercise of some or all of which results in termination of the entitlement to purchase some or all of the shares under the related option. If the Plan Committee grants a SAR which is intended to be a tandem SAR, the tandem SAR shall be granted at the same time as the related option and additional restrictions apply.
Distribution Equivalent Rights. A distribution equivalent right entitles the holder to receive bookkeeping credits, cash payments and/or share distributions equal in amount to the distributions that would be made to the holder had the holder held a specified number of shares during the period the holder held the distribution equivalent rights. The Plan Committee shall set forth in the applicable distribution equivalent rights award agreement the terms and conditions, if any, including whether the holder is to receive credits currently in cash, is to have such credits reinvested (at fair market value determined as of the date of reinvestment) in additional shares or is to be entitled to choose among such alternatives. Such receipt shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code and, if such award becomes vested, the distribution of such cash or shares shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year in which the holder’s interest in the award vests, unless otherwise structured to comply with Code Section 409A. Distribution equivalent rights awards may be settled in cash or in shares, as set forth in the applicable distribution equivalent rights award agreement. A distribution equivalent rights award may, but need not be, awarded in tandem with another award (but not an option or SAR award, whereby, if so awarded, such distribution equivalent rights award shall expire, terminate or be forfeited by the holder, as applicable, under the same conditions as under such other award. The distribution equivalent rights award agreement for a distribution equivalent rights award may provide for the crediting of interest on a distribution equivalent rights award to be settled in cash at a future date (but in no event later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year in which such interest was credited and vested), at a rate set forth in the applicable distribution equivalent rights award agreement, on the amount of cash payable thereunder.
Recapitalization or Reorganization. Subject to certain restrictions, the Plan provides for the adjustment of shares underlying awards previously granted if, and whenever, prior to the expiration or distribution to the holder of shares underlying an award theretofore granted, the Company shall effect a subdivision or consolidation of our shares or the payment of a stock dividend on shares without receipt of consideration by the Company. If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of a previously granted award, the holder shall be entitled to receive (or entitled to purchase, if applicable) under such award, in lieu of the number of shares then covered by such award, the number and class of shares and securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the holder had been the holder of record of the number of shares then covered by such award. The Plan also provides for the adjustment of shares underlying awards previously granted in the event of changes to the outstanding shares by reason of an extraordinary cash dividend, reorganization, merger, consolidation, combination, split-up, spin-off, exchange or other relevant change in capitalization occurring after the date of the grant of any award, subject to certain restrictions.
Termination. The Plan shall continue in effect, unless sooner terminated pursuant to its terms, until September 1, 2026 (except as to awards outstanding on that date). The Board of Directors may terminate the Plan at any time with respect to any shares for which awards have not theretofore been granted; provided, however, that the Plan’s termination shall not materially and adversely impair the rights of a holder with respect to any award theretofore granted without the consent of the holder. The Board of Directors shall have the right to alter or amend the Plan or any part thereof from time to time; provided, however, that without the approval by a majority of the votes cast at a meeting of our stockholders at which a quorum representing a majority of our shares entitled to vote generally in the election of directors is present in person or by proxy, no amendment or modification of the Plan may (i) materially increase the benefits accruing to holders, (ii) except as otherwise expressly provided in the Plan, materially increase the number of shares subject to the Plan or the individual award agreements, (iii) materially modify the requirements for participation, or (iv) amend, modify or suspend certain re-pricing prohibitions or amendment and termination provisions as specified therein. In addition, no change in any award theretofore granted may be made which would materially and adversely impair the rights of a holder with respect to such award without the consent of the holder (unless such change is required in order to cause the benefits under the Plan to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Code in effect at the time of such Award or to cause the Plan and/or Award to be exempt from or comply with Section 409A of the Code).
Performance Goals and Criteria under Section 162(m). Under Section 162(m) of the Internal Revenue Code, we are generally prohibited from deducting compensation paid to our principal executive officer and other “covered employees” in excess of $1 million per person in any year. For taxable years beginning on or before December 31, 2017, this deduction limit included an exception for “qualified performance-based compensation”. The Tax Cuts and Jobs Act of 2017 (the “Tax Act”) eliminated the exemption for “qualified performance-based compensation” for tax years beginning after December 31, 2017. The Tax Act includes a grandfather provision, pursuant to which compensation that is provided pursuant to a written binding contract in effect on November 2, 2017, and which has not been modified in any material respect on or after that date, will not be subject to the amendments made to Code Section 162(m) by the Tax Act.
If the Plan Committee intended that an award previously granted under the Plan would qualify as “performance-based” compensation under Code Section 162(m), the Plan Committee selected performance goals based on the attainment of specified levels of one, or any combination, of the following performance criteria for the Company: earnings or earnings per share, cash flow or cash flow per share, operating cash flow or operating cash flow per share revenue growth, product revenue growth, financial return ratios (such as return on equity, return on investment and/or return on assets), share price performance, stockholder return, equity and/or value, operating income, operating margins, earnings before interest, taxes, depreciation and amortization, earnings, pre‑ or post‑tax income, economic value added (or an equivalent metric), profit returns and margins, credit quality, sales growth, market share, working capital levels, comparisons with various share market indices, year-end cash, debt reduction, assets under management, operating efficiencies, strategic partnerships or transactions (including co-development, co-marketing, profit sharing, joint venture or other similar arrangements), and/or financing and other capital raising transaction. Performance criteria could be established on a Company-wide basis or with respect to one or more Company business units or divisions or subsidiaries; and either in absolute terms, relative to the performance of one or more similarly situated companies, or relative to the performance of an index covering a peer group of companies. The maximum dollar value of cash-based performance awards granted under the Plan in any calendar year to any employee that were intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m) as in effect prior to the Tax Act could not exceed $3 million per year.
Certain Federal Income Tax Information
The following is a brief general summary, as of August 31, 2021, of the federal income tax consequences to us and to U.S. participants for awards granted under the Amended Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant’s death or provisions of income tax laws of any municipality, state or other country. We advise participants to consult with a tax advisor regarding the tax implications of their awards under the Amended Plan.
Incentive Stock Options. For federal income tax purposes, the holder of an ISO has no taxable income at the time of the grant or exercise of the ISO. If such person retains the common stock acquired under the ISO for a period of at least two years after the stock option is granted and one year after the stock option is exercised, any gain upon the subsequent sale of the common stock will be taxed as a long-term capital gain. If the participant disposes of the shares within the two-year or one-year periods referred to above, the participant will recognize ordinary income equal to the lesser of (i) the excess of the fair market value over the exercise price of the shares on the date of exercise, or (ii) the excess of the amount realized on the disposition over the exercise price for the shares. Any remaining gain or loss will be long-term or short-term capital gain or loss depending on whether the participant held the shares for more than one year. Utilization of losses is subject to special rules and limitations. The difference between the option exercise price and the fair market value of the shares on the exercise date of an ISO is an adjustment in computing the holder’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the participant’s regular income tax for the year.
Non-qualified Stock Options. A participant who receives an NQSO generally will not realize taxable income on the grant of such option, but will realize ordinary income at the time of exercise of the stock option equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise. Any additional gain or loss recognized upon any later disposition of the shares would be short- or long-term capital gain or loss, depending on whether the shares had been held by the participant for more than one year.
Stock Appreciation Rights. No taxable income is generally reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received plus the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of any shares received would be a short- or long-term capital gain or loss, depending on whether the shares had been held by the participant for more than one year.
Restricted Stock. A participant will generally not have taxable income upon grant of unvested restricted shares unless he or she elects to be taxed at that time pursuant to an election under Code Section 83(b). Instead, the participant will recognize ordinary income at the time(s) of vesting equal to the fair market value (on each vesting date) of the shares minus any amount paid for the shares.
Restricted Stock Units. No taxable income is generally reportable when unvested restricted stock units are granted to a participant. Upon settlement of restricted stock units which have vested, the participant will recognize ordinary income at the time(s) of settlement equal to the sum of the fair market value (on each settlement date) of any shares issued to the participant plus any cash received by the participant.
Income Tax Effects for the Company. We generally will be entitled to a tax deduction in connection with an award under the Amended Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of an NQSO).
Internal Revenue Code Section 162(m). Section 162(m) generally does not allow a publicly-held corporation to claim a federal income tax deduction for compensation that exceeds $1 million paid in any tax year to a Covered Employee. It is impossible to be certain that all Amended Plan awards or any other compensation paid by the Company to Covered Employees will be tax deductible. Further, the Amended Plan does not preclude the Amended Plan Committee from making other compensation payments outside of the Amended Plan to Covered Employees, even if such payments do not qualify for tax deductibility under Section 162(m).
Internal Revenue Code Section 409A. Section 409A of the Code governs the federal income taxation of certain types of nonqualified deferred compensation arrangements. A violation of Section 409A of the Code generally results in an acceleration of the recognition of income of amounts intended to be deferred and the imposition of a federal excise tax of 20% on the employee over and above the income tax owed, plus possible penalties and interest. The types of arrangements covered by Section 409A of the Code are broad and may apply to certain awards available under the Amended Plan (such as restricted stock units). The intent is for the Amended Plan, including any awards available thereunder, to comply with the requirements of Section 409A of the Code to the extent applicable. As required by Code Section 409A, certain nonqualified deferred compensation payments to specified employees may be delayed to the seventh month after such employee’s separation from service.
Internal Revenue Code Section 280G. For certain employees, if a change in control of the Company causes an award to vest or become newly payable or if the award was granted within one year of a change in control of the Company and the value of such award or vesting or payment, when combined with all other payments in the nature of compensation contingent on such change in control, equals or exceeds the dollar limit provided in Code Section 280G (generally, this dollar limit is equal to three times the five year historical average of the employee’s annual compensation as reported on Form W-2), then the entire amount exceeding the employee’s average annual compensation will be considered to be an excess parachute payment. The recipient of an excess parachute payment must pay a 20% excise tax on this excess amount, for which the Company must withhold, and the Company cannot deduct the excess amount from its taxable income.
Amended Plan Benefits
All Amended Plan awards will be granted at the Compensation Committee’s discretion, subject to the limitations described in the Amended Plan and the CEO and CFO contractual agreements. Therefore, the specific benefits and amounts that will be received or allocated to certain participants under the Amended Plan are not presently determinable. Awards that were granted under the Plan in fiscal year 2021 to our named executive officers and non-employee directors are described elsewhere in this proxy statement. As of September 1, 2021, no stock options have been issued under the Plan.
Vote Required and Recommendation of the Board of Directors
The affirmative vote of the holders of a majority of the outstanding shares represented in person or by proxy at the Annual Meeting and entitled to vote on this item will be required to approve the Amended and Restated 2014 Stock Incentive Plan. Abstentions and broker non-votes will have the same effect as a vote against this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 2014 STOCK INCENTIVE PLAN

ITEM 3. ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company’s compensation policies and decisions are designed to promote the Company’s business strategies and the interest of its stockholders by providing incentive needed to attract, motivate and retain key executives who are critical to our long-term success as a financial institution.
Stockholders are urged to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which discusses how our compensation design and practices reflect our compensation philosophy. The Compensation Committee and the Board of Directors believe that its compensation design and practices are effective in implementing the Company’s strategic goals and business strategies.
We are asking our stockholders for a non-binding and advisory vote to approve the compensation of our Named Executive Officers under Section 14A of the Securities Exchange Act of 1934. This proposal, commonly known as a “say-on-pay” proposal, is brought annually and gives our stockholders the opportunity to express their views on the compensation of the Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the compensation practices described in this Proxy Statement. Accordingly, the Board of Directors recommends that you vote in favor of the following resolution:
“RESOLVED, that the stockholders of Axos Financial, Inc. approve, in a non-binding and advisory basis, the compensation of its Named Executive Officers as disclosed in the Proxy Statement for the 2021 Annual Meeting, including the Summary Compensation Table and the Compensation Discussion and Analysis set forth in such Proxy Statement and other related tables and disclosures.”
As this is an advisory vote, the result will not be binding on the Company, the Board of Directors or the Compensation Committee, although the Compensation Committee will consider the outcome of the vote when evaluating the compensation program.  Proxies submitted without direction pursuant to this solicitation will be voted “FOR” the approval of the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, IN A NON-BINDING AND ADVISORY STOCKHOLDER VOTE, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

ITEM 4. RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTING FIRM
We are asking our stockholders to ratify the selection of BDO USA, LLP (“BDO”) as the Company’s independent public accounting firm for fiscal year 2022. If the stockholders fail to ratify the selection, the Audit Committee will reconsider its selection of BDO. The Audit Committee may, without stockholder approval, reconsider its selection of BDO.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTING FIRM.
BDO serves as the Company’s independent auditor and has conducted the audit of the Company’s consolidated financial statements for the fiscal year ended June 30, 2021. The Audit Committee’s Charter provides that the Audit Committee must pre-approve services to be performed by the Company’s independent public accounting firm. The Audit Committee approved the engagement of BDO to serve as the Company’s independent auditor to conduct the audit of the Company’s consolidated financial statements for the fiscal year ended June 30, 2021.
A representative of BDO will be present at the Annual Meeting, with the opportunity to make a statement if so desired, and will be available to respond to appropriate questions submitted to the Secretary of the Company in advance of the Annual Meeting.
The following table contains information regarding the aggregate fees charged to the Company by BDO for audit services rendered in connection with the audited consolidated financial statements and reports for the 2021 fiscal year.

	Fees Charged	Fees Charged
Nature of Services	2021	2020
Audit fees[1]	$940,000	$990,000
Audit-related fees[2]	—	—
Tax fees[3]	—	—
All other fees	—	—
	$940,000	$990,000

1
Audit Fees consist of fees billed and unbilled and expenses for professional services rendered for the audit of the Company’s consolidated annual financial statements, review of interim consolidated financial statements included in quarterly reports and services closely related to the audit and that in many cases could only be performed by the independent public accounting firm.

2
Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”

3	Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is composed of three directors. All of the members of the Audit Committee have been found by the Board of Directors to be both independent and financially literate as required by the listing standards of the NYSE. In addition, the Board has determined that Mr. Grinberg and Mr. Mosich are each an Audit Committee Financial Expert under the rules of the SEC. The Audit Committee operates under a written charter adopted by the Board of Directors.
The purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company. The primary responsibilities of the Audit Committee are to oversee and monitor the integrity of the Company’s financial reporting process, financial statements and systems of internal controls; the Company’s compliance with legal and regulatory requirements; the independent auditor’s qualifications, independence and performance; and the performance of the Company’s internal audit function. The Audit Committee is responsible for the selection, retention, supervision and termination of (i) the general auditor, including reviewing the adequacy of the authority, responsibilities and functions of the Company’s internal audit department, and (ii) the independent auditor, including resolving disagreements between management and the independent auditor. The general auditor and the independent auditor report directly to the Audit Committee.
The Audit Committee is not responsible for conducting reviews of auditing or accounting procedures. Management has primary responsibility for preparing the Company’s financial statements and for the Company’s financial reporting process. The Company’s independent auditor is responsible for auditing and reporting on the conformity of the Company’s consolidated financial statements to accounting principles generally accepted in the United States, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the independent auditor on the basis of the information it receives, discussions with the independent auditor and the experience of the Audit Committee’s members in business, financial and accounting matters.
In this context, the Audit Committee hereby reports as follows:
1. The Audit Committee has reviewed and discussed the audited consolidated financial statements with management;
2. The Audit Committee has discussed with the independent auditor the matters required to be discussed by the rules of the Public Company Accounting Oversight Board No. 1301, “Communications with Audit Committees”;
3. The Audit Committee has received the written disclosures and the letter from the independent auditor and has discussed with the independent auditor the independent auditor’s independence; and
4. Based on the review and discussions referred to in paragraphs one through three above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2021 for filing with the SEC.

Respectfully submitted,
The Audit Committee of the Board of Directors
Paul J. Grinberg, Chairman
James S. Argalas
Nicholas A. Mosich

ANNUAL REPORT TO STOCKHOLDERS
The Annual Report to Stockholders, including Form 10-K for the Company for the fiscal year ended June 30, 2021 will be available concurrently with this Proxy Statement on September 8, 2021 to all stockholders of record as of August 27, 2021 at www.envisionreports.com/AX. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made. ADDITIONAL COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2021 WILL BE PROVIDED (WITHOUT EXHIBITS) TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO AXOS FINANCIAL, INC., 9205 WEST RUSSELL ROAD, SUITE 400, LAS VEGAS, NV 89148, ATTENTION: CORPORATE SECRETARY. This Proxy Statement and our Annual Report on Form 10-K for the year ended June 30, 2021, are also available at our website, www.axosfinancial.com and from the SEC at its website, www.sec.gov.
STOCKHOLDER PROPOSALS FOR 2022 ANNUAL MEETING
Stockholders who wish to have proposals considered for inclusion in the Proxy Statement and form of proxy for our 2022 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must cause their proposals to be received in writing by our Corporate Secretary at the address set below no later than May 11, 2022. Any proposal should be addressed to our Corporate Secretary and may be included in next year's proxy materials only if such proposal complies with the rules and regulations promulgated by the Securities and Exchange Commission.
In addition, our Bylaws require that a stockholder give us advance written notice of business intended to be brought at an annual meeting of stockholders (other than matters included in the Company's proxy materials in accordance with Rule 14a-8 under the Exchange Act) and nominations for election of directors at an annual meeting of stockholders. Stockholders who intend to propose business at our 2022 Annual Meeting of Stockholders without inclusion of the matter in our proxy materials or nominate a candidate for election as a director are required to provide notice of such proposed business or nomination to our Corporate Secretary so that such notice is received by our Corporate Secretary at our principal executive offices no later than the close of business on July 23, 2022, and no earlier than the close of business on June 23, 2022; provided, however, that in the event that the 2022 Annual Meeting of Stockholders is called for a date that is not within 30 days before or after the anniversary of the 2021 Annual Meeting of Stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was or mailed or public disclosure of the date of the meeting was made, whichever occurs first. The chairperson of the meeting may refuse to acknowledge the proposal of any business or disregard any nomination not made in compliance with the foregoing procedures.
Our Corporate Secretary must receive timely stockholder proposals of business or nominations in writing at the principal executive offices of the Company at Axos Financial, Inc., 9205 West Russell Road, Suite 400, Las Vegas, NV 89148, Attention: Corporate Secretary.

OTHER MATTERS
We are not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

By Order of the Board of Directors,

Gregory Garrabrants
President and Chief Executive Officer

September 8, 2021

APPENDIX A
AXOS FINANCIAL, INC.
AMENDED AND RESTATED 2014 STOCK INCENTIVE PLAN
ARTICLE I
PURPOSE

The purpose of this Axos Financial, Inc. Amended and Restated 2014 Stock Incentive Plan (the “Plan”) is to benefit Axos Financial, Inc., a Delaware corporation (the “Company”), and its stockholders, by assisting the Company to attract, retain and provide incentives to key management employees, directors, and consultants of the Company and its Affiliates, and to align the interests of such service providers with those of the Company’s stockholders. Accordingly, the Plan provides for the granting of Non-qualified Stock Options, Incentive Stock Options, Restricted Stock Awards, Restricted Stock Unit Awards, Stock Appreciation Rights, Performance Stock Awards, Performance Unit Awards, Unrestricted Stock Awards, Distribution Equivalent Rights or any combination of the foregoing.
ARTICLE II
DEFINITIONS
The following definitions shall be applicable throughout the Plan unless the context otherwise requires:
2.1 “Affiliate” shall mean any corporation which, with respect to the Company, is a “subsidiary corporation” within the meaning of Section 424(f) of the Code or other entity in which the Company has a controlling interest in such entity or another entity which is part of a chain of entities in which the Company or each entity has a controlling interest in another entity in the unbroken chain of entities ending with the applicable entity.
2.2 “Award” shall mean, individually or collectively, any Option, Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award, Performance Unit Award, Stock Appreciation Right, Distribution Equivalent Right or Unrestricted Stock Award.
2.3 “Award Agreement” shall mean a written agreement between the Company and the Holder with respect to an Award, setting forth the terms and conditions of the Award, as amended.
2.4 “Board” shall mean the Board of Directors of the Company.
2.5 “Base Value” shall have the meaning given to such term in Section 14.2.
2.6 “Cause” shall mean (i) if the Holder is a party to an employment or service agreement with the Company or an Affiliate which agreement defines “Cause” (or a similar term), “Cause” shall have the same meaning as provided for in such agreement, or (ii) for a Holder who is not a party to such an agreement, “Cause” shall mean termination by the Company or an Affiliate of the employment (or other service relationship) of the Holder by reason of the Holder’s (A) intentional failure to perform reasonably assigned duties, (B) dishonesty or willful misconduct in the performance of the Holder’s duties, (C) involvement in a transaction which is materially adverse to the Company or an Affiliate, (D) breach of fiduciary duty involving personal profit, (E) willful violation of any law, rule, regulation or court order (other than misdemeanor traffic violations and misdemeanors not involving misuse or misappropriation of money or property), (F) commission of an act of fraud or intentional misappropriation or conversion of any asset or opportunity of the Company or an Affiliate, or (G) material breach of any provision of the Plan or the Holder’s Award Agreement or any other written agreement between the Holder and the Company or an Affiliate, in each case as determined in good faith by the Board, the determination of which shall be final, conclusive and binding on all parties.
2.7 “Change of Control” shall mean: (i) for a Holder who is a party to an employment or consulting agreement with the Company or an Affiliate which agreement defines “Change of Control” (or a similar term), “Change of Control” shall have the same meaning as provided for in such agreement, or (ii) for a Holder who is not a party to such an agreement, “Change of Control” shall mean the satisfaction of any one or more of the following conditions (and the “Change of Control” shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied):
(a) Any person (as such term is used in paragraphs 13(d) and 14(d)(2) of the Exchange Act, hereinafter in this definition, “Person”), other than the Company or an Affiliate or an employee benefit plan of the Company or an Affiliate, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities;

(b) The closing of a merger, consolidation or other business combination (a “Business Combination”) other than a Business Combination in which holders of the Shares immediately prior to the Business Combination have substantially the same proportionate ownership of the common stock or ordinary shares, as applicable, of the surviving corporation immediately after the Business Combination as immediately before;
(c) The closing of an agreement for the sale or disposition of all or substantially all of the Company’s assets to any entity that is not an Affiliate;
(d) The consummation of a plan of complete liquidation of the Company, other than a merger of the Company into any subsidiary or a liquidation as a result of which persons who were stockholders of the Company immediately prior to such liquidation have substantially the same proportionate ownership of shares of common stock or ordinary shares, as applicable, of the surviving corporation immediately after such liquidation as immediately before; or
(e) Within any twenty-four (24) month period, the Incumbent Directors shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided, however, that any director elected to the Board, or nominated for election, by a majority of the Incumbent Directors then still in office, shall be deemed to be an Incumbent Director for purposes of this paragraph (e), but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or “group” other than the Board (including, but not limited to, any such assumption that results from paragraphs (a), (b), (c), or (d) of this definition).
(f) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than forty percent (40%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Change of Control.
2.8 “Code” shall mean the United States of America Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any section and any regulation under such section.
2.9 “Committee” shall mean a committee comprised of not less than three (3) members of the Board who are selected by the Board as provided in Section 4.1.
2.10 “Company” shall have the meaning given to such term in the introductory paragraph, including any successor thereto.
2.11 “Consultant” shall mean any non-Employee (individual or entity) advisor to the Company or an Affiliate who or which has contracted directly with the Company or an Affiliate to render bona fide consulting or advisory services thereto.
2.12 “Director” shall mean a member of the Board or a member of the board of directors of an Affiliate, in either case, who is not an Employee.
2.13 “Distribution Equivalent Right” shall mean an Award granted under Article XIII of the Plan which entitles the Holder to receive bookkeeping credits, cash payments and/or Share distributions equal in amount to the distributions that would have been made to the Holder had the Holder held a specified number of Shares during the period the Holder held the Distribution Equivalent Right.
2.14 “Distribution Equivalent Right Award Agreement” shall mean a written agreement between the Company and a Holder with respect to a Distribution Equivalent Right Award.
2.15 “Effective Date” shall have the meaning given to such term in Article III.
2.16 “Employee” shall mean any employee, including any officer, of the Company or an Affiliate.
2.17 “Exchange Act” shall mean the United States of America Securities Exchange Act of 1934, as amended.
2.18 “Fair Market Value” shall mean, as of any specified date, the closing sales price of the Shares for such date (or, in the event that the Shares are not traded on such date, on the immediately preceding trading date) on the New York Stock Exchange (“NYSE”), as reported by NYSE, or such other domestic or foreign national securities exchange on which the Shares may be listed. If the Shares are not listed on NYSE or on a national securities exchange, but are quoted on the OTC Bulletin Board or by the National Quotation Bureau, the Fair Market Value of the Shares shall be the mean of the highest bid and lowest asked prices per Share for such date. If the Shares are not quoted or listed as set forth above, Fair Market Value shall be determined by the Board in good faith by any fair and reasonable means (which means may be set forth with greater specificity in the applicable Award Agreement). The Fair Market Value of property other than Shares shall be determined by the Board in good faith by any fair and reasonable means consistent with the requirements of applicable law.
2.19 “Family Member” of an individual shall mean any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee of the Holder), a trust in which such persons have more than fifty percent (50%) of the beneficial interest, a foundation in which such persons (or the Holder) control the management of assets, and any other entity in which such persons (or the Holder) own more than fifty percent (50%) of the voting interests.
2.20 “Holder” shall mean an Employee, Director or Consultant who has been granted an Award or any such individual’s beneficiary, estate or representative, who has acquired such Award in accordance with the terms of the Plan, as applicable.
2.21 “Incentive Stock Option” shall mean an Option which is intended by the Committee to constitute an “incentive stock option” and conforms to the applicable provisions of Section 422 of the Code.
2.22 “Incumbent Director” shall mean, with respect to any period of time specified under the Plan for purposes of determining whether or not a Change of Control has occurred, the individuals who were members of the Board at the beginning of such period.
2.23 “Non-qualified Stock Option” shall mean an Option which is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.
2.24 “Option” shall mean an Award granted under Article VII of the Plan of an option to purchase Shares and shall include both Incentive Stock Options and Non-qualified Stock Options.
2.25 “Option Agreement” shall mean a written agreement between the Company and a Holder with respect to an Option.
2.26 “Performance Criteria” shall mean the criteria selected by the Committee for purposes of establishing the Performance Goal(s) for a Holder for a Performance Period.
2.27 “Performance Goals” shall mean, for a Performance Period, the written goal or goals established by the Committee for the Performance Period based upon the Performance Criteria, which may be related to the performance of the Holder, the Company or an Affiliate.
2.28 “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of the Performance Goals shall be measured for purposes of determining a Holder’s right to, and the payment of, a Qualified Performance-Based Award.
2.29 “Performance Stock Award” or “Performance Stock” shall mean an Award granted under Article XII of the Plan under which, upon the satisfaction of predetermined Performance Goals, Shares are paid to the Holder.
2.30 “Performance Stock Agreement” shall mean a written agreement between the Company and a Holder with respect to a Performance Stock Award.
2.31 “Performance Unit” shall mean a Unit awarded to a Holder pursuant to a Performance Unit Award.
2.32 “Performance Unit Award” shall mean an Award granted under Article XI of the Plan under which, upon the satisfaction of predetermined Performance Goals, a cash payment shall be made to the Holder, based on the number of Units awarded to the Holder.
2.33 “Performance Unit Agreement” shall mean a written agreement between the Company and a Holder with respect to a Performance Unit Award.
2.34 “Plan” shall mean this Axos Financial, Inc. Amended and Restated 2014 Stock Incentive Plan, as further amended or restated from time to time, together with each of the Award Agreements utilized hereunder.
2.35 “Qualified Performance-Based Award” shall mean an Award that was intended to qualify as “performance-based” compensation under Section 162(m) of the Code as in effect at the time of such Award.
2.36 “Restricted Stock Award” and “Restricted Stock” shall mean an Award granted under Article VIII of the Plan of Shares, the transferability of which by the Holder is subject to Restrictions.
2.37 “Restricted Stock Agreement” shall mean a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

2.38 “Restricted Stock Unit Award” and “RSUs” shall refer to an Award granted under Article X of the Plan under which, upon the satisfaction of predetermined individual service-related vesting requirements, a cash payment shall be made to the Holder, based on the number of Units awarded to the Holder.
2.39 “Restricted Stock Unit Agreement” shall mean a written agreement between the Company and a Holder with respect to a Restricted Stock Award.
2.40 “Restriction Period” shall mean the period of time for which Shares subject to a Restricted Stock Award shall be subject to Restrictions, as set forth in the applicable Restricted Stock Agreement.
2.41 “Restrictions” shall mean the forfeiture, transfer and/or other restrictions applicable to Shares awarded to an Employee, Director or Consultant under the Plan pursuant to a Restricted Stock Award and set forth in a Restricted Stock Agreement.
2.42 “Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a substantially similar function.
2.43 “Shares” or “Stock” shall mean the common shares of the Company, par value $0.01 per share.
2.44 “Stock Appreciation Right” or “SAR” shall mean an Award granted under Article XIV of the Plan of a right, granted alone or in connection with a related Option, to receive a payment equal to the increase in value of a specified number of Shares between the date of Award and the date of exercise.
2.45 “Stock Appreciation Right Agreement” shall mean a written agreement between the Company and a Holder with respect to a Stock Appreciation Right.
2.46 “Tandem Stock Appreciation Right” shall mean a Stock Appreciation Right granted in connection with a related Option, the exercise of some or all of which results in termination of the entitlement to purchase some or all of the Shares under the related Option, all as set forth in Article XIV.
2.47 “Ten Percent Stockholder” shall mean an Employee who, at the time an Option is granted to him or her, owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or of any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code), within the meaning of Section 422(b)(6) of the Code.
2.48 “Termination of Service” shall mean a termination of a Holder’s employment with, or status as a Director or Consultant of, the Company or an Affiliate, as applicable, for any reason, including, without limitation, Total and Permanent Disability or death, except as provided in Section 6.4. In the event Termination of Service shall constitute a payment event with respect to any Award subject to Code Section 409A, Termination of Service shall only be deemed to occur upon a “separation from service” as such term is defined under Code Section 409A and applicable authorities.
2.49 “Total and Permanent Disability” of an individual shall mean the inability of such individual to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, within the meaning of Section 22(e)(3) of the Code.
2.50 “Unit” shall mean a bookkeeping unit, which represents such monetary amount as shall be designated by the Committee in each Performance Unit Agreement, or represents one Share for purposes of each Restricted Stock Unit Award.
2.51 “Unrestricted Stock Award” shall mean an Award granted under Article IX of the Plan of Shares which are not subject to Restrictions.
2.52 “Unrestricted Stock Agreement” shall mean a written agreement between the Company and a Holder with respect to an Unrestricted Stock Award.
ARTICLE III
EFFECTIVE DATE OF PLAN
The Plan was originally adopted by the Board as of September 5, 2014 (the “Effective Date”) and approved by the stockholders of the Company on October 23, 2014. The Plan was amended and restated by the Board as of September 6, 2019 and approved by the stockholders of the Company on October 24, 2019. This Plan was further amended and restated by the Board on August 31, 2021, as set forth herein, and is subject to approval by Company stockholders before August 31, 2022.

ARTICLE IV
ADMINISTRATION
4.1 Composition of Committee. The Plan shall be administered by the Committee, which shall be appointed by the Board. If necessary, in the Board’s discretion, to comply with Rule 16b-3 under the Exchange Act and, to the extent applicable, Section 162(m) of the Code as in effect on the Effective Date, the Committee shall consist solely of three (3) or more Directors who are each (i) “outside directors” within the meaning of Section 162(m) of the Code as in effect on the Effective Date (“Outside Directors”), (ii) “Non-Employee Directors” within the meaning of Rule 16b-3 (“Non-Employee Directors”) and (iii) “independent” for purposes of any applicable listing requirements; provided, however, that the Board or the Committee may delegate to a committee of one or more members of the Board who are not Non-Employee Directors, the authority to grant Awards to eligible persons who are not then subject to the requirements of Section 16 of the Exchange Act. If a member of the Committee shall be eligible to receive an Award under the Plan, such Committee member shall have no authority hereunder with respect to his or her own Award.
4.2 Powers. Subject to the provisions of the Plan, the Committee shall have the sole authority, in its discretion, to make all determinations under the Plan, including but not limited to determining which Employees, Directors or Consultants shall receive an Award, the time or times when an Award shall be made (the date of grant of an Award shall be the date on which the Award is awarded by the Committee), what type of Award shall be granted, the term of an Award, the date or dates on which an Award vests or may be exercised, the form of any payment to be made pursuant to an Award, the terms and conditions of an Award (including the forfeiture of the Award (and/or any financial gain) if the Holder of the Award violates any applicable restrictive covenant thereof), the Restrictions under a Restricted Stock Award and the number of Shares which may be issued under an Award, Performance Goals applicable to any Award and certification of the achievement of such goals, and the waiver of any Restrictions or Performance Goals, subject to compliance with applicable laws, all as may be applicable. In making such determinations the Committee may take into account the nature of the services rendered by the respective Employees, Directors and Consultants, their present and potential contribution to the Company’s (or the Affiliate’s) success and such other factors as the Committee in its discretion may deem relevant.
4.3 Additional Powers. The Committee shall have such additional powers as are delegated to it under the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective Award Agreements executed hereunder and to amend them in the Committee’s discretion, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the intent of the Plan, to determine the terms, restrictions and provisions of each Award and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any Award Agreement in the manner and to the extent the Committee shall deem necessary, appropriate or expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Article IV shall be conclusive and binding on the Company and all Holders.
4.4 Committee Action. Subject to compliance with all applicable laws, action by the Committee shall require the consent of a majority of the members of the Committee, expressed either orally at a meeting of the Committee or in writing in the absence of a meeting. No member of the Committee shall have any liability for any good faith action, inaction or determination in connection with the Plan. All Committee decisions and determinations shall receive maximum deference to the extent permitted under applicable law.
ARTICLE V
SHARES SUBJECT TO PLAN AND LIMITATIONS THEREON
5.1 Authorized Shares and Award Limits. The Committee may from time to time grant Awards to one or more Employees, Directors and/or Consultants determined by it to be eligible for participation in the Plan in accordance with the provisions of Article VI. Subject to the provisions of Section 15, below, the maximum aggregate number of Shares which may be issued pursuant to (i) all Awards may not exceed 5,680,000 Shares and (ii) the exercise of Incentive Stock Options may not exceed 5,680,000 Shares (subject in each case to adjustment in the same manner as provided in Article XV with respect to Shares subject to Awards then outstanding).
To the extent necessary to comply with Section 162(m) of the Code as in effect on the Effective Date, notwithstanding any provision in the Plan to the contrary, the maximum number of Shares that may be subject to any type of Award granted to any one person during any calendar year shall be Four Hundred and Eighty Thousand (480,000) Shares (subject to adjustment in the same manner as provided in Article XV with respect to Shares subject to Awards then outstanding). The limitation set forth in the preceding sentence shall be applied in a manner which shall permit compensation generated in connection with Qualified Performance-Based Awards to constitute “performance-based” compensation for purposes of Section 162(m) of the Code as in effect on the Effective Date, and to the extent permitted by applicable laws, including, but not limited to, counting against such maximum number of Shares, to the extent so required under Section 162(m) of the Code, any Shares subject to Awards that are canceled or re-priced.
Any Shares covered by an Award (or portion of an Award) which lapses, is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at the lower of their original purchase price or their Fair Market Value at the time of repurchase, such Shares shall become available for future grants of Awards under the Plan. To the extent not prohibited by the listing requirements of NYSE (or other established stock exchange on which the Stock is traded) and applicable law, any Shares covered by an Award which are surrendered (i) in payment of the Award exercise or purchase price or (ii) in satisfaction of tax withholding obligations incident to the exercise of an Award shall be deemed to have been issued for purposes of determining the maximum number of Shares which may be issued pursuant to all Awards under the Plan, unless otherwise determined by the Committee.
5.2 Shares Offered. The Shares to be offered pursuant to the grant of an Award may be authorized but unissued Shares, Shares purchased on the open market or Shares previously issued and outstanding and reacquired by the Company.
ARTICLE VI
ELIGIBILITY AND TERMINATION OF SERVICE
6.1 Eligibility. Awards made under the Plan may be granted solely to individuals or entities who, at the time of grant, are Employees, Directors or Consultants. An Award may be granted on more than one occasion to the same Employee, Director or Consultant, and, subject to the limitations set forth in the Plan, such Award may include, a Non-qualified Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, an Unrestricted Stock Award, a Distribution Equivalent Right Award, a Performance Stock Award, a Performance Unit Award, a Stock Appreciation Right, a Tandem Stock Appreciation Right, or any combination thereof, and solely for Employees, an Incentive Stock Option.
6.2 Termination of Service. Except to the extent inconsistent with the terms of the applicable Award Agreement and/or the provisions of Section 6.3 or 6.4, the following terms and conditions shall apply with respect to a Holder’s Termination of Service with the Company or an Affiliate, as applicable:
(i) The Holder’s rights, if any, to exercise any then exercisable Options and/or Stock Appreciation Rights shall terminate:
(A) If such termination is for a reason other than the Holder’s Total and Permanent Disability or death, ninety (90) days after the date of such Termination of Service;
(B) If such termination is on account of the Holder’s Total and Permanent Disability, one (1) year after the date of such Termination of Service; or
(C) If such termination is on account of the Holder’s death, one (1) year after the date of the Holder’s death.
Upon such applicable date the Holder (and such Holder’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in or with respect to any such Options and Stock Appreciation Rights. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide for a different time period in the Award Agreement, or may extend the time period, following a Termination of Service, during which the Holder has the right to exercise any vested Non-qualified Stock Option or Stock Appreciation Right, which time period may not extend beyond the expiration date of the Award term.
(ii) In the event of a Holder’s Termination of Service for any reason prior to the actual or deemed satisfaction and/or lapse of the Restrictions, vesting requirements, terms and conditions applicable to a Restricted Stock Award and/or Restricted Stock Unit Award, such Restricted Stock and/or RSUs shall immediately be canceled, and the Holder (and such Holder’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such Restricted Stock and/or RSUs. Notwithstanding the immediately preceding sentence, the Committee, in its sole discretion, may determine, prior to or within thirty (30) days after the date of such Termination of Service that all or a portion of any such Holder’s Restricted Stock and/or RSUs shall not be so canceled and forfeited.
6.3 Special Termination Rule. Except to the extent inconsistent with the terms of the applicable Award Agreement, and notwithstanding anything to the contrary contained in this Article VI, if a Holder’s employment with, or status as a Director of, the Company or an Affiliate shall terminate, and if, within ninety (90) days of such termination, such Holder shall become a Consultant, such Holder’s rights with respect to any Award or portion thereof granted thereto prior to the date of such termination may be preserved, if and to the extent determined by the Committee in its sole discretion, as if such Holder had been a Consultant for the entire period during which such Award or portion thereof had been outstanding. Should the

Committee effect such determination with respect to such Holder, for all purposes of the Plan, such Holder shall not be treated as if his or her employment or Director status had terminated until such time as his or her Consultant status shall terminate, in which case his or her Award, as it may have been reduced in connection with the Holder’s becoming a Consultant, shall be treated pursuant to the provisions of Section 6.2, provided, however, that any such Award which is intended to be an Incentive Stock Option shall, upon the Holder’s no longer being an Employee, automatically convert to a Non-qualified Stock Option on the date required by the applicable Treasury Regulations governing Incentive Stock Options. Should a Holder’s status as a Consultant terminate, and if, within ninety (90) days of such termination, such Holder shall become an Employee or a Director, such Holder’s rights with respect to any Award or portion thereof granted thereto prior to the date of such termination may be preserved, if and to the extent determined by the Committee in its sole discretion, as if such Holder had been an Employee or a Director, as applicable, for the entire period during which such Award or portion thereof had been outstanding (except to the extent required by the applicable Treasury Regulations governing Incentive Stock Options), and, should the Committee effect such determination with respect to such Holder, for all purposes of the Plan, such Holder shall not be treated as if his or her Consultant status had terminated until such time as his or her employment with the Company or an Affiliate, or his or her Director status, as applicable, shall terminate, in which case his or her Award shall be treated pursuant to the provisions of Section 6.2.
6.4 Termination for Cause. Notwithstanding anything in this Article VI or elsewhere in the Plan to the contrary, and unless a Holder’s Award Agreement specifically provides otherwise, in the event of a Holder’s Termination for Cause, all of such Holder’s then outstanding Awards shall expire immediately and be forfeited in their entirety upon such termination.
ARTICLE VII
OPTIONS
7.1 Option Period. The term of each Option shall be as specified in the Option Agreement; provided, however, that except as set forth in Section 7.3, no Option shall be exercisable after the expiration of ten (10) years from the date of its grant.
7.2 Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as specified in the Option Agreement.
7.3 Special Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Shares with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all plans of the Company and any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code) which provide for the grant of Incentive Stock Options exceeds One Hundred Thousand Dollars ($100,000) (or such other individual limit as may be in effect under the Code on the date of grant), the portion of such Incentive Stock Options that exceeds such threshold shall be treated as Non-qualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Holder’s Options, which were intended by the Committee to be Incentive Stock Options when granted to the Holder, will not constitute Incentive Stock Options because of such limitation, and shall make reasonable efforts to notify the Holder of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an Employee if, at the time the Incentive Stock Option is granted, such Employee is a Ten Percent Stockholder, unless (i) at the time such Incentive Stock Option is granted the Option price is at least one hundred ten percent (110%) of the Fair Market Value of the Shares subject to the Incentive Stock Option, and (ii) such Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date of grant. No Incentive Stock Option shall be granted more than ten (10) years from the earlier of the Effective Date or date on which the Plan is approved by the Company’s stockholders. The designation by the Committee of an Option as an Incentive Stock Option shall not guarantee the Holder that the Option will satisfy the applicable requirements for “incentive stock option” status under Section 422 of the Code.
7.4 Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, but not limited to, provisions intended to qualify an Option as an Incentive Stock Option. An Option Agreement may provide for the payment of the Option price, in whole or in part, by the delivery of a number of Shares (plus cash if necessary) that have been owned by the Holder for at least six (6) months and having a Fair Market Value equal to such Option price, or such other forms or methods as the Committee may determine from time to time, in each case, subject to such rules and regulations as may be adopted by the Committee. Each Option Agreement shall, solely to the extent inconsistent with the provisions of Sections 6.2, 6.3, and 6.4, as applicable, specify the effect of Termination of Service on the exercisability of the Option. Moreover, without limiting the generality of the foregoing, a Non-qualified Stock Option Agreement may provide for a “cashless exercise” of the Option, in whole or in part, by (a) establishing procedures whereby the Holder, by a properly-executed written notice, directs (i) an immediate market sale or margin loan as to all or a part of Shares to which he is entitled to receive upon exercise of the Option, pursuant to an extension of credit by the Company to the Holder of the Option price, (ii) the delivery of the Shares from the Company directly to a brokerage firm and (iii) the delivery of the Option price from sale or margin loan proceeds from the brokerage firm directly to the Company, or (b) reducing the number of Shares to be issued upon exercise of the Option by the number of such Shares having an aggregate Fair Market Value equal to the Option price (or portion thereof to be so paid) as of the date of the Option’s exercise. An Option Agreement may also include provisions relating to: (i) subject to the provisions hereof, accelerated vesting of Options, and (ii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Option Agreements need not be identical.
7.5 Option Price and Payment. The price at which a Share may be purchased upon exercise of an Option shall be determined by the Committee; provided, however, that such Option price (i) shall not be less than the Fair Market Value of a Share on the date such Option is granted (or 110% of Fair Market Value for an Incentive Stock Option held by Ten Percent Stockholder, as provided in Section 7.3), and (ii) shall be subject to adjustment as provided in Article XV. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The Option price for the Option or portion thereof shall be paid in full in the manner prescribed by the Committee as set forth in the Plan and the applicable Option Agreement, which manner, with the consent of the Committee, may include the withholding of Shares otherwise issuable in connection with the exercise of the Option. Separate share certificates shall be issued by the Company for those Shares acquired pursuant to the exercise of an Incentive Stock Option and for those Shares acquired pursuant to the exercise of a Non-qualified Stock Option.
7.6 Stockholder Rights and Privileges. The Holder of an Option shall be entitled to all the privileges and rights of a stockholder of the Company solely with respect to such Shares as have been purchased under the Option and for which share certificates have been registered in the Holder’s name.
7.7 Options and Rights in Substitution for Stock or Options Granted by Other Corporations. Options (or other Awards) may be granted under the Plan from time to time in substitution for stock options (or other equity-based awards) held by individuals employed by entities who become Employees, Directors or Consultants as a result of a merger or consolidation of the employing entity with the Company or any Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing entity, or the acquisition by the Company or an Affiliate of stock or shares of the employing entity with the result that such employing entity becomes an Affiliate. The Shares subject to any such replacement Awards shall not count against the Section 5.1 Share grant limits.
7.8 Prohibition Against Re-Pricing. Except to the extent (i) approved in advance by holders of a majority of the shares of the Company entitled to vote generally in the election of directors, or (ii) as a result of any Change of Control or any adjustment as provided in Article XV, the Committee shall not have the power or authority to reduce, whether through amendment or otherwise, the exercise price under any outstanding Option or Stock Appreciation Right, or to grant any new Award or make any payment of cash in substitution for or upon the cancellation of Options and/or Stock Appreciation Rights previously granted.
ARTICLE VIII
RESTRICTED STOCK AWARDS
8.1 Award. A Restricted Stock Award shall constitute an Award of Shares to the Holder as of the date of the Award which are subject to a “substantial risk of forfeiture” as defined under Section 83 of the Code during the specified Restriction Period. At the time a Restricted Stock Award is made, the Committee shall establish the Restriction Period applicable to such Award. Each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable to a particular Restricted Stock Award shall not be changed except as permitted by Section 8.2.
8.2 Terms and Conditions. At the time any Award is made under this Article VIII, the Company and the Holder shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. Shares awarded pursuant to a Restricted Stock Award shall be represented by a share certificate registered in the name of the Holder of such Restricted Stock Award. If provided for under the Restricted Stock Agreement, the Holder shall have the right to vote Shares subject thereto and to enjoy all other stockholder rights, including the entitlement to receive dividends on the Shares during the Restriction Period provided that such dividends will be only paid (if at all) to the Holder upon the vesting of the underlying Shares except that (i) the Holder shall not be entitled to delivery of the share certificate until the Restriction Period shall have expired, (ii) the Company shall retain custody of the share certificate during the Restriction Period (with a share power endorsed by the Holder in blank), (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Shares during the Restriction Period and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall cause a forfeiture of the Restricted Stock Award (along with any unpaid dividends on such unvested Shares). At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the effect of Termination of Service prior to expiration of the Restriction Period. Such additional terms, conditions or restrictions shall, to the extent inconsistent with the provisions of Sections 6.2, 6.3 and 6.4, as applicable, be set forth in a Restricted Stock Agreement made in conjunction with the Award. Such Restricted Stock

Agreement may also include provisions relating to: (a) subject to the provisions hereof, accelerated vesting of Awards, and (b) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Restricted Stock Agreements need not be identical. All Shares delivered to a Holder as part of a Restricted Stock Award shall be delivered and reported by the Company or the Affiliate, as applicable, to the Holder at the time of vesting.
8.3 Payment for Restricted Stock. The Committee shall determine the amount and form of any payment from a Holder for Shares received pursuant to a Restricted Stock Award, if any, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Shares received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.
ARTICLE IX
UNRESTRICTED STOCK AWARDS
9.1 Award. Shares may be awarded (or sold) to Employees, Directors or Consultants under the Plan which are not subject to Restrictions of any kind, in consideration for past services rendered thereby to the Company or an Affiliate or for other valid consideration.
9.2 Terms and Conditions. At the time any Award is made under this Article IX, the Company and the Holder shall enter into an Unrestricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate.
9.3 Payment for Unrestricted Stock. The Committee shall determine the amount and form of any payment from a Holder for Shares received pursuant to an Unrestricted Stock Award, if any, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Shares received pursuant to an Unrestricted Stock Award, except to the extent otherwise required by law.
ARTICLE X
RESTRICTED STOCK UNIT AWARDS
10.1 Award. A Restricted Stock Unit Award shall constitute a promise to grant Shares (or cash equal to the Fair Market Value of Shares) to the Holder at the end of a specified Restriction Period. At the time a Restricted Stock Unit Award is made, the Committee shall establish the Restriction Period applicable to such Award. Each Restricted Stock Unit Award may have a different Restriction Period, in the discretion of the Committee. A Restricted Stock Unit shall not constitute an equity interest in the Company and shall not entitle the Holder to voting rights, dividends or any other rights associated with ownership of Shares prior to the time the Holder shall receive a distribution of Shares pursuant to Section 10.3.
10.2 Terms and Conditions. At the time any Award is made under this Article X, the Company and the Holder shall enter into a Restricted Stock Unit Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Restricted Stock Unit Agreement shall set forth the individual service-based vesting requirement which the Holder would be required to satisfy before the Holder would become entitled to distribution pursuant to Section 10.3 and the number of Units awarded to the Holder. Such conditions shall be sufficient to constitute a “substantial risk of forfeiture” as such term is defined under Section 409A of the Code. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Restricted Stock Unit Awards in the Restricted Stock Unit Agreement, including, but not limited to, rules pertaining to the effect of Termination of Service prior to expiration of the applicable vesting period. The terms and conditions of the respective Restricted Stock Unit Agreements need not be identical.
10.3 Distributions of Shares. The Holder of a Restricted Stock Unit shall be entitled to receive a cash payment equal to the Fair Market Value of a Share, or one Share, as determined in the sole discretion of the Committee and as set forth in the Restricted Stock Unit Agreement, for each Restricted Stock Unit subject to such Restricted Stock Unit Award, if the Holder satisfies the applicable vesting requirement. Such distribution shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the calendar year in which the Restricted Stock Unit first becomes vested (i.e., no longer subject to a “substantial risk of forfeiture”).
ARTICLE XI
PERFORMANCE UNIT AWARDS
11.1 Award. A Performance Unit Award shall constitute an Award under which, upon the satisfaction of predetermined individual and/or Company (and/or Affiliate) Performance Goals based on selected Performance Criteria, a cash payment shall be made to the Holder, based on the number of Units awarded to the Holder. At the time a Performance Unit Award is made, the Committee shall establish the Performance Period and applicable Performance Goals. Each Performance Unit Award may have different Performance Goals, in the discretion of the Committee. A Performance Unit Award shall not constitute an equity interest in the Company and shall not entitle the Holder to voting rights, dividends or any other rights associated with ownership of Shares.
11.2 Terms and Conditions. At the time any Award is made under this Article XI, the Company and the Holder shall enter into a Performance Unit Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Committee shall set forth in the applicable Performance Unit Agreement the Performance Period, Performance Criteria and Performance Goals which the Holder and/or the Company would be required to satisfy before the Holder would become entitled to payment pursuant to Section 11.3, the number of Units awarded to the Holder and the dollar value or formula assigned to each such Unit. Such payment shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Performance Unit Awards, including, but not limited to, rules pertaining to the effect of Termination of Service prior to expiration of the applicable performance period. The terms and conditions of the respective Performance Unit Agreements need not be identical.
11.3 Payments. The Holder of a Performance Unit shall be entitled to receive a cash payment equal to the dollar value assigned to such Unit under the applicable Performance Unit Agreement if the Holder and/or the Company satisfy (or partially satisfy, if applicable under the applicable Performance Unit Agreement) the Performance Goals set forth in such Performance Unit Agreement. If necessary to satisfy the requirements of Code Section 162(m) as in effect on the Effective Date, if applicable, the achievement of such Performance Goals shall be certified in writing by the Committee prior to any payment. All payments shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year to which such performance goals and objectives relate (i.e., no longer subject to a “substantial risk of forfeiture”).
ARTICLE XII
PERFORMANCE STOCK AWARDS
12.1 Award. A Performance Stock Award shall constitute a promise to grant Shares (or cash equal to the Fair Market Value of Shares) to the Holder at the end of a specified Performance Period subject to achievement of specified Performance Goals. At the time a Performance Stock Award is made, the Committee shall establish the Performance Period and applicable Performance Goals based on selected Performance Criteria. Each Performance Stock Award may have different Performance Goals, in the discretion of the Committee. A Performance Stock Award shall not constitute an equity interest in the Company and shall not entitle the Holder to voting rights, dividends or any other rights associated with ownership of Shares unless and until the Holder shall receive a distribution of Shares pursuant to Section 12.3.
12.2 Terms and Conditions. At the time any Award is made under this Article XII, the Company and the Holder shall enter into a Performance Stock Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Committee shall set forth in the applicable Performance Stock Agreement the Performance Period, selected Performance Criteria and Performance Goals which the Holder and/or the Company would be required to satisfy before the Holder would become entitled to the receipt of Shares pursuant to such Holder’s Performance Stock Award and the number of Shares subject to such Performance Stock Award. Such distribution shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Performance Stock Awards, including, but not limited to, rules pertaining to the effect of the Holder’s Termination of Service prior to the expiration of the applicable performance period. The terms and conditions of the respective Performance Stock Agreements need not be identical.
12.3 Distributions of Shares or Payment of Cash. The Holder of a Performance Stock Award shall be entitled to receive a cash payment equal to the Fair Market Value of a Share, or one Share, as determined in the sole discretion of the Committee, for each Performance Stock Award subject to such Performance Stock Agreement, if the Holder satisfies the applicable vesting requirement. If necessary to satisfy the requirements of Code Section 162(m) as in effect on the Effective Date, if applicable, the achievement of such Performance Goals shall be certified in writing by the Committee prior to any payment. Such distribution shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year to which such performance goals and objectives relate (i.e., no longer subject to a “substantial risk of forfeiture”).
ARTICLE XIII
DISTRIBUTION EQUIVALENT RIGHTS
13.1 Award. A Distribution Equivalent Right shall entitle the Holder to receive bookkeeping credits, cash payments and/or Share distributions equal in amount to the distributions that would have been made to the Holder had the Holder held a specified number of Shares during the specified period of the Award.

13.2 Terms and Conditions. At the time any Award is made under this Article XIII, the Company and the Holder shall enter into a Distribution Equivalent Rights Award Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Committee shall set forth in the applicable Distribution Equivalent Rights Award Agreement the terms and conditions, if any, including whether the Holder is to receive credits currently in cash, is to have such credits reinvested (at Fair Market Value determined as of the date of reinvestment) in additional Shares or is to be entitled to choose among such alternatives. Such receipt shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code and, if such Award becomes vested, the distribution of such cash or Shares shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year in which the Holder’s interest in the Award vests (i.e., no longer subject to a “substantial risk of forfeiture”). Distribution Equivalent Rights Awards may be settled in cash or in Shares, as set forth in the applicable Distribution Equivalent Rights Award Agreement. A Distribution Equivalent Rights Award may, but need not be, awarded in tandem with another Award (other than an Option or a SAR), whereby, if so awarded, such Distribution Equivalent Rights Award shall expire, terminate or be forfeited by the Holder, as applicable, under the same conditions as under such other Award.
13.3 Interest Equivalents. The Distribution Equivalent Rights Award Agreement for a Distribution Equivalent Rights Award may provide for the crediting of interest on a Distribution Rights Award to be settled in cash at a future date (but in no event later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year in which such interest is credited and vested (i.e., no longer subject to a “substantial risk of forfeiture”)), at a rate set forth in the applicable Distribution Equivalent Rights Award Agreement, on the amount of cash payable thereunder.
ARTICLE XIV
STOCK APPRECIATION RIGHTS
14.1 Award. A Stock Appreciation Right shall constitute a right, granted alone or in connection with a related Option, to receive a payment equal to the increase in value of a specified number of Shares between the date of Award and the date of exercise.
14.2 Terms and Conditions. At the time any Award is made under this Article XIV, the Company and the Holder shall enter into a Stock Appreciation Right Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Committee shall set forth in the applicable Stock Appreciation Right Agreement the terms and conditions of the Stock Appreciation Right, including (i) the base value (the “Base Value”) for the Stock Appreciation Right, which shall be not less than the Fair Market Value of a Share on the date of grant of the Stock Appreciation Right, (ii) the number of Shares subject to the Stock Appreciation Right, (iii) the period during which the Stock Appreciation Right may be exercised; provided, however, that no Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date of its grant, and (iv) any other special rules and/or requirements which the Committee imposes upon the Stock Appreciation Right. Upon the exercise of some or all of the portion of a Stock Appreciation Right, the Holder shall receive a payment from the Company, in cash or in the form of Shares having an equivalent Fair Market Value or in a combination of both, as determined in the sole discretion of the Committee, equal to the product of:
(a) The excess of (i) the Fair Market Value of a Share on the date of exercise, over (ii) the Base Value, multiplied by,
(b) The number of Shares with respect to which the Stock Appreciation Right is exercised.
14.3 Tandem Stock Appreciation Rights. If the Committee grants a Stock Appreciation Right which is intended to be a Tandem Stock Appreciation Right, the Tandem Stock Appreciation Right shall be granted at the same time as the related Option, and the following special rules shall apply:
(a) The Base Value shall be equal to or greater than the per Share exercise price under the related Option;
(b) The Tandem Stock Appreciation Right may be exercised for all or part of the Shares which are subject to the related Option, but solely upon the surrender by the Holder of the Holder’s right to exercise the equivalent portion of the related Option (and when a Share is purchased under the related Option, an equivalent portion of the related Tandem Stock Appreciation Right shall be canceled);
(c) The Tandem Stock Appreciation Right shall expire no later than the date of the expiration of the related Option;
(d) The value of the payment with respect to the Tandem Stock Appreciation Right may be no more than one hundred percent (100%) of the difference between the per Share exercise price under the related Option and the Fair Market Value of the Shares subject to the related Option at the time the Tandem Stock Appreciation Right is exercised, multiplied by the number of the Shares with respect to which the Tandem Stock Appreciation Right is exercised; and
(e) The Tandem Stock Appreciation Right may be exercised solely when the Fair Market Value of the Shares subject to the related Option exceeds the per Share exercise price under the related Option.

ARTICLE XV
RECAPITALIZATION OR REORGANIZATION
15.1 Adjustments to Shares. The shares with respect to which Awards may be granted under the Plan are Shares as presently constituted; provided, however, that if, and whenever, prior to the expiration or distribution to the Holder of Shares underlying an Award theretofore granted, the Company shall effect a subdivision or consolidation of the Shares or the payment of a Share dividend on Shares without receipt of consideration by the Company, the number of Shares with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding Shares, shall be proportionately increased, and the purchase price per Share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding Shares, shall be proportionately reduced, and the purchase price per Share shall be proportionately increased. Notwithstanding the foregoing or any other provision of this Article XV, any adjustment made with respect to an Award (x) which is an Incentive Stock Option, shall comply with the requirements of Section 424 of the Code, and in no event shall any adjustment be made which would render any Incentive Stock Option granted under the Plan to be other than an “incentive stock option” for purposes of Section 422 of the Code, and (y) which is a Non-qualified Stock Option (or Stock Appreciation Right), shall comply with the requirements of Section 409A of the Code, and in no event shall any adjustment be made which would render any Non-qualified Stock Option (or Stock Appreciation Right) granted under the Plan to become subject to Section 409A of the Code.
15.2 Recapitalization. If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of a previously granted Award, the Holder shall be entitled to receive (or entitled to purchase, if applicable) under such Award, in lieu of the number of Shares then covered by such Award, the number and class of shares and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of Shares then covered by such Award.
15.3 Other Events. In the event of changes to the outstanding Shares by reason of an extraordinary cash dividend, reorganization, merger, consolidation, combination, split‑up, spin‑off, exchange or other relevant change in capitalization occurring after the date of the grant of any Award and not otherwise provided for under this Article XV, any outstanding Awards and any Award Agreements evidencing such Awards shall be adjusted by the Board in its discretion in such manner as the Board shall deem equitable or appropriate taking into consideration the applicable accounting and tax consequences, as to the number and price of Shares or other consideration subject to such Awards. In the event of any adjustment pursuant to Sections 15.1, 15.2 or this Section 15.3, the aggregate number of Shares available under the Plan pursuant to Section 5.1 (and the Code Section 162(m) limit set forth therein) may be appropriately adjusted by the Board, the determination of which shall be conclusive. In addition, the Committee may make provision for a cash payment to a Holder or a person who has an outstanding Award. The number of Shares subject to any Award shall be rounded to the nearest whole number.
15.4 Powers Not Affected. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or of the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change of the Company’s capital structure or business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Shares or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.
15.5 No Adjustment for Certain Awards. Except as hereinabove expressly provided, the issuance by the Company of shares of any class or securities convertible into shares of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect previously granted Awards, and no adjustment by reason thereof shall be made with respect to the number of Shares subject to Awards theretofore granted or the purchase price per Share, if applicable.
15.6 Effect of Change of Control. In the event that there is a Change of Control and/or the Company is a party to a merger or acquisition or reorganization or similar transaction, outstanding Awards shall be subject to the merger agreement or other applicable transaction agreement. Such agreement may provide, without limitation, that subject to the consummation of the applicable transaction, for the assumption (or substitution) of outstanding Awards by the surviving entity or its parent, for their continuation by the Company (if the Company is a surviving corporation), or for their cancellation either with or without consideration, in all cases without the consent of the Holder and outstanding Awards need not be uniformly treated.
ARTICLE XVI
AMENDMENT AND TERMINATION OF PLAN
The Plan shall continue in effect, unless sooner terminated pursuant to this Article XVI, until September 5, 2026. The Board in its discretion may terminate the Plan at any time with respect to any Shares for which Awards have not theretofore been granted; provided, however, that the Plan’s termination shall not materially and adversely impair the rights of a Holder with respect to any Award theretofore granted without the consent of the Holder. The Board shall have the right to alter or amend the Plan or any part hereof from time to time; provided, however, that without the approval by a majority of the votes cast at a meeting of stockholders at which a quorum representing a majority of the shares of the Company entitled to vote generally in the election of directors is present in person or by proxy, no amendment or modification of the Plan may (i) materially increase the benefits accruing to Holders, (ii) except as otherwise expressly provided in Article XV, increase the number of Shares subject to the Plan or the individual Award Agreements specified in Article V, (iii) materially modify the requirements for participation in the Plan, or (iv) amend, modify or suspend Section 7.8 (re-pricing prohibitions) or this Article XVI. In addition, no change in any Award theretofore granted may be made which would materially and adversely impair the rights of a Holder with respect to such Award without the consent of the Holder (unless such change is required in order to cause the benefits under the Plan to qualify as “performance-based” compensation within the meaning of Section 162(m) of the Code as in effect at the time of such Award, or to exempt the Plan or any Award from Section 409A of the Code).
ARTICLE XVII
MISCELLANEOUS
17.1 No Right to Award. Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an Employee, Director or Consultant any right to an Award except as may be evidenced by an Award Agreement duly executed on behalf of the Company, and then solely to the extent and on the terms and conditions expressly set forth therein.
17.2 No Rights Conferred. Nothing contained in the Plan shall (i) confer upon any Employee any right with respect to continuation of employment with the Company or any Affiliate, (ii) interfere in any way with any right of the Company or any Affiliate to terminate the employment of an Employee at any time, (iii) confer upon any Director any right with respect to continuation of such Director’s membership on the Board, (iv) interfere in any way with any right of the Company or an Affiliate to terminate a Director’s membership on the Board at any time, (v) confer upon any Consultant any right with respect to continuation of his or her consulting engagement with the Company or any Affiliate, or (vi) interfere in any way with any right of the Company or an Affiliate to terminate a Consultant’s consulting engagement with the Company or an Affiliate at any time.
17.3 Other Laws; No Fractional Shares; Withholding. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Shares in violation of any laws, rules or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Award. Neither the Company nor its directors or officers shall have any obligation or liability to a Holder with respect to any Award (or Shares issuable thereunder) (i) that shall lapse because of such postponement, or (ii) for any failure to comply with the requirements of any applicable law, rules or regulations, including but not limited to any failure to comply with the requirements of Section 409A of this Code. No fractional Shares shall be delivered, nor shall any cash in lieu of fractional Shares be paid. The Company shall have the right to deduct in cash (whether under this Plan or otherwise) in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations. In the case of any Award satisfied in the form of Shares, no Shares shall be issued unless and until arrangements satisfactory to the Company shall have been made to satisfy any tax withholding obligations applicable with respect to such Award. Subject to such terms and conditions as the Committee may impose, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Holders to elect to tender, Shares (including Shares issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld.
17.4 No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Employee, Director, Consultant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.
17.5 Restrictions on Transfer. No Award under the Plan or any Award Agreement and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged or otherwise hypothecated or disposed of by a Holder except (i) by will or by the laws of descent and distribution, or (ii) where permitted under applicable tax rules, by gift to any Family Member of the Holder, subject to compliance with applicable laws. An Award may be exercisable during the lifetime of the Holder only by such Holder or by the Holder’s guardian or legal representative unless it has been transferred by gift to a Family Member of the Holder, in which case it shall be exercisable solely by such transferee. Notwithstanding any such transfer, the Holder shall continue to be subject to the withholding requirements provided for under Section 17.3 hereof.
17.6 Beneficiary Designations. Each Holder may, from time to time, name a beneficiary or beneficiaries (who may be contingent or successive beneficiaries) for purposes of receiving any amount which is payable in connection with an Award under the Plan upon or subsequent to the Holder’s death. Each such beneficiary designation shall serve to revoke all prior beneficiary designations, be in a form prescribed by the Company and be effective solely when filed by the Holder in writing with the Company during the Holder’s lifetime. In the absence of any such written beneficiary designation, for purposes of the Plan, a Holder’s beneficiary shall be the Holder’s estate.
17.7 Rule 16b-3. It is intended that the Plan and any Award made to a person subject to Section 16 of the Exchange Act shall meet all of the requirements of Rule 16b-3 so that the issuance of such Awards is exempt from Exchange Act Section 16(b) liability. If any provision of the Plan or of any such Award would disqualify the Plan or such Award under, or would otherwise not comply with the requirements of, Rule 16b-3, such provision or Award shall be construed or deemed to have been amended as necessary to conform to the requirements of Rule 16b-3.
17.8 Section 162(m). The following conditions shall apply if it is intended that the requirements of Section 162(m) of the Code, as in effect on the date of any Award, be satisfied such that such Awards which were made to Holders who were “covered employees” (as such term was defined in Section 162(m) of the Code at the time of such Award) shall continue to constitute “performance-based” compensation within the meaning of Section 162(m) as then in effect. Any Performance Goal(s) applicable to Qualified Performance-Based Awards shall be objective, shall be established not later than ninety (90) days after the beginning of any applicable Performance Period (or at such other date as may be required or permitted for “performance-based” compensation under Section 162(m) of the Code in effect at the time of the Award) and shall otherwise meet the requirements of Section 162(m) of the Code as in effect at the time of the Award, including the requirement that the outcome of the Performance Goal or Goals be substantially uncertain (as defined in the regulations under Section 162(m) of the Code in effect at the time of the Award) at the time established. The Performance Criteria to be utilized under the Plan to establish Performance Goals shall consist of objective tests based on one or more of the following: earnings or earnings per share, cash flow or cash flow per share, operating cash flow or operating cash flow per share revenue growth, product revenue growth, financial return ratios (such as return on equity, return on investment and/or return on assets), share price performance, stockholder return, equity and/or value, operating income, operating margins, earnings before interest, taxes, depreciation and amortization, earnings, pre‑ or post‑tax income, economic value added (or an equivalent metric), profit returns and margins, credit quality, sales growth, market share, working capital levels, comparisons with various share market indices, year-end cash, debt reduction, assets under management, operating efficiencies, strategic partnerships or transactions (including co-development, co-marketing, profit sharing, joint venture or other similar arrangements), and/or financing and other capital raising transaction. Performance criteria may be established on a Company-wide basis or with respect to one or more Company business units or divisions or subsidiaries; and either in absolute terms, relative to the performance of one or more similarly situated companies, or relative to the performance of an index covering a peer group of companies. When establishing Performance Goals for the applicable Performance Period, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes, and as identified in the Company’s financial statements, notes to the Company’s financial statements or management’s discussion and analysis of financial condition and results of operations contained in the Company’s most recent annual report filed with the U.S. Securities and Exchange Commission pursuant to the Exchange Act. Holders who are “covered employees” (as defined in Section 162(m) of the Code in effect on the Effective Date) shall be eligible to receive payment under a Qualified Performance-Based Award which is subject to achievement of a Performance Goal or Goals only if the applicable Performance Goal or Goals are achieved within the applicable Performance Period, as determined by the Committee. If any provision of the Plan would disqualify the Plan or would not otherwise permit the Plan to comply with Section 162(m) of the Code with respect to any Award that previously complied with Section 162(m) as in effect at the time of such Award, then such provision shall, to the extent practicable, be construed or deemed amended to conform to the requirements or provisions of Section 162(m) of the Code as then in effect. The Committee may postpone the exercising of Awards, the issuance or delivery of Shares under any Award or any action permitted under the Plan to prevent the Company or any subsidiary from being denied a federal income tax deduction, provided that such deferral satisfies the requirements of Section 409A of the Code. For purposes of the requirements of Treasury Regulation Section 1.162-27(e)(4)(i) as in effect on the Effective Date, the maximum aggregate amount that may be paid in cash during any calendar year to any one person (measured from the date of any payment) with respect to one or more Awards payable in cash shall be Three Million Dollars ($3,000,000). Such amount would act as a limit on cash payments made under Performance Unit Awards or Performance Stock Unit Awards, but would not apply to other types of awards, such as Restricted Stock Awards or Options.
17.9 Section 409A. Notwithstanding any other provision of the Plan, the Committee shall have no authority to issue an Award under the Plan with terms and/or conditions which would cause such Award to constitute non-qualified “deferred compensation” under Section 409A of the Code unless such Award shall be structured to be exempt from or comply with all requirements of Code Section 409A. The Plan and all Award Agreements are intended to comply with the requirements of Section 409A of the Code (or to be exempt therefrom) and shall be so interpreted and construed and no amount shall be paid or distributed from the Plan unless and until such payment complies with all requirements of Code Section 409A. It is the intent of the Company that the provisions of this Agreement and all other plans and programs sponsored by the Company be interpreted to comply in all respects with Code Section 409A, however, the Company shall have no liability to the Holder, or any successor or beneficiary thereof, in the event taxes, penalties, excise taxes and/or interest may ultimately be determined to be applicable to any payment or benefit received by the Holder or any successor or beneficiary thereof.
17.10 Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred thereby in connection with or resulting from any claim, action, suit, or proceeding to which such person may be made a party or may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid thereby in settlement thereof, with the Company’s approval, or paid thereby in satisfaction of any judgment in any such action, suit, or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or By-laws, by contract, as a matter of law, or otherwise.
17.11 Other Benefit Plans. No Award, payment or amount received hereunder shall be taken into account in computing an Employee’s salary or compensation for the purposes of determining any benefits under any pension, retirement, life insurance or other benefit plan of the Company or any Affiliate, unless such other plan specifically provides for the inclusion of such Award, payment or amount received. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan.
17.12 Limits of Liability. Any liability of the Company with respect to an Award shall be based solely upon the contractual obligations created under the Plan and the Award Agreement. None of the Company, any member of the Board nor any member of the Committee shall have any liability to any party for any action taken or not taken, in good faith, in connection with or under the Plan.
17.13 Governing Law. Except as otherwise provided herein, the Plan shall be construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.
17.14 Severability of Provisions. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of the Plan, and the Plan shall be construed and enforced as if such invalid or unenforceable provision had not been included in the Plan.
17.15 No Funding. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to ensure the payment of any Award. Prior to receipt of Shares or a cash distribution pursuant to the terms of an Award, such Award shall represent an unfunded unsecured contractual obligation of the Company and the Holder shall have no greater claim to the Shares underlying such Award or any other assets of the Company or Affiliate than any other unsecured general creditor.
17.16 Headings. Headings used throughout the Plan are for convenience only and shall not be given legal significance.
17.17 Minimum Vesting. Notwithstanding anything to the contrary, with respect to at least 95% of the Shares underlying all Awards granted under the Plan after August 31, 2021, such Awards shall have a minimum vesting period for every portion of the Award of at least one year after the Award’s date of grant. This minimum vesting requirement for such covered Awards may not be superseded by an individual Award agreement or other agreement.
17.18 Dividends/Dividend Equivalents. For all Awards, no payment of dividends (or dividend equivalents) shall be made with respect to any unvested Awards. Dividends (and dividend equivalents) shall only be paid to a Participant to the extent that the underlying Award to which the dividends/dividend equivalents are attached becomes vested. For avoidance of doubt, accrual of dividends (and dividend equivalents) while the underlying Award is unvested and which are payable upon vesting is permitted to the extent provided under this Plan or Award Agreement.
17.19 Acceleration of Vesting Permitted Only in Limited Circumstances. The Committee and any Award Agreement may provide for accelerated vesting of an Award only (i) in the event of a Participant’s death or (ii) in the event of a Participant’s Total and Permanent Disability, or (iii) if a Change of Control occurs and there is no assumption, substitution or continuation of Awards, then the Committee in its discretion may provide that some or all Awards shall vest and become exercisable as of immediately before such Change of Control. Additionally, the Committee may also in its discretion include in an Award Agreement that accelerated vesting of an Award will be provided if the Participant’s Termination of Service is effected without Cause by the Company (or its acquirer) within a specified period of time before, on or after a Change of Control. For avoidance of doubt, (a) “substitution” includes, without limitation, an Award being replaced by a cash award that provides an equivalent intrinsic value (wherein intrinsic value equals the difference between the market value of a share and any exercise price) and (b) this Section 17.19 shall not modify any accelerated vesting provisions approved by the Committee or the Board on or before August 31, 2021, relating to any Award outstanding as of August 31, 2021.

axos™ FINANCIAL

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by October 20, 2021 at 9:00 A.M., PDT.

Online
Go to **www.envisionreports.com/AX** or scan the QR code – login details are located in the shaded bar below.

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Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals – The Board recommends a vote FOR all nominees, and FOR Proposals 2, 3 and 4.

1. Election of Directors:

Nominee	For	Withhold
01 - Gregory Garrabrants	☐	☐
02 - Paul J. Grinberg	☐	☐
03 - Uzair Dada	☐	☐

B Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

03I15B

2021 Annual Meeting Admission Ticket

Annual Meeting of Stockholders
Axos Financial, Inc.

Thursday, October 21, 2021, 2:00 p.m. PDT
Corporate Headquarters
9205 West Russell Road, Suite 400
Las Vegas, Nevada 89148

Upon arrival, please present this admission ticket and photo identification at the registration desk.

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Axos Financial, Inc.

Notice of 2021 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting - October 21, 2021

The undersigned hereby appoints Andrew J. Micheletti and James J. Court or any one of them with full power of substitution, Proxies to vote at the Annual Meeting of Stockholders of Axos Financial, Inc. (the "Company") to be held October 21, 2021 at 2:00 PM, PDT, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as may come before the meeting.

This proxy, when properly executed, will be voted in the manner you direct. **WHEN NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS.** This proxy may be revoked by the undersigned at any time, prior to the time it is voted, by any of the means described in the proxy statement for the Annual Meeting of Stockholders.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐